UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

---------------------------------------------------x
In re                                              :
                                                   :
DISCOVERY ZONE, INC., et al.,*                     :    Chapter 11
                                                   :    Case No. 96-411 (HSB)
                                                   :
                                    Debtors.       :    (Jointly Administered)
---------------------------------------------------x

                         SECOND AMENDED JOINT DISCLOSURE
                      STATEMENT PURSUANT TO U.S.C. ss. 1125

--------
* Discovery Zone, Inc., Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble for Fun Limited Partnership.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

I.  INTRODUCTION AND OVERVIEW OF THE PLAN....................................  1
         A.  Plan Summary and Purpose of this Disclosure Statement...........  1
         B.  Brief Explanation of Chapter 11................................. 11

II.  VOTING PROCEDURES AND REQUIREMENTS...................................... 12
         A.  Ballots and Voting Deadline..................................... 12
         B.  Parties Entitled to Vote........................................ 15
         C.  Votes Required for Class Acceptance of the Plan................. 18
         D.  Cramdown of the Plan............................................ 19
         E.  Confirmation Hearing............................................ 19
         F.  Special Note for Holders of LYONS............................... 20

III.  BACKGROUND AND GENERAL INFORMATION..................................... 22
         A.  The Debtors' Business........................................... 22
         B.  Factors Leading to Chapter 11 Filing............................ 23
         C.  The Chapter 11 Case............................................. 24
             1.   Filing..................................................... 24
             2.   Operations; Administration of Case......................... 24
             3.   FunCenter Operations....................................... 24
             4.   Debtor in Possession Financing............................. 25
             5.   Store Closings, Lease Rejections and Related Transactions.. 27
             6.   Sales of Real Property..................................... 29
             7.   Corporate Downsizing and Related Transactions.............. 30
             8.   Employee Interim Stay Bonus Program........................ 30
             9.   Personal Injury Claims Insurance........................... 31
             10.  Insurance for the Benefit of Employees, Officers and
                  Directors.................................................. 35
             11.  McDonald's Corporation Settlement.......................... 36
             12.  Proposed Viacom Settlement................................. 37
             13.  Marketing the Debtors To Maximize Enterprise Value......... 38
             14.  Executive Transition....................................... 38
             15.  Matters Relating to Discovery Zone Securities.............. 39
             16.  Material Litigation........................................ 39
             17.  Avoidance Actions.......................................... 40
         D.  Additional Matters Concerning the Case.......................... 40
             1.   Appointment of the Creditors' Committee.................... 40
             2.   Retention of Professionals................................. 40
             3.   Claims Process and Bar Dates............................... 42
             4.   Extension of Exclusivity and Solicitation Periods.......... 42
             5.   Bankruptcy Court First Day Orders.......................... 43

                                                                            Page
                                                                            ----

IV.   BUSINESS PLAN, PROJECTIONS AND REORGANIZATION VALUES................... 43
         A.  Business Plan................................................... 43
         B.  Projections..................................................... 44
         C.  Reorganization Values........................................... 44

V.   DESCRIPTION OF PLAN OF REORGANIZATION................................... 47
         A.  Requirements for a Plan of Reorganization....................... 47
         B.  Distributable Property.......................................... 48
             1.   General Description of Reorganized DZ Units................ 48
             2.   General Description of Cash Distributions
                  to Classes 7, 8 and 10..................................... 49
         C.  Classification and Treatment of Claims and Interests............ 50
             1.   Class 1 - Administrative Expense Claims.................... 50
             2.   Class 1A - Small Claims.................................... 51
             3.   Class 2 - Tax Claims....................................... 52
             4.   Class 3 - Priority Claims.................................. 52
             5.   Class 4A - McDonald's Secured Claim........................ 53
             6.   Class 4B - McDonald's Secured Rent Deferral Claims......... 54
             7.   Class 5 - Miscellaneous Secured Claims..................... 55
             8.   Class 6 - Credit Agreement Claims.......................... 57
             9.   Class 7 - General Unsecured Claims......................... 58
             10.  Class 8 - Certain Unsecured Personal Injury Claims......... 59
             11.  Class 9 - LYONS Claims..................................... 61
             12.  Class 10 - Other Unsecured Claims.......................... 62
             13.  Class 11 - Insured Claims.................................. 63
             14.  Class 12 - Subordinated Unsecured Claims................... 64
             15.  Class 13 - Intercompany Claims............................. 64
             16.  Class 14 - Common Stock and Partnership Interests.......... 64
             17.  Distribution of Reorganized DZ Units....................... 65
             18.  Calculations for Certain Distributions to Classes 7 and 9.. 69
             19.  Distribution of the Class 8 Insurance Fund to Class 8...... 73
             20.  Distribution of Fractional Reorganized DZ Units............ 74
         D.  Exit Financing.................................................. 75
         E.  Conditions to Confirmation and the Effective Date............... 76
             1.   Condition to Confirmation.................................. 76
             2.   Conditions to the Effective Date........................... 76
         F.  Legal Effect of Plan Confirmation............................... 77
             1.   Discharge.................................................. 77
             2.   Revesting, Operation of Business........................... 77
             3.   Exculpation................................................ 78
             4.   Creditors' Committee....................................... 78
             5.   Injunction................................................. 78
         G.  Certain Other Provisions of the Plan............................ 80
             1.   Executory Contracts and Unexpired Leases................... 80

                                                                            Page
                                                                            ----

             2.   Substantive Consolidation.................................. 80
             3.   Merger of Reorganized Debtors.............................. 83
             4.   Securities Law Matters..................................... 83
             5.   Stock Incentive Plan....................................... 85
             6.   Public Listing of New Common Stock......................... 95
             7.   Employee Retention Plan.................................... 96
             8.   Subordination.............................................. 98
             9.   Disputed Claims ........................................... 99
             10.  Method of Resolution for Personal Injury Disputed Claims...100
             11.  Unclaimed Distributions....................................103
             12.  Corporate Governance of Reorganized Discovery Zone ........103
             13.  Modification of the Plan;
                  Revocation or Withdrawal of the Plan.......................104
             14.  Retention of Jurisdiction..................................104
             15.  Plan Settlement Agreement..................................106
             16.  Rules of Construction......................................106

VI.   LIQUIDATION ANALYSIS...................................................107

VII.  CERTAIN RISK FACTORS TO BE CONSIDERED..................................108

VIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................109
         A.  Income Tax Consequences to Creditors............................110
             1.   Creditors Whose Original Obligations Do Not Constitute
                    "Securities" and Creditors Who on the Effective Date
                    Receive Solely Cash or Cash and Other Consideration
                    That Does Not Include "Securities".......................111
             2.   Creditors Whose Original Obligations Constitute
                    "Securities" and Who Receive Securities or
                    Consideration that In Part Includes "Securities".........112
             3.   Distributions in Discharge of Accrued Interest.............112
             4.   New Obligations............................................113
         B.  Federal Income Tax Consequences to Stockholders.................115
         C.  Federal Income Tax Consequences to The Debtors/Reorganized
               Discovery Zone................................................115
             1.   Discharge of Indebtedness..................................115
             2.   Net Operating Loss Carryforwards and Other Tax Attributes..115

IX.   ACCEPTANCE AND CONFIRMATION OF THE PLAN................................117
         A.  Confirmation Hearing............................................117
         B.  Requirements for Confirmation...................................119
         C.  Cramdown........................................................121
         D.  Plan Meets Requirements for Confirmation........................122
             1.  Best Interests of Creditors--Liquidation Alternative........122
             2.  Feasibility of the Plan ....................................123

                                                                            Page
                                                                            ----

        E.  Alternatives to Confirmation of the Plan.........................124

EXHIBITS

Exhibit 1     Third Amended Joint Plan of Reorganization
Exhibit 2     Reorganized Discovery Zone Board of Directors
Exhibit 3     Reorganized Discovery Zone Management Team
Exhibit 4     Financial Projections
Exhibit 5     Description of Operation of Distribution Protocol
Exhibit 6     Liquidation Analysis

            This Second Amended Joint Disclosure Statement (this "Disclosure Statement") has been prepared pursuant to section 1125 of Title 11 of the United States Code on behalf of Discovery Zone, Inc. ("Discovery Zone") and nineteen of its affiliates (collectively, the "Debtors") and describes the terms and provisions of the Third Amended Joint Plan of Reorganization, dated March 11, 1997 (the "Plan"), in these cases (collectively, the "Chapter 11 Case") pending before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), under Chapter 11 of the Bankruptcy Code, as amended (the "Bankruptcy Code"). A copy of the Plan is attached hereto as Exhibit 1. Capitalized terms used but not defined in this cover letter or this Disclosure Statement shall have the meanings assigned to such terms in the Plan.

            This Disclosure Statement has been prepared by the Debtors based upon information contained in their books and records or, as noted, provided by third parties. Birch Holdings LLC, a New York limited liability company ("Birch" and, together with the Debtors, the "Plan Proponents") as the non-Debtor proponent of the Plan, makes no representation that this Disclosure Statement contains complete and accurate information. The information contained herein has been prepared by the Debtors in good faith, based upon information available to them. The information herein concerning the Plan has not been subject to a verified audit. All financial information was compiled from the records of the Debtors. The Debtors believe that this Disclosure Statement complies with the requirements of the Bankruptcy Code.

            The statements contained in this Disclosure Statement are made as of the date hereof, unless another time is specified herein, and delivery of this Disclosure Statement shall not imply that there has been no change in the facts set forth herein since the date of this Disclosure Statement and the date the materials relied on in preparation of this Disclosure Statement were compiled.

            This Disclosure Statement may not be relied on for any purpose other than to determine how to vote on the Plan. Nothing contained herein shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving the Debtors or any other party, or be deemed conclusive advice on the tax or other legal effects of the reorganization on holders of Claims or Interests.

            THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

            The description of the Plan contained in this Disclosure Statement is intended as a summary only and is qualified in its entirety by reference to the Plan itself. If any inconsistency exists between the Plan and this Disclosure Statement, the terms of the Plan are controlling. Each holder of a Claim or Interest is encouraged to read, consider and carefully analyze the terms and provisions of the Plan.

            This Disclosure Statement, as supplemented, has been approved by order of the Bankruptcy Court, dated March 11, 1997, as containing information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of holders of Claims or Interests of relevant classes to make an informed judgment concerning the Plan. The Bankruptcy Court's approval of this Disclosure Statement, however, does not constitute a recommendation by the Bankruptcy Court either for or against the Plan.

            A ballot may accompany this Disclosure Statement for use in voting on the Plan. See "VOTING PROCEDURES AND REQUIREMENTS."

            The Bankruptcy Court has scheduled a hearing on confirmation of the Plan to commence on April 28, 1997 at 9:30 a.m. That hearing will be held at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware before The Honorable Helen Balick. The hearing on confirmation may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement made at the hearing or any adjournment thereof.

                    I. INTRODUCTION AND OVERVIEW OF THE PLAN

      A.    Plan Summary and Purpose of this Disclosure Statement

            On March 25, 1996 (the "Petition Date"), each of the Debtors filed a voluntary petition under chapter 11 of the Bankruptcy Code. See "BACKGROUND--The Chapter 11 Case."

            On March 11, 1997, the proposed Plan, a copy of which is annexed hereto as Exhibit 1, was filed with the Bankruptcy Court. The proponents of the Plan are the Debtors and Birch (collectively, the "Plan Proponents"). Birch, the Debtors' largest unsecured creditor, has no relationship with the Debtors other than through the claims it holds against the Debtors and as described herein.

            This Disclosure Statement describes various transactions contemplated under the Plan, including how Claims and Interests will be satisfied. See "DESCRIPTION OF PLAN OF REORGANIZATION." You are urged to review the Plan and, if appropriate, to consult with counsel about the Plan and its impact upon your legal rights before voting on the Plan.

                             DEBTORS' RECOMMENDATION

            THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THAT THE PLAN SHOULD BE CONFIRMED. THE DEBTORS STRONGLY RECOMMEND THAT ALL CREDITORS WHO ARE ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

            THE PLAN INCORPORATES A PROPOSED SETTLEMENT DEVELOPED BY THE STATUTORY COMMITTEE OF UNSECURED CREDITORS, WHICH PROVIDES A PROTOCOL FOR DISTRIBUTION OF (i) COMMON STOCK OF REORGANIZED DISCOVERY ZONE AND (ii) WARRANTS TO PURCHASE COMMON STOCK OF REORGANIZED DISCOVERY ZONE TO UNSECURED CREDITORS IN CLASSES 7 AND 9 (THE "DISTRIBUTION PROTOCOL").

            THE PLAN PROPONENTS WERE NOT INVOLVED IN THE CREATION AND NEGOTIATION OF THE DISTRIBUTION PROTOCOL AND THEREFORE EXPRESS NO OPINION AS TO ITS MERITS. THE PLAN PROVIDES THAT THE DISTRIBUTION PROTOCOL WILL NOT BE IMPLEMENTED IF CERTAIN EVENTS, DESCRIBED HEREIN, OCCUR. THE PLAN PROPONENTS BELIEVE THAT THE PLAN MAY BE CONFIRMED REGARDLESS OF WHETHER THE DISTRIBUTION PROTOCOL IS IMPLEMENTED.

                      CREDITORS' COMMITTEE'S RECOMMENDATION

            BEFORE AND DURING ITS CHAPTER 11 CASE, DISCOVERY ZONE HAS INCURRED MILLIONS OF DOLLARS OF LOSSES. SEVERAL BUSINESS PLANS HAVE BEEN IMPLEMENTED BY PREVIOUS MANAGEMENT. BUT NONE HAS BEEN SUCCESSFUL.

            DURING THE CHAPTER 11 CASE, THE COMMITTEE RETAINED FINANCIAL EXPERTS IN THE ENTERTAINMENT INDUSTRY TO TRY TO FIND THE RIGHT INVESTORS WITH THE RIGHT BUSINESS PLAN TO MAKE DISCOVERY ZONE SUCCESSFUL. THUS FAR NO FIRM OFFER HAS BEEN MADE. IN THIS CONTEXT, THE CURRENT PLAN OFFERS CREDITORS A SUPERIOR RESULT THAN THE ONLY CURRENT ALTERNATIVE, WHICH IS LIQUIDATION. IF THE CURRENT PLAN BECOMES EFFECTIVE, UNSUBORDINATED CREDITORS MAY RECEIVE UP TO 20 CENTS CASH ON THE DOLLAR OR STOCK AND WARRANTS WHOSE VALUES ARE VERY DIFFICULT TO DETERMINE, BUT WHICH MAY ULTIMATELY TRADE FOR MATERIAL VALUE IF DISCOVERY ZONE'S NEW BUSINESS PLAN PROVES SUCCESSFUL. FOR THESE REASONS, THE COMMITTEE SUPPORTS THE PLAN.

            BASED ON THE FOREGOING AND TO AVOID COSTLY LITIGATION, THE COMMITTEE ENTERED INTO THE CHAPTER 11 PLAN AGREEMENT AMONG DEBTORS, BIRCH HOLDINGS LLC, AND STATUTORY CREDITORS' COMMITTEE (THE "PLAN SETTLEMENT AGREEMENT"), A TRUE AND COMPLETE COPY OF WHICH IS ANNEXED TO THE PLAN AS EXHIBIT H.

            PURSUANT TO THE PLAN SETTLEMENT AGREEMENT, AND SUBJECT TO THE COMMITTEE'S FIDUCIARY DUTIES, THE COMMITTEE WILL NOT OBJECT TO CONFIRMATION OF THE PLAN. THE COMMITTEE HAS, HOWEVER, RESERVED THE RIGHT TO RECOMMEND TO CREDITORS THAT THEY SUPPORT AN ALTERNATIVE CHAPTER 11 PLAN IF ONE MATERIALIZES AND AFFORDS CREDITORS SUPERIOR TREATMENT.

            THIS DISCLOSURE STATEMENT CONTAINS ENTERPRISE AND LIQUIDATION VALUATIONS WHICH WERE PREPARED BY THE DEBTORS. ALTHOUGH THE COMMITTEE'S JOINT FINANCIAL ADVISORS, ROTHSCHILD, INC. AND SBC WARBURG, INC., AND THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS, ERNST & YOUNG LLP, WERE PROVIDED WITH A COPY OF A BUSINESS PLAN PREPARED BY THE PLAN PROPONENTS, NEITHER THE COMMITTEE'S FINANCIAL ADVISORS NOR THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS TOOK PART IN THE PREPARATION OF EITHER THE BUSINESS PLAN OR THE VALUATIONS CONTAINED IN THIS DISCLOSURE STATEMENT BASED ON THAT BUSINESS PLAN. MOREOVER, THE COMMITTEE AND ITS PROFESSIONALS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY OF THE FINANCIAL PROJECTIONS AND BUSINESS

FORECASTS CONTAINED IN THIS DISCLOSURE STATEMENT, OR THE ACCURACY OF ANY OF THE HISTORICAL DISCUSSION/NARRATIVE CONTAINED HEREIN.

            FINALLY, THE COMMITTEE FIRMLY SUPPORTS IMPLEMENTATION OF THE DISTRIBUTION PROTOCOL PROVIDED FOR IN ARTICLE 5 OF THE PLAN AMONG CLASSES 6, 7 AND 9. THE COMMITTEE BELIEVES THAT ABSENT CREDITOR APPROVAL OF THE DISTRIBUTION PROTOCOL, THERE IS A SIGNIFICANT LIKELIHOOD THAT PROTRACTED LITIGATION AMONG THE HOLDERS OF THE ALLOWED CLASSES 6, 7 AND 9 CLAIMS COULD ENSUE WHICH COULD SIGNIFICANTLY DELAY -- AND POTENTIALLY DIMINISH MATERIALLY -- THE DISTRIBUTIONS CONTEMPLATED UNDER THE PLAN.

            The principal provisions of the Plan are summarized below. As defined in the Plan, the terms "Reorganized Discovery Zone" and "Reorganized Debtors" refer to Discovery Zone and the Debtors, respectively, after the Effective Date of the Plan.

            THE FOLLOWING DESCRIPTION OF THE PLAN IS INTENDED AS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ATTACHED AS
EXHIBIT 1 TO THIS DISCLOSURE STATEMENT. THE DEBTORS URGE EACH HOLDER OF A CLAIM TO CAREFULLY REVIEW THE ENTIRE PLAN, TOGETHER WITH THIS DISCLOSURE STATEMENT, BEFORE VOTING ON THE PLAN.

            The Plan provides that holders of Allowed Claims in certain Classes will be entitled to distributions of Cash, Reorganized DZ Units (New Common Stock and Ten Year Reorganized DZ Warrants) and Rent Deferral Secured Notes, as described below and as set forth below in the table of "Classification and Estimation of Claims and Interests." Pursuant to the Plan, the assets and liabilities of all of the Debtors will be substantively consolidated and, simultaneously with the occurrence of the Effective Date, Reorganized Discovery Zone, the U.S. Holding Company and the Merger Subsidiaries will take all such actions as may be necessary or appropriate to effect the merger of each of the Merger Subsidiaries with and into the U.S. Holding Company.

            The Effective Date of the Plan shall be the first Business Day that is at least 11 days after the Confirmation Date and not more than 14 days after the first day on which (i) each of the conditions in Section 9.2 of the Plan have either been satisfied or duly waived, (ii) no stay of the Confirmation Order is in effect, (iii) the Merger Transactions have been consummated, and
(iv) Reorganized Discovery Zone's amended and restated Certificate of Incorporation has been filed with the Secretary of State of Delaware.

            In the event that any of Class 1A, 2, 3, 4A, 4B, 5, 6, 7, 8, 9 or 10 does not accept the Plan, the Plan Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or to modify the Plan in accordance with Section 11.4 of the Plan. See "DESCRIPTION OF PLAN OF

REORGANIZATION--Certain Other Provisions of the Plan--Modification of the Plan." As to Classes 12, 13 and 14, the Plan Proponents will request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code because the holders of Allowed Class 12 and Allowed Class 13 Claims and Allowed Class 14 Interests will receive no distribution under the Plan in respect of such Allowed Claims and Interests and the holders of such Allowed Claims and Interests are deemed to reject the Plan. See "VOTING PROCEDURES AND REQUIREMENTS--Cramdown of the Plan" and "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Cramdown."

            Set forth below is the form of a summary of the distributions to be made under the Plan. The following will incorporate projected recoveries, based on assumptions contained in Exhibit 4, entitled "Financial Projections." The projected recoveries have been calculated, for Classes of Creditors to receive Reorganized DZ Units, with reference only to the Financial Projections and not with reference to any assumed trading level. There can be no assurance that the New Common Stock would actually trade at prices corresponding to the values set forth in this Disclosure Statement. See Section VII, entitled "Certain Risk Factors to be Considered."

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 1                  $40,000,000         Not impaired.  The holders of Allowed Class 1                       100%
Administrative                               Claims will be paid in full in Cash on the Effective
Expense Claims                               Date or, if any Class 1 Claim becomes Allowed after
                                             the Effective Date, as soon as practicable after such
                                             Claim becomes Allowed, or, if by its terms or by
                                             agreement with the holder of such Allowed Class 1 Claim
                                             any such Allowed Class 1 Claim is payable on a later
                                             date or dates, such Allowed Class 1 Claim will be paid
                                             in full in Cash on such later date or dates.
-----------------------------------------------------------------------------------------------------------------------------------
Class 1A Small           $1,100,000          Impaired. Class 1A has been created. Each holder of an               70%
Claims                                       Allowed Class 1A Claim shall receive a single Cash
                                             payment equal to 70% of its Class 1A Claim on the
                                             Effective Date or, if such Claim becomes Allowed after
                                             the Effective Date, as soon as practicable after such
                                             Claim becomes Allowed. Any holder of a Class 6, 7 or 10
                                             Claim which is less than or equal to $5,000 that would
                                             not otherwise have been classified in Class 1A but for
                                             the election by such holder to reduce its Claim to
                                             $1,000 will not receive any other distribution under
                                             the Plan on account of such Claim.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 2 Tax Claims       $5,000,000          Impaired.  Unless any holder of a Class 2 Claim shall               100%
                                             agree to less favorable treatment, each holder of an                over six
                                             Allowed Class 2 Claim shall be paid in full in Cash                 years from
                                             over a period not exceeding six years from the date of              date of
                                             assessment of such Claim.  Payments will be made in                 assessment
                                             equal annual installments of principal, plus simple                 with interest
                                             interest accruing from the Effective Date at 10% per                accruing
                                             annum on the unpaid portion of each Class 2 Claim                   from the
                                             or as determined by the Bankruptcy Court.  Unless                   Effective
                                             otherwise agreed by the holder of such Claim and the                Date at the
                                             Plan Proponents or Reorganized Discovery Zone, the                  10% per
                                             first payment will be payable one year after the                    annum
                                             Effective Date, or if the Class 2 Claim is not allowed
                                             within one year after the Effective Date, as soon as
                                             practicable after such Claim becomes Allowed.
                                             Interest will be due and payable on the date on which
                                             each annual installment is due.  The Reorganized
                                             Debtors may elect to prepay without penalty all or
                                             any portion of any Class 2 Claim.
-----------------------------------------------------------------------------------------------------------------------------------
Class 3 Priority         $0                  Impaired.  The holders of allowed Class 3 Claims                    100%
Claims                                       will be paid in Cash in full on the Effective Date or,
                                             if any such Claim becomes Allowed after the Effective
                                             Date, as soon as practicable after such Claim becomes
                                             Allowed or, if by its terms or by agreement with the
                                             holder of such Allowed Class 3 Claim any such Allowed
                                             Class 3 Claim is payable on a later date or dates, such
                                             Allowed Class 3 Claim will be paid in Cash in full on
                                             such later date or dates.
-----------------------------------------------------------------------------------------------------------------------------------
Class 4A McDonald's      $4,666,000*         Impaired.  McDonald's shall retain its liens against                100%
Secured Claim                                the L&B Owned Properties to the extent of the                       over six
                                             amount of its Allowed Class 4A Claim and its                        years
                                             Allowed Class 4B Claim.  McDonald's shall receive
                                             deferred Cash payments equal to the value of the
                                             Class 4A Claim in equal payments over six years
                                             beginning on the first anniversary of the Effective
                                             Date and thereafter on the five subsequent
                                             anniversaries of the Effective Date, with simple
                                             interest from the Effective Date on the unpaid balance
                                             at the Prime Rate or as determined by the Bankruptcy
                                             Court.

-----------------------------------------------------------------------------------------------------------------------------------

------------
* The Debtors and McDonald's Corporation have not reached final agreement with respect to the Allowed amount of the Class 4A Claim.

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 4B McDonald's      $133,000*           Impaired. McDonald's shall retain its liens against                 100%
Secured Rent Deferral                        the L&B Owned Properties to the extent of the                       at the
Claims                                       amount of its Allowed Class 4B Claim and its                        expiration of
                                             Allowed Class 4A Claim. On the Effective Date,                      the
                                             McDonald's will receive a Rent Deferral Secured                     applicable
                                             Note which corresponds to each L&B Sublease in                      lease term
                                             respect of which McDonald's has granted the Debtors a
                                             rent deferral under the McDonald's Stipulation. On the
                                             Effective Date, the principal amount of each Rent
                                             Deferral Secured Note will equal the aggregate amount
                                             of rent deferrals which have accrued up to the
                                             Effective Date pursuant to the McDonald's Stipulation
                                             under the applicable L&B Sublease. After the Effective
                                             Date, the principal amount of each Rent Deferral
                                             Secured Note will increase by an amount equal to the
                                             rent deferral for each month between the Effective Date
                                             and the termination of the applicable L&B Sublease.
-----------------------------------------------------------------------------------------------------------------------------------
Class 5 Miscellaneous    $150,000            Impaired. Each holder of an Allowed Class 5 Claim                   100%
Secured Claims                               shall receive one of four forms of treatment under the              over time or
                                             Plan in respect of its Allowed Claim. The Plan                      on the
                                             Proponents, contemporaneously with the solicitation                 Effective
                                             of acceptances of the Plan, shall select which                      Date,
                                             treatment each holder is to receive. The Plan                       depending on
                                             Proponents' selection shall be made by the Debtors'                 the treatment
                                             filing of notice and serving it on the holder of the                elected by
                                             Allowed Class 5 Claim so indicating their selection                 the Plan
                                             contemporaneously with the solicitation of acceptances              Proponents
                                             of the Plan, or if the Claim is a Disputed Claim at
                                             such time, the Debtors or the Reorganized Debtors, as
                                             the case may be, shall file and serve the notice of
                                             selection within thirty (30) days after the Claim
                                             becomes an Allowed Claim. If no form of treatment is so
                                             selected, the first alternative described shall be
                                             applicable. The alternative treatments for any Allowed
                                             Class 5 Claims are described under "DESCRIPTION OF PLAN
                                             OF REORGANIZATION--Classification and Treatment of
                                             Claims and Interests."
-----------------------------------------------------------------------------------------------------------------------------------

------------
* This estimated Claim amount is based on four months of rent deferrals prior to the Effective Date. Any delay in the Effective Date will increase the amount of McDonald's allowed Class 4B Claim by approximately $33,000 per month.

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 6 Credit           $101,900,000        Impaired. Each holder of an Allowed Class 6 Claim                   43%*
Agreement Claims                             will receive on the Effective Date or, if such Claim
                                             becomes Allowed after the Effective Date, as soon as
                                             such Claim becomes Allowed, its Pro Rata portion of
                                             Reorganized DZ Units distributed to holders of Class 6
                                             Claims under the Plan. All Ten Year DZ Warrants issued
                                             in connection with Reorganized DZ Units to Class 6 will
                                             be distributed to B1 Investments, LLC, unless otherwise
                                             elected by the holder of an Allowed Class 6 Claim on
                                             its ballot accepting or rejecting the Plan.
-----------------------------------------------------------------------------------------------------------------------------------

------------
* It is assumed, with respect to these recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 7 General          $34,750,000         Impaired. Each holder of an Allowed Class 7 Claim                If the holder
Unsecured Claims                             may elect to receive either (i) its Pro Rata portion of          receives a
                                             Reorganized DZ Units distributed to holders of Class             Class 7 Cash
                                             7 Claims under the Plan, subject to Section 5.5(f) of            Distribution,
                                             the Plan, on the Effective Date or, if such Claim                20% on the
                                             becomes Allowed after the Effective Date, as soon as             Effective
                                             such Claim becomes Allowed, or (ii) a Class 7 Cash               Date, to the
                                             Distribution (to the extent, if any, that the Plan               extent the
                                             Proponents determine to make such a distribution                 Claim is so
                                             available).  The terms and conditions with respect to            satisfied
                                             a Class 7 Cash Distribution are described under
                                             "DESCRIPTION OF PLAN OF  REORGANIZATION--                        If the holder
                                             Classification and Treatment of Claims and                       receives
                                             Interests."                                                      Reorganized
                                                                                                              DZ Units
                                             A Holder of a Class 7 Claim less than or equal to                and the
                                             $5,000 may elect to reduce its Claim to $1,000 and               Distribution
                                             have such Claim treated as a Class 1A Claim.                     Protocol is
                                                                                                              implemented,
                                                                                                              15.2% on the
                                                                                                              Effective
                                                                                                              Date*

                                                                                                              If the holder
                                                                                                              receives
                                                                                                              Reorganized
                                                                                                              DZ Units
                                                                                                              and the
                                                                                                              Distribution
                                                                                                              Protocol is
                                                                                                              not
                                                                                                              implemented,
                                                                                                              19.2% on the
                                                                                                              Effective
                                                                                                              Date**
-----------------------------------------------------------------------------------------------------------------------------------

----------
* It is assumed, with respect to these recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

** It is assumed, with respect to these recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions and no Cash Distributions will be made available.

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 8 Certain          $8,850,000          Impaired. Each holder of an Allowed Class 8 Claim                If the holder
Unsecured Personal                           may elect to receive either (i) its Pro Rata portion of          receives a
Injury Claims                                Reorganized DZ Units distributed to holders of Class             Class 8 Cash
                                             8 Claims under this Plan on the Effective Date or, if            Distribution,
                                             such Claim becomes Allowed after the Effective                   20% on the
                                             Date, as soon as such Claim becomes Allowed or                   Effective
                                             (ii) a Class 8 Cash Distribution (to the extent, if any,         Date, to the
                                             that the Plan Proponents determine to make such a                extent the
                                             distribution available).  In addition, each holder of a          Claim is so
                                             Allowed Class 8 Claim shall receive Pro Rata                     satisfied
                                             distributions, if any, from the Class 8 Insurance
                                             Fund.                                                            If the holder
                                                                                                              receives
                                                                                                              Reorganized
                                                                                                              DZ Units,
                                                                                                              19.2% on the
                                                                                                              Effective
                                                                                                              Date*
-----------------------------------------------------------------------------------------------------------------------------------
Class 9 LYONS            $129,700,000        Impaired. Each holder of an Allowed Class 9 Claim                1.5% on the
Claims                                       will receive on the Effective Date or, if such Claim             Effective
                                             becomes Allowed after the Effective Date, as soon as             Date*
                                             practicable after such Claim becomes Allowed, its
                                             Pro Rata portion of Reorganized DZ Units distributed             If the
                                             to holders of Allowed Class 9 Claims under the Plan.             subordination
                                             The subordination provisions under the LYONS shall               provisions
                                             be enforced without exception and the holders of                 under the
                                             Allowed Class 9 Claims shall not receive any                     LYONS are
                                             distribution under the Plan if Class 9 rejects the Plan          enforced,
                                             and certain events, described herein, occur. See                 holders will
                                             "Classification and Treatment Claims and                         not receive
                                             Interests--Class 9 - LYONS Claims."                              any
                                                                                                              distribution
-----------------------------------------------------------------------------------------------------------------------------------

----------
* It is assumed, with respect to these recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 10 Other           $18,400,000         Impaired.  Each holder of an Allowed Class 10 Claim             If the holder
Unsecured Claims                             may elect to receive either (i) its Pro Rata portion of         receives a
                                             Reorganized DZ Units distributed to holders of Class            Class 10
                                             10 Claims under the Plan on the Effective Date or, if           Cash
                                             such Claim becomes Allowed after the Effective                  Distribution,
                                             Date, as soon as such Claim becomes Allowed, or (ii)            20% on the
                                             a Class 10 Cash Distribution (to the extent, if any,            Effective
                                             that the Plan Proponents determine to make such a               Date, to the
                                             distribution available).  The terms and conditions with         extent the
                                             respect to a Class 10 Cash Distribution are described           Claim is so
                                             under "DESCRIPTION OF PLAN OF  REORGANIZATION--                 satisfied
                                             Classification and Treatment of Claims and
                                             Interests."                                                     If the holder
                                                                                                             receives
                                             A holder of a Class 10 Claim which is less than or              Reorganized
                                             equal to $5,000 may elect to reduce its Claim to                DZ Units,
                                             $1,000 and have such Claim treated as a Class 1A                19.2%
                                             Claim.                                                          on the
                                                                                                             Effective
                                                                                                             Date*
-----------------------------------------------------------------------------------------------------------------------------------
Class 11 Insured         $155,334,000        Not impaired.  The holders of Allowed Class 11                  100%
Claims                                       Claims will have recourse only to the proceeds of
                                             insurance coverage carried by the Debtors.
-----------------------------------------------------------------------------------------------------------------------------------
Class 12 Subordinated    $37,800,000         Impaired. The subordination provisions under any                0%
Unsecured Claims                             applicable agreements or bankruptcy or nonbankruptcy
                                             law shall be enforced without exception and the
                                             holders of Allowed Class 12 Claims shall not receive
                                             any distribution under the Plan.
-----------------------------------------------------------------------------------------------------------------------------------
Class 13                 $289,000,000        Impaired.  On the Effective Date, all Intercompany              0%
Intercompany Claims                          Claims shall be expunged, released and discharged,
                                             and the holders of such Claims shall receive no
                                             distribution of any kind under the Plan.
-----------------------------------------------------------------------------------------------------------------------------------

----------
* It is assumed, with respect to these recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

===================================================================================================================================
      Class                Estimated                                  Treatment                               Recovery as
                            Maximum                                                                             a % of
                       Amount of Claims                                                                          Claim
-----------------------------------------------------------------------------------------------------------------------------------
Class 14 Common          Not Applicable      Impaired.  All Existing Common Stock, Existing                   0%
Stock and Partnership                        Common Stock Options and Existing Partnership
Interests                                    Interests shall be cancelled, annulled and extinguished
                                             as of the Effective Date and each holder of an Allowed
                                             Common Stock Interest, Existing Common Stock Option and
                                             Existing Partnership Interest shall not be entitled to
                                             receive or retain any property or interest in property
                                             on account of such Existing Common Stock, Existing
                                             Common Stock Option or Existing Partnership Interest
                                             under the Plan.
===================================================================================================================================

            For a description of the Plan's treatment of executory contracts and unexpired leases, see "DESCRIPTION OF PLAN OF REORGANIZATION--Certain Other Provisions of the Plan--Executory Contracts and Unexpired Leases."

            The Plan contemplates and is predicated upon the substantive consolidation of the estates of the Debtors into a single entity for purposes of confirmation, consummation and implementation of the Plan. As a result of substantive consolidation: (i) all intercompany Claims by and among Debtors will be eliminated; (ii) all assets and all proceeds thereof and all liabilities of the Debtors will be combined or treated as though the Debtors were merged; (iii) any obligation of any of the Debtors and all guarantees thereof executed by any of the Debtors will be deemed to be one obligation of the Debtors; (iv) any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one Claim against the Debtors; (v) all duplicative claims filed against more than one of the Debtors will be automatically expunged so that only one claim survives against the Debtors; (vi) all Common Stock and Partnership Interests of any Debtor in any other Debtor shall be deemed automatically cancelled and retired by operation of law and shall cease to exist; and (vii) the Debtors will be deemed, for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against claims against such Debtor or another Debtor. Substantive consolidation is warranted because (x) generally the Debtors' Creditors did not deal with each Debtor as a single economic unit, but rather, the Debtors were dealt with together as a single "Discovery Zone" entity and (y) the Claims against and the other affairs of the Debtors are so intermingled that the denial of substantive consolidation would result in a costly, time-consuming administrative burden.

      B.    Brief Explanation of Chapter 11

            Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to chapter 11, a debtor in possession attempts to reorganize its business for the benefit of the debtor, its creditors and other parties in interest. The Debtors' chapter 11 cases (referred to herein, collectively, as the "Chapter 11 Case") were commenced with the filing of voluntary petitions for protection under chapter 11 of the Bankruptcy Code on the Petition Date.

            The formulation of a plan of reorganization is the principal purpose of a chapter 11 case. A plan of reorganization sets forth a proposed method of compensating the holders of claims against and interests in the debtor. A claim or interest is impaired under a plan of reorganization if the plan provides that the legal, equitable or contractual rights of the holder of such claim or interest are altered. A holder of an impaired claim or interest is entitled to vote to accept or reject a plan of reorganization. Chapter 11 does not require all holders of claims and interests to vote in favor of a plan of reorganization in order for the bankruptcy court to confirm the plan. See "VOTING PROCEDURES AND REQUIREMENTS--Vote Required for Class Acceptance of the Plan." However, the bankruptcy court must find that the plan of reorganization meets a number of statutory tests before it may confirm, or approve, the plan of reorganization. These tests are designed to protect the interests of holders of claims or interests who do not vote to accept the plan of reorganization, but who will nonetheless be bound by the plan's provisions if it is confirmed by the bankruptcy court.

            Generally, in a chapter 11 case an official committee of unsecured creditors is appointed by the United States Trustee, among other things, to negotiate the plan of reorganization on behalf of the unsecured creditors of the debtor. A committee of the Debtors' unsecured creditors (the "Creditors' Committee") was appointed by the United States Trustee on April 11, 1996. See "BACKGROUND AND GENERAL INFORMATION--Additional Matters Concerning the Case--Appointment of Creditors' Committee."

                     II. VOTING PROCEDURES AND REQUIREMENTS

      A.    Ballots and Voting Deadline

            A ballot to be used for voting to accept or reject the Plan, together with a postage-paid return envelope, is enclosed with all copies of this Disclosure Statement mailed to all Classes entitled to vote. After carefully reviewing this Disclosure Statement and its exhibits, including the Plan, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed ballot and return the ballot in the enclosed envelope to the Debtors, as directed below.

            THE BANKRUPTCY COURT HAS DIRECTED THAT, TO BE COUNTED FOR VOTING PURPOSES, BALLOTS FOR THE ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON APRIL 23, 1997 BY THE DEBTORS AT THE FOLLOWING ADDRESS:

            Discovery Zone, Inc.
            c/o Bankruptcy Services, Inc.
            70 East 55th Street, 6th Floor
            New York, NY  10022

            For purposes of voting on the Plan, the holders of each Claim scheduled by any Debtor will receive ballots and are permitted to vote based upon such scheduled amount, even if any such holder asserts a Claim which differs from the scheduled Claim either with respect to amount or classification. Holders of Disputed Claims who have settled their dispute with the Debtors are entitled to vote the settled amount of their Claim. The Bankruptcy Code provides that votes will be counted only if submitted by a holder of a Claim whose Claim is scheduled by the Debtors as undisputed, noncontingent and liquidated, or who has filed with the Bankruptcy Court a Proof of Claim which is not disputed and has not been disallowed, disqualified or suspended prior to computation of the vote on the Plan. A Claim to which an objection has been filed is not an Allowed Claim unless and until the Bankruptcy Court rules on the objection. Further, the Bankruptcy Code provides that the Bankruptcy Court may, if requested to do so by the holder of such claim, estimate or temporarily allow a Disputed Claim for purposes of voting on the Plan.

            In addition, the Debtors or another party in interest may take action prior to the time for computation of ballots to disqualify certain ballots which are or may be cast by holders of Disputed Claims, but as to which no motion for disallowance has been filed.

            If a person holds Claims in more than one Class entitled to vote on the Plan, such person will receive a ballot for each such Class. IF YOU RECEIVE MORE THAN ONE BALLOT YOU SHOULD ASSUME THAT EACH BALLOT IS FOR A SEPARATE CLASS. THEREFORE, PLEASE COMPLETE AND RETURN EACH BALLOT THAT YOU RECEIVE UNLESS THESE BALLOTS REPRESENT CLAIMS WHICH ARE DUPLICATIVE (i.e., multiple claims filed for the same merchandise or service). IF YOU RETURN DUPLICATE BALLOTS, ONLY ONE BALLOT WILL BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN. IF YOU RETURN DUPLICATIVE BALLOTS WHICH HAVE BEEN VOTED INCONSISTENTLY, THEY WILL BE COUNTED AS ONE VOTE ACCEPTING THE PLAN.

            If you do not receive a ballot for a certain Claim that you believe you hold and that is in a Class entitled to vote on the Plan, you should contact:

            Bankruptcy Services, Inc.
            70 East 55th Street, 6th Floor
            New York, NY  10022
            Telephone:  (212) 376-8494
            Telecopier:  (212) 376-8989

            IF A BALLOT IS DAMAGED OR LOST OR IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE PLAN, CONTACT:

            Bankruptcy Services, Inc.
            70 East 55th Street, 6th Floor
            New York, NY  10022
            Telephone:  (212) 376-8494
            Telecopier:  (212) 376-8989

            All persons entitled to vote on the Plan may cast their vote for or against the Plan by completing, dating and signing the Ballot accompanying this Disclosure Statement and returning it in the enclosed postage-prepaid return envelope, by first class mail, to the Debtors at the following address:

             Discovery Zone, Inc.
             c/o Bankruptcy Services, Inc.
             70 East 55th Street, 6th Floor
             New York, NY  10022

            IN ORDER TO BE COUNTED, ALL BALLOTS MUST BE EXECUTED AND RECEIVED BY THE DEBTORS NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON APRIL 23, 1997. SINCE MAIL DELAYS MAY OCCUR, IT IS IMPORTANT THAT YOUR BALLOT BE MAILED OR DELIVERED WELL IN ADVANCE OF THE SPECIFIED DATE. ANY BALLOTS RECEIVED AFTER 4:00 P.M., PREVAILING EASTERN TIME, ON APRIL 23, 1997 WILL NOT BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

            BALLOTS MAY BE RECEIVED BY THE DEBTORS BY FACSIMILE TRANSMISSION TO BANKRUPTCY SERVICES, INC. AT: (212) 376-8989. BALLOTS SENT BY FACSIMILE TRANSMISSION WILL NOT BE COUNTED UNLESS THE ORIGINAL BALLOT IS RECEIVED BY BANKRUPTCY SERVICES, INC. BY 4:00

P.M., PREVAILING EASTERN TIME, ON APRIL 24, 1997.

            WHEN A BALLOT IS SIGNED AND RETURNED WITHOUT FURTHER INSTRUCTION REGARDING ACCEPTANCE OR REJECTION OF THE PLAN, THE SIGNED BALLOT SHALL BE COUNTED AS A VOTE ACCEPTING THE PLAN.

            WHEN A BALLOT IS RETURNED INDICATING ACCEPTANCE OR REJECTION OF THE PLAN BUT IS UNSIGNED, THE UNSIGNED BALLOT WILL NOT BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

      B.    Parties Entitled to Vote

            Pursuant to section 1126 of the Bankruptcy Code, each Class of impaired Claims or Interests which is not deemed to reject the Plan is entitled to vote on acceptance or rejection of the Plan. Any holder of an Allowed Claim that is in an impaired Class under the Plan, and whose Class is not deemed to reject the Plan, is entitled to vote.

            A class is "impaired" unless that class is to have its legal, equitable and contractual rights left unaltered by the reorganization effected by a plan or if the plan reinstates the claims held by members of such class by
(i) curing any defaults which exist, (ii) reinstating the maturity of such claim, (iii) compensating the holder of such claim for damages which result from the reasonable reliance on any contractual provision or law that allows acceleration of such claim and (iv) otherwise leaving unaltered any legal, equitable or contractual rights of which the claim entitles the holder of such claim. Because of their favorable treatment, classes that are not impaired are conclusively presumed to accept a plan. Accordingly, it is not necessary to solicit votes from the holders of claims in classes that are not impaired.

            Classes of claims or interests that will not receive or retain any property under a plan on account of such claims or interests are deemed, as a matter of law under section 1126(g) of the Bankruptcy Code, to have rejected the Plan and are likewise not entitled to vote on the Plan.

            VOTES TO ACCEPT THE PLAN ARE BEING SOLICITED ONLY FROM IMPAIRED CLASSES.

            CLASSES 12, 13 AND 14 ARE DEEMED TO HAVE REJECTED THE PLAN AND, ACCORDINGLY, HOLDERS OF ALLOWED CLASS 12 SUBORDINATED UNSECURED CLAIMS, ALLOWED CLASS 13 INTERCOMPANY CLAIMS AND ALLOWED CLASS 14 COMMON STOCK AND PARTNERSHIP INTERESTS WILL

NOT RECEIVE A BALLOT TO VOTE TO ACCEPT OR REJECT THE PLAN.

            The following Classes of Claims are impaired under the Plan and are not deemed to reject the Plan and persons holding Claims therein are entitled to vote to accept or reject the Plan:

            Class 1A:  Small Claims
            Class 2:   Tax Claims
            Class 3:   Priority Claims
            Class 4A:  McDonald's Secured Claim
            Class 4B:  McDonald's Secured Rent Deferral Claims
            Class 5:   Miscellaneous Secured Claims
            Class 6:   Credit Agreement Claims
            Class 7:   General Unsecured Claims
            Class 8:   Certain Unsecured Personal Injury Claims
            Class 9:   LYONS Claims
            Class 10:  Other Unsecured Claims

            ALL OTHER CLASSES ARE NOT ENTITLED TO VOTE WITH RESPECT TO ACCEPTANCE OR REJECTION OF THE PLAN.

            If no votes are received with respect to a particular Class of Claims and no objections to confirmation are received from such Class, the Bankruptcy Court may enter an order confirming the Plan.

            As a creditor entitled to vote on the Plan, your vote is most important. See "VOTING PROCEDURES AND REQUIREMENTS--Vote Required for Class Acceptance of the Plan."

                             DEBTORS' RECOMMENDATION

            THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THAT THE PLAN SHOULD BE CONFIRMED. THE DEBTORS STRONGLY RECOMMEND THAT ALL CREDITORS WHO ARE ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

            THE PLAN INCORPORATES A PROPOSED SETTLEMENT DEVELOPED BY THE STATUTORY COMMITTEE OF UNSECURED CREDITORS, WHICH PROVIDES A PROTOCOL FOR DISTRIBUTION OF (i) COMMON STOCK OF REORGANIZED DISCOVERY ZONE AND (ii) WARRANTS TO PURCHASE COMMON STOCK OF REORGANIZED DISCOVERY ZONE TO UNSECURED

CREDITORS IN CLASSES 7 AND 9 (THE "DISTRIBUTION PROTOCOL").

            THE PLAN PROPONENTS WERE NOT INVOLVED IN THE CREATION AND NEGOTIATION OF THE DISTRIBUTION PROTOCOL AND THEREFORE EXPRESS NO OPINION AS TO ITS MERITS. THE PLAN PROVIDES THAT THE DISTRIBUTION PROTOCOL WILL NOT BE IMPLEMENTED IF CERTAIN EVENTS, DESCRIBED HEREIN, OCCUR. THE PLAN PROPONENTS BELIEVE THAT THE PLAN MAY BE CONFIRMED REGARDLESS OF WHETHER THE DISTRIBUTION PROTOCOL IS IMPLEMENTED.

                      CREDITORS' COMMITTEE'S RECOMMENDATION

            BEFORE AND DURING ITS CHAPTER 11 CASE, DISCOVERY ZONE HAS INCURRED MILLIONS OF DOLLARS OF LOSSES. SEVERAL BUSINESS PLANS HAVE BEEN IMPLEMENTED BY PREVIOUS MANAGEMENT. BUT NONE HAS BEEN SUCCESSFUL.

            DURING THE CHAPTER 11 CASE, THE COMMITTEE RETAINED FINANCIAL EXPERTS IN THE ENTERTAINMENT INDUSTRY TO TRY TO FIND THE RIGHT INVESTORS WITH THE RIGHT BUSINESS PLAN TO MAKE DISCOVERY ZONE SUCCESSFUL. THUS FAR NO FIRM OFFER HAS BEEN MADE. IN THIS CONTEXT, THE CURRENT PLAN OFFERS CREDITORS A SUPERIOR RESULT THAN THE ONLY CURRENT ALTERNATIVE, WHICH IS LIQUIDATION. IF THE CURRENT PLAN BECOMES EFFECTIVE, UNSUBORDINATED CREDITORS MAY RECEIVE UP TO 20 CENTS CASH ON THE DOLLAR OR STOCK AND WARRANTS WHOSE VALUES ARE VERY DIFFICULT TO DETERMINE, BUT WHICH MAY ULTIMATELY TRADE FOR MATERIAL VALUE IF DISCOVERY ZONE'S NEW BUSINESS PLAN PROVES SUCCESSFUL. FOR THESE REASONS, THE COMMITTEE SUPPORTS THE PLAN.

            BASED ON THE FOREGOING AND TO AVOID COSTLY LITIGATION, THE COMMITTEE ENTERED INTO THE CHAPTER 11 PLAN AGREEMENT AMONG DEBTORS, BIRCH HOLDINGS LLC, AND STATUTORY CREDITORS' COMMITTEE (THE "PLAN SETTLEMENT AGREEMENT"), A TRUE AND COMPLETE COPY OF WHICH IS ANNEXED TO THE PLAN AS EXHIBIT H.

            PURSUANT TO THE PLAN SETTLEMENT AGREEMENT, AND SUBJECT TO THE COMMITTEE'S FIDUCIARY DUTIES, THE COMMITTEE WILL NOT OBJECT TO CONFIRMATION OF THE PLAN. THE COMMITTEE HAS, HOWEVER, RESERVED THE RIGHT TO RECOMMEND TO CREDITORS

THAT THEY SUPPORT AN ALTERNATIVE CHAPTER 11 PLAN IF ONE MATERIALIZES AND AFFORDS CREDITORS SUPERIOR TREATMENT.

            THIS DISCLOSURE STATEMENT CONTAINS ENTERPRISE AND LIQUIDATION VALUATIONS WHICH WERE PREPARED BY THE DEBTORS. ALTHOUGH THE COMMITTEE'S JOINT FINANCIAL ADVISORS, ROTHSCHILD, INC. AND SBC WARBURG, INC., AND THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS, ERNST & YOUNG LLP, WERE PROVIDED WITH A COPY OF A BUSINESS PLAN PREPARED BY THE PLAN PROPONENTS, NEITHER THE COMMITTEE'S FINANCIAL ADVISORS NOR THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS TOOK PART IN THE PREPARATION OF EITHER THE BUSINESS PLAN OR THE VALUATIONS CONTAINED IN THIS DISCLOSURE STATEMENT BASED ON THAT BUSINESS PLAN. MOREOVER, THE COMMITTEE AND ITS PROFESSIONALS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY OF THE FINANCIAL PROJECTIONS AND BUSINESS FORECASTS CONTAINED IN THIS DISCLOSURE STATEMENT, OR THE ACCURACY OF ANY OF THE HISTORICAL DISCUSSION/NARRATIVE CONTAINED HEREIN.

            FINALLY, THE COMMITTEE FIRMLY SUPPORTS IMPLEMENTATION OF THE DISTRIBUTION PROTOCOL PROVIDED FOR IN ARTICLE 5 OF THE PLAN AMONG CLASSES 6, 7 AND 9. THE COMMITTEE BELIEVES THAT ABSENT CREDITOR APPROVAL OF THE DISTRIBUTION PROTOCOL, THERE IS A SIGNIFICANT LIKELIHOOD THAT PROTRACTED LITIGATION AMONG THE HOLDERS OF THE ALLOWED CLASSES 6, 7 AND 9 CLAIMS COULD ENSUE WHICH COULD SIGNIFICANTLY DELAY -- AND POTENTIALLY DIMINISH MATERIALLY -- THE DISTRIBUTIONS CONTEMPLATED UNDER THE PLAN.

      C.    Votes Required for Class Acceptance of the Plan

            As a condition to confirmation, the Bankruptcy Code requires that each impaired class of claims or interests accept the Plan, subject to the exceptions described in the section entitled "Cramdown of the Plan" below. At least one impaired Class of Claims must accept the Plan in order for the Plan to be confirmed.

            For a class of claims to accept a plan, section 1126 of the Bankruptcy Code requires acceptance by creditors that hold at least two-thirds in dollar amount and a majority in number of allowed claims of such class, in both cases counting only those claims actually voting to accept or reject the plan. The holders of claims who fail to vote are not counted as either accepting or rejecting the plan.

            As indicated above, classes of claims that are not "impaired" under a plan are deemed, as a matter of law, to have accepted the plan and therefore are not required to vote on such plan.

            A class is "impaired" under a plan if the legal, equitable, or contractual rights attaching to the claims or equity interests of that class are modified by the plan. See "VOTING PROCEDURES AND REQUIREMENTS--Parties Entitled to Vote." Acceptances of the Plan in the Chapter 11 Case are being solicited only from those persons who hold Claims in an impaired Class. As noted above, votes will be counted only if submitted by a holder of a Claim whose Claim is scheduled by the Debtors as undisputed, noncontingent and liquidated, or who has filed with the Bankruptcy Court a Proof of Claim which is not disputed and has not been disallowed, disqualified or suspended prior to computation of the vote on the Plan. A Claim to which an objection has been filed is not an Allowed Claim unless and until the Bankruptcy Court rules on the objection. Further, the Bankruptcy Code provides that the Bankruptcy Court may, if requested to do so by the holder of such claim, estimate or temporarily allow a Disputed Claim for purposes of voting on the Plan.

            If the Plan is confirmed, the Plan will be binding with respect to all holders of Claims and Interests of each Class, including Classes and members of such Classes that did not vote or that voted to reject the Plan.

      D.    Cramdown of the Plan

            If the Plan is not accepted by all of the impaired Classes of Claims, the Plan may still be confirmed by the Bankruptcy Court pursuant to section 1129(b) of the Bankruptcy Code (the "cramdown" provisions), if the Plan has been accepted by at least one impaired Class of Claims, without counting the acceptances of any insiders of the Debtors, and the Bankruptcy Court determines, among other things, that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting impaired Class of Claims or Interests. The Plan Proponents will request that the Bankruptcy Court confirm the Plan pursuant to the cramdown provisions because Classes 12, 13 and 14 are deemed to have rejected the Plan. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Cramdown."

      E.    Confirmation Hearing

            The Bankruptcy Court has scheduled a hearing on confirmation of the Plan to commence on April 28, 1997 at 9:30 a.m. The Confirmation Hearing will be held at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801, before the Honorable Helen
S. Balick, Chief United States Bankruptcy Judge. At that hearing, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of the Bankruptcy Code, including whether it is feasible and whether it is in the best interests of the Creditors of the Debtors. At that time, the Debtors will submit a report to the Bankruptcy Court concerning the votes for acceptance or rejection of the Plan by the parties entitled to vote thereon. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN."

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan. Any objections to confirmation of the Plan must be made in writing and filed with the Bankruptcy Court and served in the manner described in Article IX of this Disclosure Statement no later than April 21, 1997 by 4:00 p.m., Prevailing Eastern Time. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Confirmation Hearing." UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

      F.    Special Note for Holders of LYONS

            (a)   Beneficial Owners

                  (i) Any beneficial owner holding LYONS as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Debtors, care of Bankruptcy Services, Inc. at the address set forth above, so that it is received on or before April 23, 1997 at 4:00 p.m., Prevailing Eastern Time, using the enclosed postage-prepaid return envelope.

                  (ii) Any beneficial owner holding LYONS in "street name" through a brokerage firm, bank, trust company or other nominee should vote on the Plan through such nominee by following these instructions:

                        (A)   Complete and sign the Ballot.

                        (B) Return the Ballot to your brokerage firm, bank, trust company or other nominee as promptly as possible and in sufficient time to allow such nominee to process the Ballot and return it to the Debtors, care of Bankruptcy Services, Inc. at the address set forth above, so that it is received by April 23, 1997 at 4:00 p.m., Prevailing Eastern Time. If no self-addressed, stamped envelope was enclosed for this purpose, contact Bankruptcy Services, Inc. at (212) 376-8494 for instructions.

            Any Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such nominee properly completes and delivers to the Debtors a master ballot (the "Master Ballot") that reflects the vote of such beneficial owner.

            If any beneficial owner owns LYONS through more than one broker, bank, or other nominee, such beneficial owner may receive multiple mailings containing the Ballots. Each such beneficial owner should execute a separate Ballot for each block of LYONS that it holds through any particular nominee and return each Ballot to the respective nominee in the return envelope provided therewith.

            Beneficial owners who execute multiple Ballots with respect to LYONS held through more than one nominee must indicate on each Ballot the names of all such other nominees and the additional amounts of the LYONS.

            If a beneficial owner holds a portion of the LYONS through a nominee and another portion as a record holder, such owner should follow the procedures described in (i) above to vote the portion held of record and the procedures described in (ii) above to vote the portion held through a nominee or nominees.

            (b)   Brokerage Firms, Banks And Other Nominees

            An entity (other than a beneficial owner) which is the registered holder of LYONS should vote on behalf of the beneficial owners of such LYONS by
(i) immediately distributing a copy of the appropriate Disclosure Statement and accompanying materials, all appropriate Ballots, and self-addressed return envelopes to all beneficial owners for whom it holds such LYONS, (ii) collecting all such Ballots, and (iii) completing a Master Ballot compiling the votes and other information from the Ballots collected, and transmitting such Master Ballot to the Debtors, care of Bankruptcy Services, Inc. at the address set forth above, so that it is received on or before April 23, 1997 at 4:00 p.m., Prevailing Eastern Time. Such entity may also pre-validate a ballot by completing all information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the beneficial owner for voting. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlines in the preceding sentence to vote on behalf of such party.

            (c)   Record Date

            The record date for determining which holders of LYONS are entitled to vote on the Plan is March 11, 1997. The Indenture Trustee for the LYONS will not vote on behalf of the holders of the LYONS. Holders must submit their own Ballots in accordance with the instructions set forth above.

            Please note that if you hold debt securities evidencing your claim through a broker or other financial intermediary, you may have to return your ballot to such broker or financial intermediary sufficiently in advance of the Voting Deadline so as to permit such broker or financial intermediary sufficiently in advance of the Voting Deadline.

                     III. BACKGROUND AND GENERAL INFORMATION

      A.    The Debtors' Business

            The Debtors are principally engaged in the operation of children's indoor entertainment and fitness facilities, which are commonly referred to as Discovery Zone FunCenters (each, a "FunCenter"). A typical FunCenter includes the following features: (i) a play zone composed of a series of tubes, slides, ball bins, climbing mountains, air and water trampolines and other devices for crawling, jumping, swinging and climbing; (ii) a skill zone of games which emphasize hand-eye coordination, most of which award tickets for successful play that can be redeemed for prizes; (iii) a diner serving a variety of beverages and foods; (iv) several party rooms for birthdays and other group events; and
(v) a merchandise counter offering Discovery Zone(R) apparel, toys and other products.

            The primary target market for FunCenter customers is children between the ages of two and twelve, who are accompanied by their parents or guardians or, in FunCenters located in New York and Texas, who may be supervised by the Debtors' employees, referred to as FunSitters, for a fee. Admission is only charged for children, and adults accompanying a child are admitted free of charge.

            Two of the Debtors, DZ Party, Inc. and Semborg Corp., do not operate FunCenters. DZ Party, Inc. operates two adult-oriented facilities which offer dining, bar service and video games. Semborg Corp. designs and manufactures interactive entertainment hardware and software, such as "Jake," a robot which is under wireless remote control and can interact with people on a real-time basis.

      B.    Factors Leading to Chapter 11 Filing

            Under prior management, the Debtors developed and acquired FunCenters at an aggressive pace between July 1992 and December 1994. Prior to July 1992, Discovery Zone's predecessor operated two facilities. During the period beginning July 1992 and ending December 31, 1994, the Debtors developed or acquired 180 additional facilities, seven of which closed by December 31, 1994. In October 1993, Discovery Zone issued, in part to finance the Debtors' growth strategy, $293,250,000 in aggregate principal amount at maturity of liquid yield option notes due October 14, 2013. Discovery Zone received proceeds of approximately $111 million from such issuance.

            In 1994 alone, the Debtors increased the number of FunCenters by more than seventy percent, primarily as a result of two transactions. In August 1994, Discovery Zone acquired Leaps & Bounds, Inc. ("Leaps & Bounds") from McDonald's Corporation ("McDonald's") in exchange for Discovery Zone common stock. At the time of the acquisition, Leaps & Bounds owned 48 children's indoor recreational facilities and certain related real estate. In September 1994, Discovery Zone acquired certain companies (the "Blockbuster Entities") from an indirect, wholly-owned subsidiary of Blockbuster Entertainment Corporation ("Blockbuster Entertainment") in exchange for Discovery Zone common stock. The Blockbuster Entities owned 60 franchised FunCenters and certain franchised territories in the United States and Canada.

            Although the Debtors' aggressive growth and expansion strategy permitted the Debtors to penetrate domestic markets, it did not produce the expected efficiencies and revenues. In fact, revenue and operating profits of certain FunCenters declined due to various factors, including cannibalization resulting from the close proximity of certain FunCenters to one another. The Debtors also encountered significant difficulties and inefficiencies with respect to both corporate and FunCenter operations. Under prior management, the Debtors' accounting, finance, human resources and marketing departments were not centralized in a single location, but were spread among a central and several regional corporate offices. In addition, the Debtors did not consistently engage in cost containment practices which would have been appropriate for the Debtors, given the size and nature of their business. The Debtors also generally failed to develop and implement uniform, efficient procedures for operating and staffing FunCenters.

            Beginning in May 1995, the Debtors began to replace their management. Discovery Zone hired Donna Moore as President and Chief Operating Officer in July 1995. Ms. Moore was appointed Chief Executive Officer and President of Discovery Zone on March 24, 1996 when the existing Chief Executive Officer resigned, and was also appointed the Chief Executive Officer and President of each of the corporate Debtors other than DZ Party. Ms. Moore was also appointed to serve on the board of directors of Discovery Zone on March 24, 1996. In addition, beginning in May 1995, the Debtors hired new vice presidents in charge of Concept Development, Marketing and Store Operations, respectively.

            The Debtors' new management team recognized that the Debtors were unable to generate sufficient Cash flow from operations to satisfy the Debtors' obligations in full on a timely basis. In August 1995, the Debtors began discussions with their bank group with respect to a restructuring of their $175 million credit facility, which discussions continued throughout January 1996. Despite the new management team achieving significant corporate overhead reductions and substantially improving the quality of FunCenter operations, the Debtors concluded that filing for chapter 11 protection was the most prudent way to protect the interests of their suppliers, creditors, employees and customers and their viability as ongoing businesses.

      C.    The Chapter 11 Case

            1.    Filing

            On March 25, 1996, the Debtors filed petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

            2.    Operations; Administration of Case

            Since the commencement of the Chapter 11 Case, the Debtors have continued to operate their business as debtors in possession, subject to the jurisdiction and supervision of the Bankruptcy Court. No trustee has been appointed in the Chapter 11 Case. By order of the Bankruptcy Court, the Chapter 11 Case is being jointly administered for procedural purposes as In re Discovery Zone, Inc., et al., Case No. 96-411 (HSB). The Plan is predicated on the substantive consolidation of the assets and liabilities of the Debtors.

            3.    FunCenter Operations

            During the course of the Chapter 11 Case, the Debtors have developed and implemented a business plan with the goal of stabilizing the Debtors' business. On an operational level, the Debtors' new management has evaluated personnel at all levels of management and determined where improvements were possible through the hiring of key personnel. A payroll matrix has been implemented to more efficiently correlate staffing with FunCenter staffing needs, enabling the Debtors to reduce their payroll at the FunCenter level while maintaining appropriate staffing of FunCenters. The Debtors have installed a point of sale system in their FunCenters which allows the Debtors to control and track admissions and Cash receipts. The Debtors are in the process of installing an inventory control and standard cost system to monitor margins and shrinkage. A FunCenter Management Incentive Program was implemented for 1997 which rewards managers for improving FunCenter operating results while maintaining quality. Other cost savings being implemented include more cost effective management of the third party central reservation service used for birthday party bookings.

            4.    Debtor in Possession Financing

            During the course of the Chapter 11 Case, the Debtors obtained debtor in possession financing pursuant to two credit agreements. The Debtors required such financing (i) to pay operating expenses during the course of the Chapter 11 Case, including for employee salaries, payroll, taxes, collection of accounts, purchases of inventory, lease obligations and other general operating and working capital purposes in the ordinary course of their businesses; (ii) to permit the Debtors to maintain or obtain unsecured credit from their vendors on commercially reasonable terms; and (iii) to permit the Debtors to place television and radio commercials in order to effectively establish a media presence during the Chapter 11 Case and inform customers about new Discovery Zone marketing concepts.

            Pursuant to a Final Order of the Bankruptcy Court dated May 20, 1996, the Debtors were authorized to enter into the Revolving Credit Agreement dated as of April 30, 1996 (the "Revolving Credit Agreement") among Discovery Zone, as borrower, the other Debtors, as guarantors, and Madeleine LLC ("Madeleine"), as lender. Under the Revolving Credit Agreement, Madeleine agreed to lend Discovery Zone up to the aggregate principal amount of $17,000,000, inclusive of a $7,000,000 subfacility for the issuance of letters of credit. Under the Revolving Credit Agreement, Madeleine was granted (i) superpriority administrative expense claim status over administrative expenses of the Debtors,
(ii) first priority liens on and security interests in all of the Debtors' owned or subsequently acquired unencumbered assets, (iii) liens on and security interests senior to any liens on or security interests in all owned or subsequently acquired encumbered assets, other than collateral securing certain permitted liens, and (iv) junior liens on and security interests in collateral securing such permitted liens. The Revolving Credit Agreement was amended by the First Amendment, dated as of May 28, 1996, which changed certain of the financial covenants contained in the Revolving Credit Agreement.

            As noted above, the Debtors' businesses did not generate revenue which was comparable, on a store-by-store basis, to that generated during 1995. Therefore, in August, the Debtors requested that Madeleine make available additional funds to insure the Debtors sufficient liquidity to timely satisfy their postpetition obligations during the months of September and October, 1996. By motion dated August 16, 1996, the Debtors requested authority from the Bankruptcy Court to enter into a Second Amendment to the Revolving Credit Agreement (the "Proposed Second Amendment"), which provided for, among other things, an increase from $17,000,000 to $20,000,000 in the aggregate principal amount of loans available under the Revolving Credit Agreement and an adjustment to certain financial covenants contained therein.

            Both prior to and following the filing of the motion requesting authority to enter into the Proposed Second Amendment, the Debtors conducted negotiations with other prospective lenders regarding the provision of additional financing. These negotiations resulted in a commitment from Perry Partners L.P. ("Perry Partners") to provide financing on substantially the same terms as the Revolving Credit Agreement, as amended by the Proposed Second Amendment, but up to the aggregate principal amount of $25,000,000. Because of this opportunity to obtain enhanced credit, the Debtors, with the consent of Madeleine, withdrew the motion requesting authority to enter into the Proposed Second Amendment at a hearing held on September 13, 1996.

            By order dated October 25, 1996, the Debtors obtained authority from the Bankruptcy Court to enter into a Replacement Revolving Credit Agreement (the "Replacement Credit Agreement"), among Discovery Zone, as borrower, the other Debtors, as guarantors, and Perry Partners, as Lender. Under the Replacement Credit Agreement, Perry Partners agreed to lend Discovery Zone up to the aggregate principal amount of $25,000,000, inclusive of a $7,000,000 subfacility for the issuance of letters of credit. Perry Partners was granted (i) superpriority administrative expense claim status over administrative expenses of the Debtors, (ii) first priority liens on and security interests in all of the Debtors' owned or subsequently acquired unencumbered assets, (iii) liens on and security interests senior to any liens on or security interests in all owned or subsequently acquired encumbered assets, other than collateral for certain permitted liens, and (iv) junior liens on and security interests in collateral for such permitted liens.

            The Replacement Credit Agreement contains covenants similar to those contained in the Revolving Credit Agreement, as amended by the Proposed Second Amendment. The Debtors have used proceeds made available under the Replacement Credit Agreement to repay in full all outstanding obligations under the Revolving Credit Agreement, as amended by the First Amendment, and the Revolving Credit Agreement, as amended, has been terminated. Approximately $16,250,000 of the $25,000,000 was used to satisfy all obligations under the Revolving Credit Agreement.

            During the fourth quarter of 1996, the Debtors determined that they would require an additional $5,000,000 in postpetition financing to satisfy obligations which would become due and payable during the first quarter of 1997. The Debtors and Perry traded proposals with respect to the terms of a proposed extension of an additional $5 million under the Replacement Credit Agreement, but were unable to reach agreement. In view of the earlier status of the negotiations with Perry and the Debtors' need for additional financing to satisfy obligations which will become due and payable in early January 1997, the Debtors requested that Birch assist the Debtors in obtaining the necessary financing.

            Birch provided the Debtors with a written term sheet on December 6, 1996 and those terms were incorporated in a loan agreement (the "Birch Loan Agreement") for which the Debtors sought Bankruptcy Court approval by Motion dated December 19, 1996 (the "Debtors' DIP Motion"). Notwithstanding the filing of the Debtors' DIP Motion, the Debtors continued to negotiate with Perry regarding the terms of obtaining an additional $5,000,000 of borrowing availability pursuant to the Replacement Credit Agreement. After additional negotiations with Perry, the Debtors, by motion dated December 27, 1996, requested authority from the Bankruptcy Court to enter into a First Amendment to the Replacement Credit Agreement (the "First Replacement Amendment") pursuant to which the aggregate principal amount which could be advanced to the Debtors by Perry would be increased from $25,000,000 to $30,000,000. By interim order dated December 31, 1996, the amount which the Debtors were authorized to borrow from Perry was increased from $25,000,000 to $28,500,000. By final order dated March 4, 1997, this amount was increased to $30,000,000. The First Replacement Amendment, as approved by the Bankruptcy Court, also authorized the Debtors to borrow $5,000,000 from Birch, with Birch's right of repayment in respect of such borrowing by the Debtors being subordinate to the prior repayment of Perry in full under the Replacement Credit Agreement, as amended by the First Replacement Amendment.

            5. Store Closings, Lease Rejections and Related Transactions

            Prior to the Petition Date and continuing during the pendency of the Chapter 11 Case, the Debtors reviewed and analyzed their overall FunCenter operations and, specifically, the potential contributions of their FunCenters located in various markets to the future configuration of the Debtors' overall FunCenter operations. Twenty-seven FunCenters which consistently operated at a significant loss were closed by the Debtors prior to the Petition Date. The Debtors received authority to reject the leases for these stores pursuant to section 365 of the Bankruptcy Code by orders of the Bankruptcy Court dated April 17, 1996 and May 2, 1996.

            As of the Petition Date, the Debtors operated 297 FunCenters. As a result of their analysis of FunCenter operations, the Debtors determined that certain FunCenters, which either consistently lost money or generated minimal positive earnings before interest, taxes, depreciation and amortization, would not be profitable in the future absent rent concessions from the landlords for such FunCenters. The Debtors' special real estate consultants, Retail Consulting Services, Inc. ("Retail Consulting"), conducted lease negotiations with the Debtors' landlords which resulted in 39 leases being amended on terms sufficiently favorable to the Debtors to justify continued operation at that location. As a result of the concessions negotiated by Retail Consulting, the Debtors have decreased their operating costs by approximately $2,000,000 each year. Certain of the leases which have been amended to reduce the Debtors' rent obligations permit either the landlord or the Debtors to terminate the lease on as little as ninety days' notice. In the event the landlord provides a notice of termination, certain of these leases permit the Debtors to remain in the location for the lease term so long as they pay the full rent reserved under the lease, without any reduction provided for under the amendment to the lease.

            In addition to the 39 leases amended through the efforts of Retail Consulting, the Debtors have been granted rent concessions by McDonald's Corporation ("McDonald's"). McDonald's, as lessor under several leases of former Leaps & Bounds locations purchased by the Debtors from McDonald's, has provided rent deferrals on nine properties at an annual rent deferral of approximately $400,000. As a result, current operating costs have decreased by approximately $33,000 each month. McDonald's will receive Rent Deferral Secured Notes on the Effective Date for rent deferrals granted to the Debtors, and will retain its liens against the properties to the extent of the amount of its Rent Deferral Secured Notes and its Allowed Class 4A Claim.

            Sufficient rent concessions, however, could not be obtained from certain landlords. The Debtors decided, therefore, to close and reject the leases for 88 FunCenters during the course of the Chapter 11 Case. Authority to close and reject the leases for these FunCenters was granted by the Bankruptcy Court by orders dated April 17, 1996, May 2, 1996, May 10, 1996, June 27, 1996, October 29, 1996, November 14, 1996, November 21, 1996 and December 17, 1996. In addition, by order dated November 21, 1996, the Debtors were granted authority to reject the primary leases and subleases entered into by the Debtors as sublandlord for five locations where the Debtors previously operated FunCenters.

            On September 2, 1994, Discovery Zone acquired the Blockbuster Entities from Blockbuster Fun & Fitness Holding Corporation, an indirect wholly owned subsidiary of Blockbuster Entertainment. At the time of the acquisition, the Blockbuster Entities owned 60 franchised Discovery Zone facilities and certain franchised territories in the United States and Canada. See "BACKGROUND AND GENERAL INFORMATION--Factors Leading to Chapter 11 Filing." Blockbuster Entertainment, under applicable law, remained an obligor under the leases for these facilities. Pursuant to the merger of Blockbuster Entertainment into Viacom Inc. ("Viacom"), which was effective as of September 29, 1994, Viacom became an obligor under certain of the Debtors' real property leases which were initially entered into by the Blockbuster Entities.

            The Debtors were unable to obtain rent concessions with respect to these FunCenters because, the Debtors and Retail Consulting believe, the landlords were unwilling to grant rent reductions where Viacom remained obligated under the applicable lease. By orders of the Bankruptcy Court dated April 17, 1996, May 10, 1996 and June 27, 1996, the Debtors closed eight FunCenters where Viacom remained obligated under the applicable lease. The Debtors did not immediately seek authority to reject the leases for these FunCenters, however, because they were engaged in negotiations to assume and assign the leases to Viacom or a subsidiary of Viacom. On February 28, 1997, the Debtors requested authority to assume and assign certain leases to Viacom. For a discussion of the treatment of the leases under which Viacom remained obligated as guarantor, see "BACKGROUND AND GENERAL INFORMATION-- Proposed Viacom Settlement."

            The Debtors also anticipate receiving rent concessions totaling approximately $275,000 per year on certain leases guaranteed by Viacom or its affiliates pursuant to the Proposed Viacom Settlement Agreement (as described below).

            As a result of the FunCenter closings authorized by the Bankruptcy Court, as of the date of this Disclosure Statement, the Debtors currently operate 209 FunCenters.

            Following the closing of a FunCenter, the Debtors follow a protocol whereby (i) useful assets, including existing inventory, computerized point of sale systems, office supplies and marketing materials are transferred from the closed FunCenter to operating FunCenters, and (ii) the Debtors enter into liquidation contracts pursuant to which the remaining fixtures, furniture and equipment, including tables, chairs, kitchen equipment, play games and other equipment, are liquidated. The Debtors received authority to enter into liquidation contracts pursuant to an order of the Bankruptcy Court dated September 24, 1996.

            In addition to the lease rejections and store closings discussed above, the Debtors assumed a lease between Discovery Zone Children's Amusement Corp. and Rancon Realty Fund IV for a building located in San Bernadino, California and assigned such lease to Salvesen, Inc. As of the Petition Date, the Debtors had not opened a FunCenter at the location and, due to the projected cost of approximately $900,000 to develop the building as a FunCenter and because the Debtors had ceased their expansion of FunCenters, the Debtors decided that the San Bernadino building was no longer needed for the operation of their businesses. Pursuant to the assignment to Salvesen, Inc., the Debtors were relieved of all obligations under the lease and avoided any damages which the Debtors would potentially have owed had they rejected the lease.

            Finally, the Bankruptcy Court granted the Debtors authority to assume the leases for FunCenters located in the following locations: Topeka, Kansas; Lafayette, Louisiana; Danvers, Massachusetts; Madison, Wisconsin; Louisville, Kentucky; Ridgeland, Mississippi; Stockton, California; Wausau, Wisconsin; Jacksonville, Florida and Tulsa, Oklahoma. In addition, the Debtors have requested but not received authority to assume the leases for the FunCenters located in Merrillville, Indiana and West Springfield, Massachusetts.

            6. Sales of Real Property

            Over the course of the Chapter 11 Case, the Debtors analyzed each of their non-core assets to determine if any of such assets could be sold to generate value for the Debtors' estates. The Debtors determined that a parcel of undeveloped real property, located in Columbia, Maryland, should be sold because it was not necessary for the Debtors' future operations. The property located in Columbia, Maryland was sold, pursuant to an order of the Bankruptcy Court dated May 20, 1996, for $935,000 to M.O.R. Snowden Square 3 Limited Partnership. The proceeds of the sale of the Columbia, Maryland property were used to make payments required to cure defaults under leases assumed by the Debtors where McDonald's Corporation is the sublessor and Leaps & Bounds is the sublessee. See "BACKGROUND AND GENERAL INFORMATION--The Chapter 11 Case--McDonald's Corporation Settlement."

            7.    Corporate Downsizing and Related Transactions

            At one point prior to the Petition Date, the Debtors employed approximately 500 people at their central corporate and four regional offices. To reduce corporate overhead, the Debtors have centralized their accounting, finance, human resources and marketing operations. As a result, the Debtors have reduced the number of corporate employees by approximately 410 employees as of the date of this Disclosure Statement and all of the Debtors' approximately 90 remaining corporate employees now work at the Debtors' corporate headquarters in Fort Lauderdale, Florida. The Debtors' annual regional and corporate overhead has been reduced from $33 million in 1994 and $44 million in 1995 to $18 million in 1996, before capitalized costs. The Debtors anticipate that annual regional and corporate overhead for the first year after emerging from bankruptcy will be approximately $10 million.

            The Debtors rejected the leases for each of their four regional offices by order of the Bankruptcy Court dated April 17, 1996. In addition to the regional corporate offices, prior to the Petition Date, the Debtors operated a warehouse in Harvey, Illinois. The Debtors stored equipment in the warehouse which they would transport to, and install in, new FunCenters. Because the Debtors ceased their expansion of FunCenters, the Harvey, Illinois warehouse was no longer needed. The Debtors closed the warehouse and rejected the lease pursuant to an order of the Bankruptcy Court dated April 17, 1996.

            8.    Employee Interim Stay Bonus Program

            The commencement and continuation of the Chapter 11 Case led, not unexpectedly, to uncertainty among the Debtors' employees regarding the employees' long-term futures with the Debtors. The Debtors found it increasingly difficult to retain management-level and other key employees given the uncertainties which necessarily attend a restructuring undertaken pursuant to a chapter 11 proceeding. During the period beginning on the Petition Date and ending July 8, 1996, two directors and fifteen managers at the corporate level voluntarily resigned to accept positions with other companies.

            The primary, if not overriding, reason why these persons sought other employment was the perceived financial risk of working for a company which is the subject of a bankruptcy proceeding. The departure of experienced employees impairs the Debtors' ability to successfully reorganize and to maximize their going concern value for all parties in interest. It is not only difficult and expensive to replace these employees, but the departure of additional management-level personnel further erodes employee morale and the Debtors' ability to stabilize operations and emerge from the Chapter 11 Case as a viable enterprise. The departure of key management-level employees not only impacts the Debtors' ability to conduct business due to their absence, but their departures can serve as an important factor in other employees' decisions to resign.

            In view of these departures, by motion dated June 30, 1996, the Debtors sought the Bankruptcy Court's approval (i) to implement an employee retention program which provided for annual and emergence from chapter 11 bonus payments, (ii) to assume certain employment contracts and (iii) to continue to perform under the Debtors' severance plan (collectively, the "Employee Retention Program"). The Debtors withdrew their motion to approve the Employee Retention Program on October 24, 1996. The Employee Retention Program has been incorporated into the Plan. See "DESCRIPTION OF PLAN OF REORGANIZATION--Certain Other Provisions of the Plan--Employee Retention Plan."

            By motion dated October 24, 1996, the Debtors sought the authority of the Bankruptcy Court to implement an interim stay bonus program (the "Interim Stay Bonus Program") which was designed to reward management-level employees who remained with the Debtors throughout the Chapter 11 Case. The Interim Stay Bonus Program provides for each eligible employee to receive an interim bonus payment which is equal to one-third of the maximum annual bonus payment which that employee would receive based on that employee's service during 1996, up to a maximum per employee of $5,000. The employees eligible to receive interim stay bonus payments are Vice Presidents and the Controller, Corporate and Regional Directors, and Corporate and Regional Managers. The Debtors were authorized by the Bankruptcy Court to implement the Interim Stay Bonus Program by order dated November 14, 1996. The aggregate amount of Interim Stay Bonuses which were paid was $80,300.

            9.    Personal Injury Claims Insurance

            As with any business providing goods or services to the general public, certain of the Debtors' customers may injure themselves and may assert that the Debtors are liable for any damage suffered as a result of the injury. Furthermore, certain persons may assert that the Debtors are liable in respect of injuries caused by the Debtors' alleged failure to maintain their premises or the areas outside the premises' entrance which are in the Debtors' control. Therefore, although the Debtors' equipment is designed to provide a safe, fun experience for customers, and the Debtors properly maintain their facilities and premises in accordance with the highest industry practices, the Debtors have established a risk management program for the administration, reconciliation and payment of general liability Claims, which include personal injury Claims.

            As described below, the Debtors maintained insurance coverage which required the Debtors to satisfy a certain amount of damages and costs in connection with a personal injury Claim before the Debtors' insurance carriers were responsible for any damages and costs in connection with such Claim. Accordingly, the Plan generally provides that each personal injury Claim may be divided into two or more Classes, depending on whether and to what extent the Debtors or their insurance carriers are required to satisfy a personal injury Claim.

            To the extent that the Debtors are responsible for satisfying an Allowed Claim under the applicable insurance policy, the personal injury claimant will hold an Allowed Claim against the Debtors which is classified in Class 10. The recovery which holders of Class 10 Claims will obtain in respect of their Class 10 Claims is described below in "DESCRIPTION OF PLAN OF REORGANIZATION--Classification of Treatment of Claims and Interests--Class 10 Other Unsecured Claims." Except with respect to Class 8 Claims, to the extent an insurance carrier is responsible for satisfying an Allowed Claim, the personal injury claimant will hold an Allowed Claim against the insurance carrier. All Allowed Claims for which the Debtors are insured are classified in Class 11 and all Allowed Class 11 Claims will be satisfied in full in Cash on the Effective Date or, if such Claims become Allowed after the Effective Date, as soon as such Claims become Allowed.

                  a.    1992-1993 Policy Year

            For the period beginning June 16, 1992 and ending June 16, 1993, the Debtors maintained insurance coverage for personal injury claims through an insurance policy issued by Maryland Casualty Insurance Company ("Maryland Casualty Insurance"), policy number EPA16863772. This insurance policy had a deductible of $5,000 per occurrence and a coverage limit of $1,000,000 per claim. The first $5,000 of all Allowed Claims which arose during this policy period are classified in Class 10 and any portion of such Claims in excess of $5,000 are classified in Class 11. Together with umbrella and excess policies, the Debtors have total insurance limits of $10,000,000 per occurrence for this policy period.

                  b.    1993-1994 Policy Year

            For the period beginning June 16, 1993 and ending June 16, 1994, the Debtors maintained insurance coverage for personal injury claims through an insurance policy issued by Lexington Insurance Company ("Lexington"), a subsidiary of American International Group ("AIG"), policy number ERGL2840173 (the "Lexington 1993-1994 Insurance Policy"). In accordance with the terms of the Lexington 1993-1994 Insurance Policy, the self-insurance retention limit has been reduced to $10,000 per occurrence.

            Claims with respect to this policy year are classified in Class 10 with respect to the first $10,000 of such Claims. Any amounts of such Allowed Claims in excess of $10,000 are classified in Class 11. Together with excess and umbrella policies, insurance limits for this policy period were $25,000,000 per occurrence.

                  c.    Leaps & Bounds Policy Years

            Before the purchase of Leaps and Bounds, Inc. ("Leaps & Bounds") by the Debtors, McDonald's Corporation maintained insurance coverage for personal injury claims through an insurance policy issued by Illinois National Insurance Company, a subsidiary of AIG, policy number GL 590-79-23 RA. The term of this policy was from September 1, 1993 to September 1, 1994 and has a self-insured retention limit ("SIR") of $2,500 per occurrence, such that Leaps & Bounds is responsible for the first $2,500 in damages for each Claim that arises during the policy period. Coverage for the period from September 1, 1992 to September 1, 1993 was substantially the same, except that the policy was written by National Union Fire Insurance Company of Pittsburgh which is also a subsidiary of AIG, policy number GL 590-63-14 RA. Allowed Claims presented against these policies will be classified in Class 10 for the first $2,500 and all amounts in excess of $2,500 will be classified in Class 11. Together with excess and umbrella limits, Leaps & Bounds has insurance policy limits of $9,000,000 per occurrence under these policies.

                  d.    1994-1995 Policy Year

            For the period beginning June 16, 1994 and ending May 31, 1995, the Debtors maintained insurance coverage for personal injury Claims through an insurance policy issued by Lexington Insurance Company ("Lexington"), policy number SLGL2828086 (the "Lexington 1994-1995 Insurance Policy"). The Lexington 1994-1995 Insurance Policy has a SIR of $100,000, such that the Debtors are responsible for the payment of the first $100,000 in damages (defined broadly under the Lexington 1994-1995 Insurance Policy to include loss expenses, loss adjustment expenses and legal expenses) for each Claim which arises during the coverage period for the Lexington 1994-1995 Insurance Policy. The SIR is reduced to $25,000 per Claim once the Debtors have satisfied $3,700,000 in damages for Claims which arise during the coverage period for the Lexington 1994-1995 Insurance Policy.

            For this policy year, the first $25,000 of each Allowed Claim will be placed in Class 10, the next $75,000 in Class 8 and all amounts in excess of $100,000 in Class 11.

            Given the potential reduction in the SIR under the Lexington 1994-1995 Insurance Policy, there is a possibility that Cash would be payable by Lexington in respect of Claims which arise during the coverage period for the Lexington 1994-1995 Insurance Policy to the extent that such Claims exceed $25,000 and are less than or equal to $100,000. These portions of the personal injury Claims are classified under the Plan as Class 8 Claims.

However, absent the treatment of Class 8 Creditors under the Plan, similarly situated Class 8 Creditors would receive different recoveries in respect of their Class 8 Claims solely due to the timing of the allowance of such Claims. For example, a holder of a $50,000 Claim against the Debtors in respect of personal injury which occurred between June 16, 1994 and May 31, 1995 would hold a $25,000 Claim in Class 7 and a $25,000 Claim in Class 8. If such Claims were to be Allowed when the SIR was $100,000, absent the treatment afforded to a Class 8 Creditor under the Plan, such Creditor would not be eligible to receive any Cash from Lexington in respect of its Class 8 Claim. However, if such Claim were to be Allowed when the SIR was $25,000, such Creditor would receive $25,000 in Cash from Lexington in respect of its Class 8 Claim, absent the treatment afforded to a Class 8 Creditor under the Plan.

            In view of the Bankruptcy Code's policy of equitable and fair treatment of similarly situated Creditors, the Plan ensures that all Class 8 Creditors do not accept different recoveries solely due to the date their personal injury Claims become Allowed and the level of the SIR at such time. Under the Plan, to the extent Cash is paid by Lexington in respect of any Class 8 Claims after the SIR is reduced to $25,000, such Cash will be placed into the Class 8 Insurance Fund. The holders of Class 8 Claims shall receive Pro Rata distributions of Cash (after setting off the value of Cash or Reorganized DZ Units previously received by such holders other than from the Class 8 Insurance
Fund) from the Class 8 Insurance Fund. For a more detailed description, see "DESCRIPTION OF PLAN OF REORGANIZATION--Classification and Treatment of Claims and Interests--Class 8 Certain Unsecured Personal Injury Claims" and "--Distribution of the Class 8 Insurance Fund to Class 8."

                  e.    1995-1996 Policy Year

            Under the Management Services Agreement, effective May 24, 1995 (the "MSA"), among Discovery Zone, Inc., Blockbuster Entertainment Group, a division of Viacom Inc. ("Blockbuster"), and Viacom Inc. ("Viacom"), Viacom endorsed the Debtors onto its general liability insurance policy, effective June 1, 1995. This type of policy is known in the insurance industry as a guaranteed cost insurance policy. Under this policy, the premium is paid to The Aetna Life and Casualty Company ("Aetna") and all Claims incurred are settled by Aetna with no further cost to the Debtors. This insurance policy, together with umbrella and excess policies, provided the Debtors with policy limits of $185 million and was in effect until May 31, 1996. All Allowed Claims which are covered by this policy are classified in Class 11 under the Plan.

                  f.    1996-1997 Policy Year

            As a result of discussions between Viacom and the Debtors with respect to services provided under the MSA and the Debtors' analysis of their business operations, the Debtors implemented their own insurance program, effective June 1, 1996. In order to provide better Cash flow, and in accordance with standard industry practice, the Debtors have not obtained third party insurance in respect of their anticipated liability for general liability Claims, but instead maintain a self-insured retention up to certain limits. The Debtors have a primary liability policy providing a limit of $1 million per occurrence, and together with umbrella excess liability policies, have aggregate limits of $100 million per occurrence in general liability insurance which is available after the Debtors have paid or become legally obligated to pay $100,000 per Claim. All personal injury Allowed Claims which arose on or after June 1, 1996 are classified in Class 1 to the extent such Allowed Claims are equal to or less than $100,000 and are classified in Class 11 to the extent such Claims are Allowed in excess of $100,000.

            By order of the Bankruptcy Court dated July 15, 1996, the Debtors were authorized to enter into a postpetition contract with GAB North America Robins, Inc. to provide Claims administration, reconciliation and satisfaction services for general liability Claims which occur during the period beginning June 1, 1996 and ending May 31, 1997.

            Because of the high cost of insurance and the need, cognizant of the goal of stabilizing the Debtors' business, to preserve their available Cash and maintain a consistent Cash flow position, the Debtors decided to finance the annual premiums due under their insurance policies. Pursuant to a motion dated July 12, 1996, the Debtors requested authority from the Bankruptcy Court to obtain secured insurance premium financing from AFCO Credit Corporation ("AFCO"). The Debtors withdrew the motion on July 18, 1996 when AFCO informed the Debtors that AFCO would not provide financing pursuant to the proposed financing agreement. By order dated August 1, 1996, the Debtors were granted authority by the Bankruptcy Court to enter into an insurance premium financing agreement with A.I. Credit Corporation ("A.I. Credit"). The amounts financed by A.I. Credit are not secured by liens on any property of the Debtors, but instead are secured solely by the portion of premiums paid in advance by the Debtors under the financed insurance policies which have not yet been earned by the applicable insurance provider.

            10.   Insurance for the Benefit of Employees, Officers and Directors

            Prior to the Petition Date, the Debtors provided life insurance and accidental death and dismemberment benefits to their full-time employees and satisfied the medical and dental claims of their full-time employees and their dependents pursuant to an insurance contract (the "Insurance Contract") between Discovery Zone and Guardian Life Insurance Company of America ("Guardian"). Due to actions occurring prior to the Petition Date,

Guardian claimed that the Insurance Contract had been terminated prepetition, a charge that the Debtors disputed. After extensive negotiations, the Debtors and Guardian reached agreement as to performance under the Insurance Contract, and the Debtors were authorized, by order of the Bankruptcy Court dated July 16, 1996, to assume the Insurance Contract, as amended by a postpetition letter agreement.

            One component of the stabilization of the Debtors' business is stability in senior management. In order to retain their skilled and experienced directors, officers and certain key employees, the Debtors must provide adequate assurance that these persons will be reimbursed for any loss these persons incur in connection with a Claim which is threatened or made against such persons in connection with the discharge of these persons' duties to the Debtors. The Debtors provide this adequate assurance by maintaining directors' and officers' liability insurance.

            11.   McDonald's Corporation Settlement

            By order dated November 15, 1996, the Debtors were granted authority by the Bankruptcy Court to enter into, and perform under, a stipulation with McDonald's (the "McDonald's Stipulation") which provides for a global resolution of issues relating to, among other things, (i) the assumption and rejection of nonresidential leases of nonresidential real property where McDonald's is the sublessor and Leaps & Bounds is the sublessee (the "L&B Subleases"); (ii) rent deferrals which McDonald's will grant to Leaps & Bounds in respect of certain assumed L&B Subleases; and (iii) the treatment of secured Claims which McDonald's holds against the Debtors arising from the rejection and assumption of the L&B Subleases, as well as the future rent deferrals to be granted in respect of certain of the L&B Subleases. The McDonald's Stipulation is attached as Exhibit G to the Plan and is incorporated therein as if set forth in its entirety such that in the event of any inconsistency between the Plan and the McDonald's Stipulation, the terms and conditions of the McDonald's Stipulation shall control.

            The McDonald's Stipulation provides for Leaps & Bounds to assume the L&B Subleases with respect to 21 FunCenters (the "Assumption Locations") and to reject the L&B Sublease with respect to one FunCenter, which the Debtors also requested the Court's authority to close. The Debtors, upon Leaps & Bounds assuming the L&B Subleases for the Assumption Locations, cured all unpaid rent and other charges under these subleases pursuant to section 365(b) of the Bankruptcy Code, which cure payments total approximately $500,000. Pursuant to the McDonald's Stipulation, the cure payments were made first from the proceeds of the sale of real property located in Columbia, Maryland and second from the Debtors' general funds. See "BACKGROUND AND GENERAL INFORMATION--The Chapter 11 Case--Sales of Real Property."

            McDonald's granted the Debtors rent deferrals (the "Rent Deferrals") under the L&B Subleases totalling approximately $400,000 annually for nine Assumption Locations. Pursuant to the McDonald's Stipulation, McDonald's will have an undisputed Allowed Administrative Claim with respect to Rent Deferrals which accrue prior to the effective date of the Plan which Claim is secured by real property owned by Leaps & Bounds. For a discussion of the treatment of the Secured and Administrative Claims held by McDonald's in respect of the rejection of the L&B Subleases, the Rent Deferrals or otherwise, see "DESCRIPTION OF PLAN OF REORGANIZATION--Classification and Treatment of Claims and Interests--Class 4A--McDonald's Secured Claim" and "Class 4B--McDonald's Secured Rent Deferral Claims."

            12.   Proposed Viacom Settlement

            The Plan Proponents, the Creditors' Committee and Viacom Inc. and its affiliates (collectively, "Viacom") have reached an agreement in principle, subject to Bankruptcy Court approval, with respect to the treatment of (i) all prepetition Claims which Viacom may hold against the Debtors, and (ii) all Claims which the Debtors or the holders of Claims against the Debtors may hold against Viacom. This agreement will be documented in a Settlement Agreement in form and substance satisfactory to the Plan Proponents, the Creditors' Committee and Viacom.

            Viacom's prepetition unsecured Claims against the Debtors arose primarily in connection with (i) services provided to the Debtors by Viacom and advances made by Viacom under the MSA, (ii) the Discovery Zone L.P. Subordinated Promissory Note, dated May 24, 1995, in the original principal amount of $13,214,550 made by Discovery Zone L.P. in favor of Blockbuster Family Fun, Inc., an affiliate of Viacom Inc. (the "Note Claim") and (iii) rights of subrogation and similar rights under or in respect of numerous guaranties made by Viacom of leases and other obligations of the Debtors.

            In settlement of all of Viacom's prepetition general unsecured Claims against the Debtors and all Claims which the Debtors or the holder of Claims against the Debtors may hold against Viacom, the Debtors, Viacom and the Creditors' Committee have agreed, subject to Bankruptcy Court approval, that Viacom shall receive no property under the Plan in respect of its prepetition claims. In exchange for this treatment, the Debtors will (i) satisfy in full, after all Claims having higher priorities are paid in full, a Claim which Iwerks Studios, Inc. ("Iwerks") holds against the Debtors, and which is guarantied by Blockbuster, in the amount of $61,500, or obtain a release of the Claim of like amount held by Iwerks against Viacom under Viacom's guaranty of the obligations of the Debtors to Iwerks, (ii) assume thirty leases of the Debtors, which are guarantied by Viacom, and assign them to Blockbuster as previously proposed by Viacom to the Debtors and the Creditors' Committee and (iii) pay Viacom's postpetition administrative Claims with respect to insurance payments advanced by Viacom on behalf of the Debtors in the amount of $943,906 plus any amounts owing under the MSA for postpetition services, each subject to the exercise of the Debtors' rights of setoff. Viacom will also receive the protections of the limitations on liability provided by, and the injunction issued under, Sections 11.2 and 11.3 of the Plan.

            13.   Marketing the Debtors To Maximize Enterprise Value

            The Debtors and the Creditors' Committee have been engaged in a joint and cooperative effort to market the Debtors so as to maximize the Debtors' enterprise value (the "M&A Process"). The Debtors' investment bankers, Peter J. Solomon Company Limited, and the Creditors' Committee's financial advisors, Rothschild, Inc. and SBC Warburg, Inc., have widely solicited interest in a potential business combination with Reorganized Discovery Zone and separately met with several potential strategic partners, investors and acquirors. Neither the Debtors nor the Creditors' Committee received a written bid or offer which could serve as the basis of an alternative plan of reorganization which would enhance creditors' recoveries. No serious discussions with any strategic partners, investors and acquirors with respect to a sale of the Debtors or an alternative plan of reorganization are currently taking place. Accordingly, the Debtors determined that they were required, in the exercise of their fiduciary duties, to file the Plan, and have concluded that it is in the best interests of Creditors for the Debtors to exit from chapter 11 as quickly as possible pursuant to the Plan.

            14.   Executive Transition

            On December 10, 1996, the Debtors filed a Motion with the Bankruptcy Court requesting authority to appoint Scott Bernstein as Chief Executive Officer and President of Discovery Zone and to continue to honor their contractual obligations to Donna Moore for her continued service as Chairperson of the Board of Directors of Discovery Zone (the "Transition Motion"), pursuant to an Executive Transition Agreement dated December 5, 1996 (the "Transition Agreement"). The Debtors believe that Mr. Bernstein, who has been employed by Birch as a consultant in connection with the Chapter 11 Case, will enable the Debtors and the Reorganized Debtors to more effectively implement the business plan developed by Birch with the assistance of the Debtors. See "BUSINESS PLAN AND PROJECTIONS." The Debtors were authorized to appoint Mr. Bernstein pursuant to a hearing held before the Bankruptcy Court on January 23, 1997. Ms. Moore will continue to serve as Chairperson of the Discovery Zone Board of Directors until the Effective Date, subject to applicable nonbankruptcy law.

            In connection with the executive transition, Ms. Moore, the Debtors, the Creditors' Committee and Birch are engaged in discussions regarding a settlement pursuant to which Ms. Moore, in the event such discussions are successful, will be paid $300,000 on the Effective Date in satisfaction of (i) Claims Ms. Moore may have against the Debtors and (ii) in respect of consulting services which Ms. Moore will provide to the Reorganized Debtors. If settlement is reached, Ms. Moore's $300,000 Administrative Claim shall be treated as a Class 1 Administrative Claim under the Plan, and is defined under the Plan as the "Moore Administrative Claim." Furthermore, in connection with the executive transition, Ms. Moore continued to receive her salary and other benefits under her employment contract through February 28, 1997. Beginning March 1, 1997, Ms. Moore receives standard Director's fees and reimbursement of expenses in respect of her services as Chairperson of the Discovery Zone Board of Directors.

            On February 26, 1997, the Debtors were authorized to appoint Robert Rooney as Senior Vice President, Chief Financial and Administrative Officer and Sharon Rothstein as Senior Vice President, Marketing and Entertainment.

            15.   Matters Relating to Discovery Zone Securities

            Prior to and immediately following the Petition Date, Discovery Zone's securities were listed on the Nasdaq Stock Market ("Nasdaq"). Effective Mary 23, 1996, however, Discovery Zone's securities were delisted from Nasdaq due to the failure of Discovery Zone to meet the net tangible assets and bid price requirements of the NASD By-Laws.

            Discovery Zone is not current in the submission of the periodic reports on its business and finance which it is required to file with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"). The Debtors estimate that Discovery Zone will become current in its required Form 10-Q filings approximately three months after the Effective Date. With respect to the Form 10-K which is required to be filed by March 31, 1997, Discovery Zone expects to file a 12b-25 Notice of Late Filing and will file its Form 10-K approximately three months after the Effective Date. Discovery Zone's failure to file its periodic reports in a timely manner may, among other things, hinder Discovery Zone's ability to raise equity and debt financing in the U.S. public capital markets. The Debtors do not believe, however, that this failure will preclude the Plan Proponents from obtaining the Exit Financing once Discovery Zone becomes current in such filings.

            16.   Material Litigation

            The Debtors are not aware of any current or potential litigation or administrative proceedings which could have a material effect on the distributions to be made pursuant to the Plan. In addition, Section 11.1 of the Plan provides that the Debtors shall be discharged from any debt and liability that arose before confirmation of the Plan.

            17.   Avoidance Actions

            The Debtors have been primarily focused on stabilizing and improving their business operations and have therefore not completed their investigation of any possible avoidance actions pursuant to sections 544, 545, 547, 548, 549 or 553 of the Bankruptcy Code. Pending confirmation of the Plan, the Debtors will continue their review and investigation of any such possible actions and will commence any warranted avoidance actions within the applicable statutory time periods.

      D.    Additional Matters Concerning the Case

            1.    Appointment of the Creditors' Committee

            On April 11, 1996, the United States Trustee for the District of Delaware appointed the Creditors' Committee, consisting of nine creditors. Since that date, four members of the Creditors' Committee have resigned from the Creditors' Committee because they sold the Claims they held against the Debtors and a fifth member has also resigned. No other official committees have been appointed in the Chapter 11 Case.

            2.    Retention of Professionals

                  a.    Debtors' Professionals

            At the commencement of the Chapter 11 Case, the Debtors retained Shearman & Sterling and Young, Conaway, Stargatt & Taylor ("Young, Conaway") as bankruptcy co-counsel, and Coopers & Lybrand, L.L.P. ("Coopers & Lybrand") as accountants and financial advisors. The retention of each of Shearman & Sterling, Young, Conaway and Coopers & Lybrand was authorized by order of the Bankruptcy Court entered on the Petition Date.

            During the pendency of the Chapter 11 Case, it has been necessary for the Debtors to retain the following additional professionals:

            Retail Consulting Services, Inc. Special real estate consultant nunc pro tunc as of March 25, 1996 (by order entered June 7, 1996).

            Berger & Davis P.A. Special real estate counsel nunc pro tunc as of April 22, 1996 (by order entered August 7, 1996).

            Bankruptcy Services, Inc. Claims reconciliation consultant nunc pro tunc as of April 8, 1996 (by order entered July 25, 1996).

            Peter J. Solomon Company Limited. Investment bankers nunc pro tunc as of August 1, 1996 (by order entered September 27, 1996).

            DJM Asset Management, Inc. Lease asset consultant (by order entered November 14, 1996).

            Ernst & Young, LLP. Auditors nunc pro tunc (by order entered March 4, 1997).

            Jefferies & Company, Inc. Exclusive Placement Agent in connection with the Exit Financing (retention subject to Bankruptcy Court approval).

            In addition, several other counsel have been retained to prosecute and defend, to the limited extent necessary during the pendency of the Chapter 11 Case, actions which were pending as of the Petition Date. By order dated May 30, 1996, the Bankruptcy Court authorized the Debtors to retain and compensate these and various other professionals in the ordinary course of business.

                  b.    Creditors' Committee's Professionals

            Section 1103 of the Bankruptcy Code authorizes official committees such as the Creditors' Committee to employ professionals. The following professionals have been retained by order of the Bankruptcy Court to act on behalf of the Creditors' Committee:

            Weil, Gotshal & Manges LLP. Bankruptcy co-counsel to the Creditors' Committee nunc pro tunc as of April 12, 1996 (by order entered May 10, 1996).

            Bayard, Handleman & Murdoch. Bankruptcy co-counsel to the Creditors' Committee nunc pro tunc as of April 12, 1996 (by order entered May 11, 1996).

            Ernst & Young LLP. Accountants for the Creditors' Committee nunc pro tunc as of April 18, 1996 (by order entered May 22, 1996).

            Rothschild, Inc. and SBC Warburg, Inc. Financial advisors for the Creditors' Committee nunc pro tunc as of August 1, 1996 (by order entered September 27, 1996).

            3.    Claims Process and Bar Dates

                  a.    General

            The Debtors filed their Schedules of Assets and Liabilities and Statements of Financial Affairs on May 20, 1996 and amended those schedules on October 1, 1996. As part of the chapter 11 reorganization process, the Debtors have notified all known or potential Creditors of the commencement of the Chapter 11 Case and the date by which proofs of Claim identifying all prepetition Claims against any of the Debtors must be filed with the Bankruptcy Court.

            On August 16, 1996, the Bankruptcy Court established November 29, 1996 (the "Bar Date") as the deadline for filing proofs of Claim against the Debtors. Commencing immediately after the Bar Date, the Debtors, with the assistance of their professionals, undertook an analysis and reconciliation of the Claims filed. The Debtors believe that the aggregate amount of Claims is grossly overstated and that many of the Claims are frivolous and duplicative.

                  b.    Administrative Expense Claims Bar Date

            The Administrative Expense Claims Bar Date will be set by the Bankruptcy Court and will be a date at least thirty days after the Effective Date. All holders of Class 1 Administrative Expense Claims (other than professional fees and expenses) must file their proofs of Claim in the Chapter 11 Case by the Administrative Expense Claims Bar Date.

                  c.    Fee Auditor

            By order of the Bankruptcy Court dated July 31, 1996, Stuart, Maue, Mitchell & James, Ltd. and Stone, Leyton & Gershman, P.C., were collectively appointed as fee auditor in the Chapter 11 Case. Each Person retained or requesting compensation and reimbursement in the Chapter 11 Case pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code will be entitled to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before the Administrative Expense Claims Bar Date. Objections to each such application, other than objections submitted by the fee auditor, must be filed on or before the sixtieth day after the Effective Date.

            4.    Extension of Exclusivity and Solicitation Periods

            Section 1121 of the Bankruptcy Code grants a debtor in possession the exclusive right to file a plan of reorganization for 120 days (the "Exclusive Period") after the filing of a voluntary petition for relief under chapter 11. Unless a trustee is appointed, only the debtor may propose and file a plan during the Exclusive Period. However, section 1121(d) of the Bankruptcy Code permits the bankruptcy court to extend or reduce the Exclusive Period upon a showing of cause. After the Exclusive Period has expired, any creditor, equity security holder or any other party in interest may file a plan, so long as the debtor has not filed a plan within the Exclusive Period. If a debtor does file a plan within the Exclusive Period, the Bankruptcy Code provides the debtor an additional 60 days (the "Solicitation Period") during which it may solicit acceptances of its plan, and during which time no other entity may file a plan of reorganization. The Solicitation Period may also be extended or reduced by the bankruptcy court upon a showing of cause.

            The Debtors in this Chapter 11 Case sought and obtained an extension of the Exclusive Period through and including November 14, 1996 and an extension of the Solicitation Period through and including January 13, 1997. The Debtors filed a Joint Plan of Reorganization on November 14, 1996 and Birch was the co-proponent of that plan. The Debtors, pursuant to an order of the Bankruptcy Court dated November 14, 1996, did not file an accompanying disclosure statement with that Joint Plan of Reorganization. The Bankruptcy Court extended the period within which the Debtors must file a disclosure statement to November 27, 1996.

            5.    Bankruptcy Court First Day Orders

            On the first day of the Chapter 11 Case, the Bankruptcy Court entered a number of orders granting the Debtors various forms of relief. Among the relief obtained was an order granting the Debtors authority to maintain their existing Cash management system, to keep their existing bank accounts in place, and to continue using their existing business forms. In addition, the Debtors obtained authority to invest funds generated by the daily operations of their business pursuant to certain approved investment guidelines. The Debtors also obtained authority to pay certain prepetition employee obligations, including employee wages, severance and vacation pay, and to continue certain prepetition customer-related practices. Finally, the Debtors obtained an order enjoining utility companies providing services to the Debtors from altering, refusing or discontinuing service. The Bankruptcy Court orders obtained on the first day of the Chapter 11 Case enabled the Debtors to continue in their businesses with a minimum of disruption and loss of productivity.

            IV. BUSINESS PLAN, PROJECTIONS AND REORGANIZATION VALUES

      A.    Business Plan

            The Debtors and Birch have developed a business plan for the operation of Reorganized Discovery Zone (the "Business Plan"). The Business Plan provides for improvements in FunCenter operations, adding theme-based entertainment, revamping each

FunCenter's redemption and arcade game area, and improving the quality and pricing of food operations through the introduction of branded foods. In addition, the Business Plan provides for improvements in birthday party operations and developing new weekday toddler and afterschool programs.

      B.    Projections

            Financial Projections which are based on the Business Plan are attached as Exhibit 4 to the Disclosure Statement.

      C.    Reorganization Values

            The Debtors have been advised by Peter J. Solomon Company Limited ("PJSC") with respect to the value of Reorganized Discovery Zone. The Plan provides that the Debtors and the Creditors' Committee will attempt to agree as to the value of Reorganized Discovery Zone. In the event the Debtors and the Creditors' Committee are unable to consensually determine the value of Reorganized Discovery Zone, the Bankruptcy Court shall determine such value.

            The range of reorganization values (which includes the value of Discovery Zone's business and the value of certain other assets) of Reorganized Discovery Zone was assumed for purposes of the Plan by Discovery Zone, based on advice from PJSC, to be approximately $110,000,000 to $130,000,000 as of an assumed Effective Date of May 1, 1997. Such assumed reorganization value represents the range of values prepared by PJSC during February and March 1997 in respect of the business and assets of Reorganized Discovery Zone. Based upon the assumed reorganization value of Reorganized Discovery Zone and an assumed net debt (including the Exit Financing and capital lease obligations less projected Cash balances assuming the creation of Class 1A) of approximately $53,800,000, Discovery Zone has employed an assumed range of distributable equity values for Reorganized Discovery Zone of approximately $47,800,000 to $64,800,000 or approximately $11.94 per share to $16.19 per share of New Common Stock based upon a distribution of approximately 4,000,000 shares of New Common Stock and Ten Year Reorganized DZ Warrants to purchase approximately 10% of the shares of New Common Stock estimated by Reorganized Discovery Zone on the Effective Date to be issued to the holders of Claims under the Plan and assuming dilution from the exercise of any warrants associated with the Exit Financing. See "DESCRIPTION OF PLAN OF REORGANIZATION--EXIT FINANCING."

            These valuations are based on a number of assumptions, including a successful reorganization of the Debtors' business and finances in a timely manner, the achievement of the forecasts reflected in the financial projections, the amount of available financing at the Effective Date, the availability of certain tax attributes, the continuation of current market conditions through the Effective Date and the Plan becoming effective in accordance with its terms. These valuations also assume that the Exit Financing contemplated by the Plan will be successfully completed and will require the issuance of warrants to purchase New Common Stock calculated at the mid-point of the range of expected dilution in connection with such financing. These valuations do not reflect the favorable tax effects, if any, associated with the reorganization of Discovery Zone. Each of these assumptions is set forth in the Financial Projections attached as Exhibit 4 to this Disclosure Statement.

            Estimates of value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold. The estimates of value represent hypothetical reorganization values of Reorganized Discovery Zone as the continuing owner and operator of its business and assets. Such estimates reflect computations of the reorganization value of Reorganized Discovery Zone through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, each of which may be significantly different than the amounts set forth herein. The value of an operating business such as Discovery Zone is subject to uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. AS A RESULT, THE ESTIMATE OF THE RANGE OF REORGANIZATION VALUES SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH THEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER DISCOVERY ZONE, NOR PJSC NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES SUCH AS THE NEW COMMON STOCK IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investments rather than hold them on a long-term basis, and other factors which generally influence the prices of securities. It should be noted that there is presently no trading market for the New Common Stock and there can be no assurance that such a trading market will develop.

            PJSC has undertaken its valuation analysis for purposes of determining the value available to distribute to creditors pursuant to the Plan and analyzing relative recoveries to creditors thereunder. The analysis is based on the projections as well as current market conditions and statistics. The values are as of the assumed Effective Date, May 1, 1997, and were prepared by PJSC during February and March 1997. PJSC used the discounted Cash flow and comparable company multiple methodologies to value Discovery Zone's business. These valuation techniques reflect both the market's current view of Discovery Zone's value as well as a longer-term focus on the intrinsic value of the Cash flow projections in the Business Plan.

            In preparing a range of the estimated reorganization value of Reorganized Discovery Zone, PJSC: (i) reviewed certain historical financial information of Discovery Zone for recent years and interim periods; (ii) reviewed certain internal financial and operating data of Discovery Zone including financial projections provided by the Plan Proponents relating to its business and prospects; (iii) met with certain members of senior management of Discovery Zone to discuss operations and future prospects; (iv) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the operating business of Discovery Zone; (v) considered certain economic and industry information relevant to the operating business, and conducted such other analyses as PJSC deemed appropriate; and (vi) solicited interest in a potential business combination with Reorganized Discovery Zone with potential strategic partners, investors and acquirors. Although PJSC conducted a review and analysis of Discovery Zone's business, operating assets and liabilities and business plans, PJSC assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by the Plan Proponents and by other firms retained by the Plan Proponents, and (ii) publicly available information. In addition, PJSC did not independently verify the Plan Proponents' projections in connection with such valuation, and no independent evaluations or appraisals of the Debtor's assets were sought or were obtained in connection therewith.

            The Plan contemplates the distribution of Ten Year Reorganized DZ Warrants to holders of Allowed Claims in certain Classes. The exercise price of each Ten Year Reorganized DZ Warrant issued under the Plan is based on the estimated reorganization equity value per share and exercise of the Ten Year Reorganized DZ Warrants requires the payment to Reorganized Discovery Zone of Cash in the amount of the exercise price. While warrants may be valued using complex mathematical computations, these computations are based upon highly subjective assumptions, including, among others, the estimated trading prices of the equity securities into which the warrants may be exercised and the projected volatility of price movements of those shares. Moreover, actual trading values for warrants frequently differ materially from those values derived from mathematical computations. Accordingly, no value has been ascribed to the warrants under the Plan due to the significant uncertainty regarding (i) the projected trading value of the New Common Stock, (ii) the projected volatility of the New Common Stock due to the lack of an established market for the New Common Stock, and (iii) the potential dilutive value of the Ten Year Reorganized DZ Warrants.

            THE VALUATIONS REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE

POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

                    V. DESCRIPTION OF PLAN OF REORGANIZATION

      A.    Requirements for a Plan of Reorganization

            The Debtors believe that (i) through the Plan, Creditors will obtain a substantially greater recovery from the estates of the Debtors than the recovery which would be available if the assets of the Debtors were liquidated under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford the Debtors the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for the Debtors' employees.

            After a plan of reorganization has been filed, the holders of claims against a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires the debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. This Disclosure Statement is presented to holders of Claims against the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

            Chapter 11 does not require that each holder of a claim against or interest in the debtor vote in favor of a plan of reorganization in order for the bankruptcy court to confirm the plan. At a minimum, however, if a class of claims is impaired under the plan, the plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting in at least one class of claims impaired under the plan, with such class acceptance determined without including any acceptances of the plan by insiders of the debtor. See "VOTING PROCEDURES AND REQUIREMENTS--Vote Required for Class Acceptance."

            Even if all classes of claims and equity interests accept a plan of reorganization, in order to be confirmed the plan must still satisfy the requirements set forth in section 1129 of the Bankruptcy Code. Among other things, section 1129 requires that a plan of reorganization be in the "best interests" of creditors and shareholders and that the plan of reorganization be "feasible." See "DESCRIPTION OF PLAN OF REORGANIZATION--Plan Meets Requirements for Confirmation."

            A proponent of a plan of reorganization also must meet all applicable requirements of section 1129(a) of the Bankruptcy Code (except section 1129(a)(8) if the proponent proposes to seek confirmation of the plan under the "cramdown" provisions of section 1129(b) of the Bankruptcy Code). Section 1129(a) requires, among other things, that the plan comply with applicable provisions of Title 11 of the United States Code and other applicable law, that the plan be proposed in good faith, and that, if a class of claims is impaired under the plan, at least one impaired class of creditors has voted to accept the plan. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Requirements for Confirmation." A court may confirm a plan of reorganization, even though fewer than all the classes of impaired Claims and interests accept such plan, on request of the proponent of the plan pursuant to the provisions of section 1129(b) of the Bankruptcy Code. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Cramdown."

      B.    Distributable Property

            Under the Plan, on the Effective Date, the Debtors will distribute Cash and, as described below, Reorganized DZ Units to holders of certain Claims which arose prior to the Petition Date against the Debtors. How much holders of Claims will receive under the Plan will depend on how such Claims have been classified under the Plan. See "OVERVIEW OF THE PLAN" for a tabular summary of the distributions to be made under the Plan. Set forth below is a summary of the Classes of Claims and Interests provided for under the Plan and the treatment of Claims and Interests encompassed by such Classes. See "DESCRIPTION OF PLAN OF REORGANIZATION--Classification and Treatment of Claims and Interests." The Debtors have estimated what they anticipate will be the aggregate amount of Allowed Claims in each Class described below.

            1.    General Description of Reorganized DZ Units

            As of the Effective Date, Reorganized Discovery Zone will be authorized to issue 10,000,000 shares of New Common Stock, par value $.01 per share. On or about the Effective Date, Reorganized Discovery Zone will issue approximately 444,400 Reorganized DZ Units. Each Reorganized DZ Unit will consist of nine shares of New Common Stock and one Ten Year Reorganized DZ Warrant.

            All holders of New Common Stock will be entitled to receive dividends from funds legally available for the payment of dividends when and as declared by the Board of Directors of Reorganized Discovery Zone. Reorganized Discovery Zone may enter into loan or other agreements that will contractually restrict the Company's ability to pay dividends. There can be no assurance that dividends will be declared on the New Common Stock in the foreseeable future. It is likely that the post-confirmation financing arrangements of Reorganized Discovery Zone will significantly limit the payment of dividends for the foreseeable future.

            With respect to voting rights, each share of New Common Stock will entitle the holder thereof to one vote, in person or by proxy, for each share of stock owned. The holders of the New Common Stock will have the right to elect the board of directors of Reorganized Discovery Zone, subject to the right of the Creditors' Committee to appoint one director to the Board of Directors of Reorganized Discovery Zone for a term of three years. See "DESCRIPTION OF PLAN OF REORGANIZATION--Certain Other Provisions of the Plan--Corporate Governance of Reorganized Discovery Zone." Although each Reorganized DZ Unit includes a Ten Year Reorganized DZ Warrant which gives the holder the right to purchase a share of New Common Stock, the New Common Stock itself does not carry with it any preemptive or preferential rights to purchase or subscribe to any additional shares of capital stock issued in the future by Reorganized Discovery Zone, whether of a presently existing class of stock or one that may later be authorized by Reorganized Discovery Zone. The Certificate of Incorporation of Reorganized Discovery Zone provides that preemptive rights, and restrictions with respect to the transfers of shares of capital stock, may be contained in the By-laws of Reorganized Discovery Zone or in any agreement among some or all of its stockholders. It is anticipated that Reorganized Discovery Zone will grant preemptive rights and registration rights to certain stockholders and their affiliates following the Effective Date.

            The Ten Year Reorganized DZ Warrants will be issued pursuant to the Warrant Agreement, a form of which is attached as Exhibit E to the Plan. The Warrant Agreement and the accompanying form of Ten Year Reorganized DZ Warrant set forth, among other things, the terms and conditions respecting the exercise of the Ten Year Reorganized DZ Warrants including the exercise price of such warrants (the exercise price shall be calculated by taking the opening book value of Reorganized Discovery Zone on the Effective Date and dividing by the number of shares outstanding issued under this Plan to Creditors on the Effective Date), the expiration date of such warrants (May 1, 2007) and adjustments to the exercise price and number of shares of New Common Stock purchasable upon the exercise of the warrants under certain circumstances.

            2.    General Description of Cash Distributions to Classes 7, 8 and
                  10.

            To the extent the Debtors obtain Exit Financing in excess of the sum of $30,000,000 (or such other amount as the Plan Proponents determine, in their sole discretion, is sufficient to fund working capital, capital expenditures and other operating needs) plus the amount of Cash required to make distributions to Classes 1, 1A and 3, the Debtors will make Cash Distributions of all such excess funds up to twenty percent (20%) of the aggregate Allowed Claims in Classes 7, 8 and 10 held by Creditors that have elected to receive Cash Distributions (such Creditors being "Electing Holders") and make Cash Deposits in respect of Disputed Claims the holders of which are estimated to become Electing Holders of Allowed Claims. If the Debtors cannot make the Complete Cash Distribution and Deposit, the Debtors will make Cash Distributions to all Electing Holders

Pro Rata (both among Classes and within each relevant Class) based upon the amount of Allowed Claims held by such Electing Holders and make Cash Deposits Pro Rata (among Disputed Claims Reserves) based upon the amount of Disputed Claims the holders of which are estimated to become Electing Holders of Allowed Claims. As described more fully in "DESCRIPTION OF PLAN OF REORGANIZATION--Classification and Treatment of Claims and Interests," Electing Holders will receive Reorganized DZ Units to the extent the Cash Distributions do not satisfy their Claims.

      C.    Classification and Treatment of Claims and Interests

            Pursuant to section 1123(a)(1) of the Bankruptcy Code, a plan of reorganization must designate classes of claims and classes of interests. The Plan classifies all Claims and Interests into 16 Classes. The classification of Claims and Interests is made for the purposes of voting on the Plan and making distributions thereunder, and for ease of administration of the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is entitled to vote in a particular Class and to receive distributions in such Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid prior to the Effective Date.

            Under the Plan, a Claim or Interest is an Allowed Claim against or an Allowed Interest in any of the Debtors to the extent that (a) proof of the Claim or Interest was (i) timely filed; or (ii) deemed filed under applicable law or by reason of an order of the Bankruptcy Court; and (b) (i) no Debtor, or any other party in interest entitled to do so, has filed an objection within a time fixed by the Bankruptcy Court; or (ii) the Claim or Interest is allowed by a Final Order; and (c) with respect to an application for compensation or reimbursement of an Administrative Expense Claim, the amount of such Administrative Expense Claim which has been approved by the Bankruptcy Court.

            Set forth below is a description of the Classes of Claims and Interests under the Plan and their respective treatment. THE FOLLOWING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN ATTACHED AS
EXHIBIT 1 HERETO.

            1.    Class 1 - Administrative Expense Claims

            Class 1 will consist of all Claims against the Debtors or portion of a Claim against the Debtors for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code, the Birch Administrative Claim and the Moore Administrative Claim. Administrative expenses include the actual and necessary costs and expenses of the Debtors incurred after the Petition Date. Such expenses may include expenses incurred in the operation of the Debtors' business after the commencement of the Chapter 11 Case and the actual and necessary fees and expenses of professionals retained by the Debtors and the Creditors' Committee during the Chapter 11 Case. Class 1 Claims are not impaired under the Plan.

            The Birch Administrative Claim is the Claim held by Birch for reimbursement of fees and expenses which Birch has incurred in respect of the Substantial Contribution which Birch has made to these cases. The Birch Administrative Claim includes reimbursement for (i) salary and benefits paid or provided to Mr. Bernstein by Birch prior to December 5, 1996; (ii) a $200,000 bonus payment made by Birch to Mr. Bernstein; and (iii) Birch's attorney's fees and expenses.

            The Debtors estimate that there will be a maximum of approximately $40,000,000 in Allowed Administrative Expense Claims paid under the Plan.

            The holders of Allowed Class 1 Claims will be paid in full in Cash on the Effective Date or, if any Class 1 Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed, or, if by its terms or by agreement with the holder of such Allowed Class 1 Claim any such Allowed Class 1 Claim is payable on a later date or dates, such Allowed Class 1 Claim will be paid in full in Cash on such later date or dates.

            The holders of Administrative Expense Claims are deemed to accept the Plan and are not entitled to vote to accept or reject the Plan.

            2.    Class 1A - Small Claims

            Class 1A has been created. Class 1A consists of all Allowed Unsecured Claims, or Claims in an amount greater than $1,000 and less than or equal to $5,000 which the holder elects to reduce to $1,000 and which would otherwise be classified in Class 6, 7 or 10.

            The Debtors estimate that there will be a maximum of approximately $1,100,000 in Allowed Class 1A Claims paid under the Plan.

            Each holder of an Allowed Class 1A Claim shall receive a single Cash payment equal to seventy percent (70%) of its Class 1A Claim on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed. Any holder of a Class 6, 7 or 10 Claim that would not otherwise have been classified in Class 1A but for the election by such holder to reduce its Claim to $1,000 will not receive any other distribution under this Plan on account of such Claim.

            Pursuant to Section 3.2 of the Plan, Class 1A has been created.

            The holders of Allowed Class 1A Small Claims are entitled to vote to accept or reject the Plan.

            3.    Class 2 - Tax Claims

            Class 2 will consist of all Allowed Tax Claims. Class 2 Claims are impaired under the Plan. A Tax Claim is that portion of any Claim for an amount entitled to priority under section 507(a)(8) of the Bankruptcy Code, other than a Claim for a penalty.

            The Debtors estimate that there will be a maximum of approximately $5,000,000 in Allowed Tax Claims paid under the Plan.

            Unless any holder of a Class 2 Claim shall agree to less favorable treatment, each holder of an Allowed Class 2 Claim shall be paid in full in Cash over a period not exceeding six years from the date of assessment of such Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 10% on the unpaid portion of each Class 2 Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Class 2 Claims with deferred Cash payments having a value, as of the Effective Date, equal to such Claims). Unless otherwise agreed by the holder of such Claim and the Plan Proponents or Reorganized Discovery Zone, the first payment will be payable one year after the Effective Date or, if the Class 2 Claim is not Allowed within one year after the Effective Date, as soon as practicable after such Claim becomes Allowed. Interest will be due and payable on the date on which each annual installment is due. Reorganized Discovery Zone may prepay all or any portion of any Class 2 Claim without penalty.

            The holders of Allowed Tax Claims are entitled to vote to accept or reject the Plan.

            4.    Class 3 - Priority Claims

            Class 3 will consist of all Allowed Claims which are entitled to priority under sections 507(a)(2)-(a)(7) and (a)(9) of the Bankruptcy Code. Class 3 Claims are impaired under the Plan.

            The Debtors estimate that there will be no Allowed Priority Claims paid under the Plan.

            The holders of Allowed Class 3 Claims will be paid in Cash in full on the Effective Date or, if any such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed or, if by its terms or by agreement with the holder of such Allowed Class 3 Claim any such Allowed Class 3 Claim is payable on a later date or dates, such Allowed Class 3 Claim will be paid in Cash in full on such later date or dates.

            The holders of Allowed Priority Claims are entitled to vote to accept or reject the Plan.

            5.    Class 4A - McDonald's Secured Claim

            Class 4A will consist of the Allowed Secured Claim of McDonald's other than the Class 4B McDonald's Secured Rent Deferral Claims. The Class 4A Claim is impaired under the Plan.

            The Debtors estimate that the Allowed McDonald's Secured Claim paid under the Plan will be approximately $4,666,000. The Debtors and McDonald's Corporation have not reached final agreement with respect to the amount of the Class 4A Claim.

            McDonald's shall retain its liens against (i) the fourteen (14) parcels of real property which are owned by Leaps & Bounds and as to which McDonald's holds valid and enforceable first priority mortgages and (ii) any proceeds obtained from the sale of a parcel of undeveloped real property in Columbia, Maryland and the sale of any of the parcels described in (i) which have not been applied, as of the Effective Date, against Claims held by McDonald's pursuant to the McDonald's Stipulation (the "L&B Owned Properties"), to the extent of the amount of its Allowed Class 4A Claim and its Allowed Class 4B Claim. McDonald's shall receive deferred Cash payments equal to the value of the Class 4A Claim in equal annual payments over six (6) years beginning on the first anniversary of the Effective Date. Interest will be paid from the Effective Date on the unpaid balance at the Prime Rate (or upon such other terms determined by the Bankruptcy Court to provide the holder of Class 4A Claims with deferred Cash payments having a value, as of the Effective Date, equal to such Claims). Reorganized Discovery Zone may prepay such Claim in full or in part at any time without penalty. In the event that Reorganized Discovery Zone sells any of the L&B Owned Properties after the Effective Date, those proceeds will be immediately applied, to the extent available, to satisfy McDonald's Class 4A Claim.

            Any debt issued in respect of McDonald's Allowed Class 4A Claims will contain cross-defaults to any other debt issued, or credit obtained, by any of the Debtors or successor entities, the aggregate principal amount of which is equal to or greater than $2,500,000. Reorganized Discovery Zone will be in default of any debt issued in respect of McDonald's Allowed Class 4A Claims in the event McDonald's terminates any two assumed L&B Subleases as a result of Reorganized Discovery Zone's breach of those subleases.

            In the event that the terms of the Plan conflict with the terms and conditions of the McDonald's Stipulation, the McDonald's Stipulation, which is attached as Exhibit G to the Plan and is incorporated therein by reference as if set forth in its entirety, will control. The remaining terms and conditions with respect to the treatment of Class 4A Claims remain the subject of negotiations between the Plan Proponents and McDonald's Corporation. The final resolution of such terms and conditions will not materially effect the treatment of any other Creditors under the Plan.

            The holder of the Allowed McDonald's Secured Claim is entitled to vote to accept or reject the Plan.

            6.    Class 4B - McDonald's Secured Rent Deferral Claims

            Class 4B will consist of Allowed Secured Claims held by McDonald's as of the Effective Date in respect of rent deferrals granted to the Debtors pursuant to the McDonald's Stipulation in respect of obligations under certain of the L&B Subleases. Class 4B Claims are impaired under the Plan.

            The Debtors estimate that there will be approximately $133,000 in Allowed Class 4B Claims treated under the Plan.

            McDonald's will retain its liens against the L&B Owned Properties to the extent of the amount of its Allowed Class 4B Claim and its Allowed Class 4A Claim. On the Effective Date, McDonald's will receive a secured note (each, a "Rent Deferral Secured Note") which corresponds to each L&B Sublease in respect of which McDonald's has granted the Debtors a rent deferral under the McDonald's Stipulation. On the Effective Date, the principal amount of each Rent Deferral Secured Note will equal the aggregate amount of rent deferrals which have accrued up to the Effective Date pursuant to the McDonald's Stipulation under the applicable L&B Sublease. After the Effective Date, the principal amount of each Rent Deferral Secured Note will increase by an amount equal to the rent deferral for each month between the Effective Date and the termination of the applicable L&B Sublease. Each Rent Deferral Secured Note will be due and payable on the date on which the current term of the applicable L&B Sublease expires, without giving effect to any unexercised right to extend or option to renew such sublease.

            Each Rent Deferral Secured Note will bear interest at a rate per annum which is the greater of (i) the highest effective interest cost on a yield to maturity basis in respect of any secured non-subordinated debt of Reorganized Discovery Zone issued under the Plan which has a maturity comparable to that of the Rent Deferral Secured Notes or (ii) a rate which McDonald's and the Plan Proponents agree would ensure that the Rent Deferral Secured Notes trade at par. In the event that the parties are unable to agree as to the interest rate described under (ii) above, an independent investment banker selected by the parties will provide an opinion as to such rate. Interest will be payable upon maturity or if the "maturity" is accelerated. On each anniversary of the Effective Date, all accrued interest not previously paid or capitalized will be capitalized and added to the principal amount of the Rent Deferral Secured Note.

            The Rent Deferral Secured Notes will contain cross-defaults to any other debt issued, or credit obtained, by any of the Debtors or any successor entities, the aggregate principal amount of which is equal to or greater than $2,500,000. Reorganized Discovery Zone will be in default of the Rent Deferral Secured Notes in the event that McDonald's terminates any two assumed L&B Subleases as result of Reorganized Discovery Zone's breach of those subleases. In addition, the Rent Deferral Secured Notes will contain terms, conditions and covenants of the type commonly contained in notes issued pursuant to a plan of reorganization.

            In the event that the terms of the Plan conflict with the terms and conditions of the McDonald's Stipulation, the McDonald's Stipulation, which is attached as Exhibit G to the Plan and is incorporated therein by reference as if set forth in its entirety, will control. The remaining terms and conditions with respect to the treatment of Class 4B Claims remain the subject of negotiations between the Plan Proponents and McDonald's Corporation. The final resolution of such terms and conditions will not materially effect the treatment of any other Creditors under the Plan.

            The holders of the Allowed McDonald's Secured Rent Deferral Claims are entitled to vote to accept or reject the Plan.

            7.    Class 5 - Miscellaneous Secured Claims

            Class 5 will consist of all Allowed Secured Claims that are not otherwise classified in Class 4A or 4B. Class 5 Claims, other than those treated under Section 4.7(b)(ii) of the Plan, described below in subsection (ii), are impaired under the Plan. Each Allowed Class 5 Claim shall be in its own subclass and each such Claim shall be treated as being in a separate Class for voting purposes.

            The Debtors estimate that there will be approximately $150,000 in Allowed Miscellaneous Secured Claims paid under the Plan.

            Each holder of an Allowed Class 5 Claim shall receive one of four forms of treatment under the Plan, to be selected by the Plan Proponents at the time acceptances of the Plan are solicited. The Debtors will file a notice indicating the Plan Proponents' selection and serve it on each holder of an Allowed Class 5 Claim contemporaneously with the solicitation of acceptances of the Plan. The Debtors shall file and serve a notice of selection on each holder of a Disputed Class 5 Claim, even though such holder, unless otherwise ordered by the Bankruptcy Court, does not have the ability to vote to accept or reject the Plan. In the event that a holder of an Allowed Class 5 Claim secured by property of the Debtors holds a Disputed Class 5 Claim which is also secured by such property, the election which the Debtors make with respect to the Allowed Class 5 Claim shall also apply to the Disputed Class 5 Claim in the event such Disputed Claim subsequently becomes an Allowed Class 5 Claim. If no form of treatment is so selected, the first alternative described below shall be applicable. The alternative treatments for any Allowed Class 5 Claims are:

                  (i) Deferred Payments. Unless a holder of an Allowed Class 5 Claim and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of an Allowed Class 5 Claim shall retain its lien securing its Allowed Class 5 Claim to the extent of the Allowed amount of its Secured Claim. The holder of such Claim shall receive deferred Cash payments equal to the value, as of the Effective Date, of such holder's interest in the Debtor's interest in the property securing such holder's Allowed Class 4A Claim. The deferred Cash payments shall be made in equal annual payments over six (6) years beginning on the first anniversary of the Effective Date or, if any such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed but not before the first anniversary of the Effective Date. Interest will be paid from the Effective Date on the unpaid balance at the Prime Rate (or upon such other terms determined by the Bankruptcy Court to provide the holders of Class 5 Claims with deferred Cash payments having a value, as of the Effective Date, equal to such Claims). Reorganized Discovery Zone may prepay such Claims in full or in part at any time without penalty.

                  (ii) Maintain Existing Rights. Unless a holder of an Allowed Class 5 Claim and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of an Allowed Class 5 Claim shall retain its lien securing its Allowed Class 5 Claim to the extent of the Allowed amount of its Secured Claim. Additionally: (A) any default other than a default of the kind specified in section 365(b)(2) of the Bankruptcy Code shall be cured; (B) the maturity of the Claim shall be reinstated as the maturity existed before any default; (C) the holder of the Claim shall be compensated for any damages which occurred as the result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate the maturing of the Claim; and (D) the other legal, equitable and contractual rights to which the Claim entitles the holder shall not otherwise be altered.

                  (iii) Present Full Payment. Unless an Allowed Class 5 Claim holder and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of the Allowed Class 5 Claim shall receive Cash in the amount of its Allowed Class 5 Claim on the Effective

      Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

                  (iv) Abandonment of Collateral. Unless an Allowed Class 5 Claim holder and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of a Class 5 Claim shall receive back its collateral in full satisfaction of its Class 5 Claim no later than ten (10) Business Days after the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed. Pending the return of the collateral, such holder shall retain its liens securing its Allowed Class 5 Claim to the extent of the Allowed amount of its Secured Claim. Each Allowed Class 5 Claim shall be in its own subclass and each such Claim shall be treated as being in a separate class for voting purposes.

            8.    Class 6 - Credit Agreement Claims

            Class 6 will consist of all Allowed Claims arising under or related to the Credit Agreement dated as of December 22, 1994, as amended, by and among Discovery Zone, Inc., the lenders named therein and NationsBank, N.A., as co-agent, and Bank of Montreal, as co-agent. Class 6 Claims are impaired under the Plan.

            The Debtors estimate that there will be approximately $101,900,000 in Allowed Credit Agreement Claims satisfied under the Plan. The Debtors understand that all Allowed Class 6 Claims are held by Birch and certain investors associated with Birch and that these holders of Class 6 Claims support the Plan.

            Each holder of an Allowed Class 6 Claim will receive its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 6 Claims under the Plan on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed. All Ten Year Warrants issued in connection with Reorganized DZ Units to Class 6 shall be distributed to B1 Investments, LLC, unless otherwise elected by the holder of an Allowed Class 6 Claim on its ballot accepting or rejecting this Plan. See "DESCRIPTION OF PLAN OF REORGANIZATION--Classification and Treatment of Claims and Interests--Distribution of Reorganized DZ Units."

            Holders of Allowed Class 6 Claims will receive New Common Stock and Ten Year Reorganized DZ Warrants which will have an aggregate value of approximately 43% of their Allowed Class 6 Claims satisfied through such distribution of Reorganized DZ Units, assuming no Cash Distributions are made available and Class 9 receives a distribution under the Plan.

            The holders of Allowed Credit Agreement Claims are entitled to vote to accept or reject the Plan.

            9.    Class 7 - General Unsecured Claims

            Class 7 will consist of all Allowed Unsecured Claims which arose prior to the Petition Date and that are in respect of goods or services provided to any of the Debtors or under leases of nonresidential real property to which any Debtor is a party. Class 7 includes all Deficiency Claims and Claims arising as a result of the rejection of executory contracts and unexpired leases pursuant to section 365 of the Bankruptcy Code. Class 7 Claims are impaired under the Plan.

            The Debtors estimate that there will be a maximum of approximately $34,750,000 in Allowed General Unsecured Claims satisfied under the Plan.

            Each holder of an Allowed Class 7 Claim may elect to receive either
(i) its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 7 Claims under the Plan on, subject to Section 5.5(f) of the Plan, the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed or (ii) a Cash distribution (the "Class 7 Cash Distribution").

            The Debtors are seeking to raise sufficient funds in connection with the Exit Financing to make the Class 7 Cash Distribution available will respect to the Allowed amount of all Class 7 Claims, the holders of which have elected to receive Cash under the Plan. The Plan Proponents will determine, based on the amount of Cash raised in connection with the Exit Financing, whether to make a Class 7 Cash Distribution available with respect to all, none, or a portion of Class 7 Claims, the holders of which have elected to receive a Class 7 Cash Distribution. Any such determination will be made prior to the Confirmation Date.

            If the Class 7 Cash Distribution is made available with respect to the full amount of Allowed Class 7 Claims, the holders of which have elected a Class 7 Cash Distribution, each of those electing Creditors will receive a single Cash payment equal to twenty percent (20%) of its Allowed Class 7 Claim. To the extent that a Class 7 Cash Distribution is made available with respect to only a portion of such Class 7 Claims, each of those electing Creditors will receive a single Cash payment equal to twenty percent (20%) of its Allowed Class 7 Claim which is satisfied through a Class 7 Cash Distribution. The remainder of such Claims which are not satisfied through a Class 7 Cash Distribution shall be satisfied through a distribution of the Pro Rata portion of Reorganized DZ Units distributed to holders of Class 7 Claims on, subject to operation of the Distribution Protocol, the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

            In the event the Class 7 Cash Distribution is not made available with respect to any portion of an Allowed Class 7 Claim, each holder of an Allowed Class 7 Claim that elected to receive a Class 7 Cash Distribution shall receive its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 7 Claims.

            In any event, all holders of Allowed Class 7 Claims who elect to receive a Class 7 Cash Distribution shall be treated in identical fashion. For example, if the Class 7 Cash Distribution is made available with respect to one-half of the amount of Class 7 Claims, the holders of which have elected the Class 7 Cash Distribution, each such Claim will be satisfied as follows. The holder of such Class 7 Claim will receive a Class 7 Cash Distribution with respect to one-half of its Class 7 Claim and a Pro Rata portion of Reorganized DZ Units with respect to the remaining one-half of its Class 7 Claim.

            Holders of Allowed Class 7 Claims which receive their Pro Rata portion of Reorganized DZ Units under the Plan will receive New Common Stock and Ten Year Reorganized DZ Warrants which will have an aggregate value of approximately 15.2% of their Allowed Class 7 Claims, assuming the Distribution Protocol is implemented and no Class 7 Cash Distribution is made available. In the event the Distribution Protocol is not implemented and no Class 7 Cash Distribution is made available, Class 7 Creditors will receive New Common Stock and Ten Year Reorganized DZ Warrants which have an aggregate value of approximately 19.2% of their Allowed Class 7 Claims.

            The holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

            10.   Class 8 - Certain Unsecured Personal Injury Claims

            Class 8 will consist of all Allowed Unsecured Claims which either Lexington Insurance Company or the Debtors are obligated to satisfy in accordance with the terms of the insurance policy, number SLGL2828086, issued by Lexington Insurance Company for the policy period beginning June 16, 1994 and ending May 31, 1995, but only to the extent that such Claims are in excess of $25,000 and are equal to or less than $100,000. Class 8 Claims are impaired under the Plan.

            The Debtors estimate that there will be a maximum of approximately $8,850,000 in Allowed Certain Unsecured Personal Injury Claims satisfied under the Plan.

            Each holder of an Allowed Class 8 Claim may elect to receive either
(i) its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 8 Claims under the Plan on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed, or (ii) a Cash distribution (the "Class 8 Cash Distribution").

            In addition, holders of Class 8 Claims may receive distributions from the Class 8 Insurance Fund. See "DESCRIPTION OF PLAN OF
REORGANIZATION--Classification of Claims and Interests--Distribution of the Class 8 Insurance Fund to Class 8."

              The Debtors are seeking to raise sufficient funds in connection with the Exit Financing to make the Cash 8 Cash Distribution available will respect to the Allowed amount of all Class 8 Claims, the holders of which have elected to receive Cash under the Plan. The Plan Proponents will determine, in their sole discretion, based on the amount of Cash raised in connection with the Exit Financing, whether to make a Class 8 Cash Distribution available with respect to all, none, or a portion of Class 8 Claims, the holders of which have elected to receive a Class 8 Cash Distribution. Any such determination will be made prior to the Confirmation Date. The Debtors are seeking to raise sufficient funds in connection with the Exit Financing to make the Cash 8 Cash Distribution available will respect to the Allowed amount of all Class 8 Claims, the holders of which have elected to receive Cash under the Plan.

            If the Class 8 Cash Distribution is made available with respect to the full amount of Allowed Class 8 Claims, the holders of which elected, a Class 8 Cash Distribution, each of those electing Creditors will receive a single Cash payment equal to twenty percent (20%) of its Allowed Class 8 Claim. To the extent that the Class 8 Cash Distribution is made available with respect to only a portion of such Class 8 Claims, each of those electing Creditors will receive a single Cash payment equal to twenty percent (20%) of its Allowed Class 8 Claim which is satisfied through a Class 8 Cash Distribution. The remainder of such Claims which are not satisfied through the Class 8 Cash Distribution shall be satisfied through a distribution of the Pro Rata portion of Reorganized DZ Units distributed to holders of Class 8 Claims on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

            In the event the Class 8 Cash Distribution is not made available, each holder of an Allowed Class 8 Claim that elected to receive a Class 8 Cash Distribution shall receive its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 8 Claims.

            In any event, all holders of Allowed Class 8 Claims who elect, to receive a Class 8 Cash Distribution shall be treated in identical fashion. For example, if the Class 8 Cash Distribution is made available with respect to one-half of the amount of Class 8 Claims, the holders of which have elected the Class 8 Cash Distribution, each such Claim will be satisfied as follows. The holder of such Class 8 Claim will receive a Class 8 Cash Distribution with respect to one-half of its Class 8 Claim and a Pro Rata portion of Reorganized DZ Units with respect to the remaining one-half of its Class 8 Claim.

            Holders of Allowed Class 8 Claims which receive their Pro Rata portion of Reorganized DZ Units under the Plan will receive New Common Stock and Ten Year Reorganized DZ Warrants which will have an aggregate value of approximately 19.2% of their Allowed Class 8 Claims, assuming no Class 8 Cash Distribution is made available.

            The holders of Allowed Certain Unsecured Personal Injury Claims are entitled to vote to accept or reject the Plan.

            11.   Class 9 - LYONS Claims

            Class 9 will consist of all Allowed Claims in respect of the Liquid Yield Option Notes, due 2013, issued by Discovery Zone, Inc. on October 14, 1993 and outstanding as of the Petition Date (the "LYONS"). Under the terms of the indenture governing the LYONS, the Class 9 LYONS Claims are contractually subordinated to the payment in full of the Class 6 Credit Agreement Claims. Class 9 Claims are impaired under the Plan.

            The Debtors estimate that there will be a maximum of approximately $128,700,000 in Allowed LYONS Claims satisfied under the Plan.

            Each holder of an Allowed Class 9 Claim will receive on, subject to
Section 5.5(f) of the Plan, the Effective Date or, if such Claim becomes Allowed after the Effective Date as soon as practicable after such Claim becomes Allowed, its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 9 Claims under the Plan. See "DESCRIPTION OF PLAN OF
REORGANIZATION--Classification and Treatment of Claims and Interests--Distribution of Reorganized DZ Units."

            Notwithstanding the preceding sentence, the subordination provisions under the LYONS shall be enforced without exception and the holders of Allowed Class 9 Claims shall not receive any distribution under this Plan in the event that Class 9 rejects the Plan and one or more of the following occur: (i) any holder of an Allowed Class 9 Claim files, or causes to be filed, an objection to confirmation of the Plan in respect of its treatment of Class 9 Claims which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date, (ii) the Indenture Trustee files, or causes to be filed, any objection to confirmation of the Plan (other than an objection relating solely to the payment of the Indenture Trustees' fees and expenses), or
(iii) the holder of Class 9 Claims and Class 1 Claims files any objection to confirmation of the Plan (other than an objection described in the following paragraph).

            Notwithstanding the preceding paragraph, if the holder of both Class 9 Claims and Class 1 Claims files an objection to those aspects of the Plan reasonably calculated to protect that holder's Class 1 Claims, the filing of such objection shall in no way affect the distribution of Reorganized DZ Units to the holders of Allowed Class 9 Claims under the Plan.

            Holders of Allowed Class 9 Claims will receive their Pro Rata portion of Reorganized DZ Units distributed to holders of Class 9 Claims under the Plan which, in the event the Distribution Protocol is implemented, will have an aggregate value of approximately 1.5% of their Allowed Class 9 Claims. In the event the Distribution Protocol is not implemented, Class 9 Creditors will receive New Common Stock and Ten Year Reorganized DZ Warrants which have an aggregate value of approximately 0.4% of their Allowed Class 9 Claims.

            The holders of LYONS Claims are entitled to vote to accept or reject the Plan.

            12.   Class 10 - Other Unsecured Claims

            Class 10 will consist of all Allowed Unsecured Claims which arose prior to the Petition Date and that are not otherwise classified in Class 1A, 6, 7, 8, 9 or 12. Class 10 Claims are impaired under the Plan.

            The Debtors estimate that there will be a maximum of approximately $18,400,000 in Allowed Other Unsecured Claims satisfied under the Plan.

            Each holder of an Allowed Class 10 Claim may elect to receive either
(i) its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 10 Claims under the Plan on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed or (ii) a Cash distribution (the "Class 10 Cash Distribution").

              The Debtors are seeking to raise sufficient funds in connection with the Exit Financing to make the Cash 10 Cash Distribution available will respect to the Allowed amount of all Class 10 Claims, the holders of which have elected to receive Cash under the Plan. The Plan Proponents will determine, based on the amount of Cash raised in connection with the Exit Financing, whether to make a Class 10 Cash Distribution available with respect to all, none, or a portion of Class 10 Claims, the holders of which have elected to receive a Class 10 Cash Distribution. Any such determination will be made prior to the Confirmation Date.

            If the Class 10 Cash Distribution is made available with respect to the full amount of Allowed Class 10 Claims, the holders of which elected a Class 10 Cash Distribution, each of those electing Creditors will receive a single Cash payment equal to twenty percent (20%) of their Allowed Class 10 Claims. To the extent that a Class 10 Cash Distribution is made available with respect to only a portion of such Class 10 Claims, each of those electing Creditors will receive a single Cash payment equal to 20% of its Allowed Class 10 Claim which is satisfied through a Class 10 Cash Distribution. The remainder of such Claims which are not satisfied through the Class 10 Cash Distribution shall be satisfied through a distribution of the Pro Rata portion of Reorganized DZ Units distributed to holders of Class 10 Claims on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

            In the event the Class 10 Cash Distribution is not made available, each holder of an Allowed Class 10 Claim that elected to receive a Class 10 Cash Distribution shall receive its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 10 Claims.

            In any event, all holders of Allowed Class 10 Claims who elect to receive a Class 10 Cash Distribution shall be treated in identical fashion. For example, if the Class 10 Cash Distribution is made available with respect to one-half of the amount of Class 10 Claims, the holders of which have elected the Class 10 Cash Distribution, each such Claim will be satisfied as follows. The holder of such Class 10 Claim will receive a Class 10 Cash Distribution with respect to one-half of its Class 10 Claim and a Pro Rata portion of Reorganized DZ Units with respect to the remaining one-half of its Class 10 Claim.

            Holders of Allowed Class 10 Claims which receive their Pro Rata portion of Reorganized DZ Units under the Plan will receive New Common Stock and Ten Year Reorganized DZ Warrants which will have an aggregate value of approximately 19.2% of their Allowed Class 10 Claims, assuming no Class 10 Cash Distribution is made available.

            The holders of Other Unsecured Claims are entitled to vote to accept or reject the Plan.

            13.   Class 11 - Insured Claims

            Class 11 will consist of the portion of all Unsecured Claims for damages against which the Debtors are insured. Allowed Contingent or Unliquidated Claims are Claims that have been filed as contingent or unliquidated with the Court prior to the Bar Date or that are listed as contingent or unliquidated in the Debtors' Statements of Financial Affairs filed with the Bankruptcy Court, as such statements may have been or may be amended, supplemented or otherwise modified from time to time in a filing with the Bankruptcy Court in accordance with the applicable Bankruptcy Rules. Class 11 Claims are not impaired under the Plan.

            The holders of Allowed Class 11 Claims will have recourse only to the proceeds of insurance coverage carried by the Debtors.

            The holders of Insured Claims are deemed to accept the Plan and are not entitled to vote to accept or reject the Plan. The Debtors estimate that there will be a maximum of approximately $155,334,000 in Insured Claims satisfied under the Plan.

            14.   Class 12 - Subordinated Unsecured Claims

            Class 12 will consist of all Allowed Unsecured Claims, other than Class 9 Claims, which are subordinated, whether by agreement or applicable law, to Allowed Class 1A, 6, 7, 8, 9 or 10 Claims.

            The Debtors estimate that approximately $37,800,000 in Allowed Subordinated Unsecured Claims are held by Creditors.

            The subordination provisions under any applicable agreements or bankruptcy or nonbankruptcy law shall be enforced without exception. The holders of Allowed Class 12 Claims shall not receive any distribution under the Plan and the Class 12 Claims shall not be used for any purpose in connection with the Plan, including, but not limited to, voting on the Plan by any impaired Class and determining any distribution of Cash or Reorganized DZ Units to any Person under the Plan.

            The holders of Subordinated Unsecured Claims are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

            15.   Class 13 - Intercompany Claims

            Class 13 will consist of all Allowed Claims asserted by any Debtor against any other Debtor. Class 13 Claims are impaired under the Plan.

            On the Effective Date, all Intercompany Claims shall be expunged, released and discharged, and the holders of such Claims shall receive no distribution of any kind under the Plan.

            The holders of Intercompany Claims are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

            16.   Class 14 - Common Stock and Partnership Interests

            Class 14 will consist of all Allowed Interests in respect of common stock issued by Discovery Zone and each Subsidiary Debtor and outstanding on the Petition Date ("Existing Common Stock"), any and all rights, warrants or options to purchase shares of Existing Common Stock outstanding on the Petition Date ("Existing Common Stock Options"), and all general and limited partnership interests in the Partnership Debtors outstanding on the Petition Date ("Existing Partnership Interests"). Class 14 Interests are impaired under the Plan.

            All Existing Common Stock, Existing Common Stock Options and Existing Partnership Interests shall be cancelled, annulled and extinguished as of the Effective Date and each holder of an Allowed Common Stock Interest, Existing Common Stock Option and Existing Partnership Interest shall not be entitled to receive or retain any property or interest in property on account of such Existing Common Stock, Existing Common Stock Option or Existing Partnership Interest under the Plan.

            The holders of Common Stock and Partnership Interests are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

            17.   Distribution of Reorganized DZ Units

            Each Reorganized DZ Unit shall consist of (a) nine (9) shares of common stock of Reorganized Discovery Zone issued pursuant to the Plan and (b) one (1) Ten Year Reorganized DZ Warrant.

                  a.    Initial Calculation For Distribution of Reorganized DZ
                        Units

            The number of Reorganized DZ Units which shall be separately distributed to holders in respect of Allowed Class 6, 7, 8, 9 and 10 Claims (in the case of Classes 7, 8 and 10, whose holders will or are estimated to receive Reorganized DZ Units) will be calculated in accordance with the following formula and any other applicable provisions of the Plan. The number of Reorganized DZ Units that will be distributed in respect of each dollar of applicable Allowed Unsecured Claims shall equal the fraction obtained by dividing (x) the aggregate number of Reorganized DZ Units to be distributed under the Plan, by (y) the sum of all Claims which are classified in Classes 6, 7, 8, 9 and 10 (but only to the extent that holders of such Classes 7, 8 and 10 Claims will or are estimated to receive Reorganized DZ Units) which are either Allowed as of the Effective Date, or which either (i) the Plan Proponents and the Creditors' Committee jointly estimate, as such estimate is approved by the Bankruptcy Court, or (ii) if the Plan Proponents and the Creditors' Committee do not so consensually estimate, the Bankruptcy Court estimates, will be Allowed after the Effective Date (such fraction being the "Per Claim Distribution"). This calculation will not be affected by the acceptance or rejection of the Plan by holders of any Class which is entitled to vote to accept or reject the Plan.

                  b.    Distribution of Reorganized DZ Units to Class 6

            In the event that the Debtors (i) make the Class 7 Cash Distribution, the Class 8 Cash Distribution and the Class 10 Cash Distribution (collectively, the "Cash Distributions") in respect of the total amount of all Allowed Claims held by Creditors that have elected to receive Cash Distributions on the Effective Date in such Classes, and (ii) deposit Cash into the respective Disputed Claims Reserves for each Class (collectively, the "Cash Deposits") in an amount which the Bankruptcy Court determines is sufficient to satisfy all Disputed Claims which, once Allowed, will receive a Cash Distribution in respect of the total amount of the Allowed amount of such Claims the holders of which are anticipated to elect a Cash Distribution (such Cash Distributions and Cash Deposits being a "Complete Cash Distribution and Deposit"), the aggregate number of Reorganized DZ Units which will be distributed to holders of Allowed Class 6 Claims will be equal to the difference of (i) the product of (x) the Per Claim Distribution multiplied by (y) the sum of the Allowed amounts of Classes 6 and 9 Claims minus (ii) one percent (1%) of the aggregate number of Reorganized DZ Units to be distributed under this Plan; provided, however, in the event that Class 9 is not entitled to a distribution of Reorganized DZ Units pursuant to
Section 4.11 of the Plan, the aggregate number of Reorganized DZ Units distributed to holders of Allowed Class 6 Claims will be equal to the product obtained in clause (i) above without reduction.

            In the event that the Debtors do not make a Complete Cash Distribution and Deposit, a number of shares of New Common Stock which (i) have a value on the Effective Date equal to fifteen percent (15%) of the amount of the Birch Administrative Claim and (ii) that otherwise would be distributed to holders of Class 6 Claims in accordance with the preceding paragraph if a Complete Cash Distribution and Deposit had been made, shall be distributed Pro Rata to the holders of Classes 7, 8 and 10 Claims.

            As described above, the Ten Year Reorganized DZ Warrants issued in connection with Reorganized DZ Units to holders of Allowed Class 6 Claims shall be distributed to B1 Investments, LLC, except as such holders may otherwise elect on their ballots accepting or rejecting the Plan.

                  c.    Distribution of Reorganized DZ Units to Class 7

            The aggregate number of Reorganized DZ Units which will be distributed to holders of Class 7 Claims will be determined in accordance with the formulas set forth below under "Calculations for Certain Distributions to Classes 7 and 9." However, if either Class 9 is not entitled to a distribution (as described in the following section) or Class 7 rejects the Plan and the holder of any Class 7 Claim files an objection to confirmation of the Plan which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date and which contests the validity of the distribution formula set forth below under "Calculations for Certain Distributions to Classes 7 and 9," then, in either event, the formulas set forth below shall not apply and the aggregate number of Reorganized DZ Units which will be distributed to holders of Class 7 Claims pursuant to the Plan will be equal to the product of (i) the Per Claim Distribution multiplied by (ii) the sum of the Allowed amounts of Class 7 Claims, the holders of which have elected a distribution of Reorganized DZ Units.

                  d.    Distribution of Reorganized DZ Units to Class 9

            The aggregate number of Reorganized DZ Units which will be distributed to holders of Class 9 Claims will be determined in accordance with the formulas set forth below under "Calculations for Certain Distributions to Classes 7 and 9." If, however, Class 7 rejects the Plan and the holder of any Class 7 Claim files an objection to confirmation of the Plan which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date and which contests the validity of the distribution formula set forth below under "Calculations for Certain Distributions to Classes 7 and 9," then the formulas set forth below shall not apply and the holders of Class 9 Claims will receive only one percent (1%) of the Reorganized DZ Units in satisfaction of their Allowed Claims. The Reorganized DZ Units which are not distributed to holders of Class 9 Claims on account of the interposition and non-withdrawal of any aforementioned objection to confirmation shall be distributed to the holders of Allowed Class 7 Claims.

            In no event, however, shall the holders of Allowed Class 9 Claims receive any distribution under the Plan in the event that Class 9 rejects the Plan and one or more of the following occur: (a) any holder of an Allowed Class 9 Claim files, or causes to be filed, an objection to confirmation of the Plan in respect of its treatment of Class 9 Claims which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date, (b) the Indenture Trustee files, or causes to be filed, any objection to confirmation of the Plan (other than an objection relating solely to the payment of the Indenture Trustees' fees and expenses), or (c) the holder of Class 9 Claims and Class 1 Claims files any objection to confirmation of the Plan (other than an objection described in the following paragraph).

            Notwithstanding the preceding paragraph, if the holder of both Class 9 Claims and Class 1 Claims files an objection to those aspects of the Plan reasonably calculated to protect that holder's Class 1 Claims, the filing of such objection shall in no way affect the distribution of Reorganized DZ Units to the holders of Allowed Class 9 Claims provided for in Section 5.4 of the Plan.

            At the close of business on the Record Date, the transfer ledgers of the Indenture Trustee of the LYONS shall be closed, and there shall be no further transfers of registration on the books of the Indenture Trustee of the record holders of the LYONS.

Reorganized Discovery Zone and the Indenture Trustee for the LYONS shall have no obligation to recognize any transfer of the LYONS occurring after the Record Date. Reorganized Discovery Zone and the Indenture Trustee for the LYONS shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

            Distributions to holders of Allowed Class 9 Claims shall be made by the Indenture Trustee at the addresses contained in the official records of the Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until Reorganized Discovery Zone or the Indenture Trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder. Amounts in respect of undeliverable distributions made through the Indenture Trustee shall be returned to Reorganized Discovery Zone until such distributions are Claimed.

            On the Effective Date, except as otherwise provided for herein, (i) the LYONS shall be cancelled, and (ii) the obligations of Discovery Zone under the indenture governing the LYONS shall be discharged; provided, however, that the indenture that governs the rights of the holder of a Class 9 Claim and that is administered by the Indenture Trustee shall continue in effect solely for the purposes of allowing the Indenture Trustee to make the distributions to be made on account of such Claims under the Plan as provided in Section 9 hereof, provided, further however that nothing herein shall discharge Reorganized Discovery Zone from its liabilities under the Bankruptcy Code and the Confirmation Order. Upon the completion of distributions to be made to the holders of the LYONS, including payment of the fees and expenses of the Indenture Trustee, the Indenture Trustee shall be discharged from any further obligation or powers under the indenture.

            On the Effective Date, or as soon thereafter as is practicable, each holder of an instrument evidencing a Class 9 Claim (a "Certificate") shall surrender such certificate to the Indenture Trustee and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless the Certificate is received by the Indenture Trustee or the unavailability of such Certificate is reasonably established to the satisfaction of the Indenture Trustee. Any such holder that fails to surrender such Certificate or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee within two years after the Effective Date shall be deemed to have forfeited all rights, Claims and interests related thereto and shall not participate in any distribution hereunder and all property in respect of such forfeited distribution shall be redistributed to the holders of Class 9 Claims in accordance with the Plan unless the distribution is de minimis.

            To the extent that, as of the Effective Date, (i) any pending Unsecured Claims or Administrative Expense Claims of the Indenture Trustee (including a good faith estimate submitted to the Debtors by the Indenture Trustee of its fees and expenses accruing through the Effective Date), or (ii) any pending Unsecured Claims or Administrative Expense Claims of the Indenture Trustee for its fees and expenses are not yet allowed as of the Effective Date, the Debtors shall establish on the Effective Date a separate Cash reserve (the "Indenture Trustee Reserve") for the Indenture Trustee in the amount of any such outstanding Claims or Administrative Expenses including the estimated fees and expenses, which shall not exceed $25,000.

            The obligation of the Reorganized Discovery Zone to pay the Indenture Trustee its fees and expenses shall be secured by the amounts in the Indenture Trustee Reserve established for the Indenture Trustee and the lien rights of the Indenture Trustee under the indenture governing the LYONS shall be deemed to attach to the Cash in the Indenture Trustee Reserve to the same extent as if the Cash in the Indenture Trustee Reserve were property received by the Indenture Trustee pursuant to the Plan; provided, however, that the Indenture Trustee shall be conclusively deemed to have taken any and all action required to perfect its lien rights as to the Cash in the Indenture Trustee Reserve, including, without limitation, any requirement of possession for such perfection.

            In consideration for the foregoing, and subject to the establishment of the Indenture Trustee Reserve, the Indenture Trustee is deemed to have waived its lien rights in the property to be distributed under the Plan to the holders of the LYONS. The Indenture Trustee shall be entitled to Allowed Claims for the reasonable fees and expenses incurred under the indenture. Upon the payment by the Debtors or the Reorganized Discovery Zone of such Claims and administrative expenses the lien rights of the Indenture Trustee shall be extinguished.

            18.   Calculations for Certain Distributions to Classes 7 and 9

                  a.    General Description of the Distribution Protocol

            Subject to the exceptions described above in "Distribution of Reorganized DZ Units," the number of Reorganized DZ Units which will be distributed to holders of Allowed Class 7 and 9 Claims will be determined in accordance with the formulas and calculations set forth in Section 5.5 of the Plan, described below. Section 5.5 incorporates the material economic terms of a distribution protocol which has been developed by the Creditors' Committee (the "Distribution Protocol"). The Plan provides that the Debtors and the Creditors' Committee will attempt to agree as to the value of the Reorganized DZ Units to be distributed under the Plan. In the event the Debtors and Creditors' Committee are unable to consensually determine the value of the Reorganized DZ Units, the Bankruptcy Court shall determine such value.

            The Distribution Protocol generally provides that the distributions of Reorganized DZ Units in satisfaction of Classes 7 and 9 Claims will be in accordance with the following statements:

            (i) If the Reorganized DZ Units distributed to Classes 7 and 9, collectively, have a value of less than $9 million, the percentage return from Reorganized DZ Units which holders of Class 7 Claims obtain on their Claims will be ten times greater than the percentage return which holders of Class 9 Claims obtain therefrom.

            (ii) If the Reorganized DZ Units distributed to Classes 7 and 9, collectively, have a value which is equal to $9 million or greater, but not greater $12 million, the percentage return from Reorganized DZ Units which holders of Class 7 Claims obtain on their Claims will be eight times greater than the percentage return which holders of Class 9 Claims obtain therefrom.

            (iii) To the extent that the Reorganized DZ Units distributed to
                  Classes 7 and 9, collectively, have a value which is greater than $12 million, the percentage return from Reorganized DZ Units which holders of Class 7 Claims obtain on their Claims with respect to the value of Reorganized DZ Units above $12 million will be three times greater than the percentage return which holders of Class 9 Claims obtain therefrom with respect to the value of Reorganized DZ Units above $12 million.

            The calculations which are used to implement the Distribution Protocol are set forth below. In addition, attached as Exhibit 5 to the Disclosure Statement is a description of how the Distribution Protocol would operate, based upon the valuation of Reorganized Discovery Zone. Also attached as Exhibit 5 to the Disclosure Statement is a description of the recoveries which holders of Allowed Classes 7 and 9 Claims would obtain in respect of Reorganized DZ Units if the Distribution Protocol is not implemented.

            b.    Benefits of Implementing the Distribution Protocol

            The LYONS holders are Creditors in accordance with an indenture which contains, among other things, a subordination provision. Certain holders of Class 9 LYONS Claims assert that, for various reasons, the indenture's subordination provision may be unenforceable and that therefore the holders of Class 9 LYONS Claims may share pari passu with, if not before, holders of Class 6 Credit Agreement Claims. Rather than embroiling Creditors and the Debtors in litigation with respect to the enforceability of the indenture's subordination provision, certain representatives of the holders of Class 9 LYONS Claims (including certain holders of the LYONS who were members of the Creditors' Committee) and the Creditors' Committee have agreed to support the Distribution Protocol contained in the Plan. These representatives of the holders of LYONS and the Creditors' Committee firmly support implementation of the Distribution Protocol because these parties believe that absent Creditor approval of the same, there is a significant likelihood that protracted litigation among the holders of Classes 6, 7 and 9 Claims could ensue which could significantly delay -- and potentially diminish materially -- the distributions under the Plan.

            The Plan Proponents were not involved in the creation and negotiation of the Distribution Protocol and therefore express no opinion as to its merits.

            c.    Description of Calculations

            For the purpose of all calculations required to make the calculations required by Section 5.5 of the Plan, the following defined terms will apply:

                  (v) "Class 7 Calculation Claims Amount" means the aggregate amount of all Allowed Class 7 Claims satisfied through the distribution of Reorganized DZ Units and Disputed Class 7 Claims which the Plan Proponents or the Bankruptcy Court estimate will become Allowed Class 7 Claims and which will be satisfied through the distribution of Reorganized DZ Units.

                  (w) "LYONS Calculation Claims Amount" means the aggregate
            amount of all (A) allowed Class 9 Claims and (B) Disputed Class 9 Claims which the Plan Proponents or the Bankruptcy Court estimate will become Allowed Class 9 Claims.

                  (x) "Section 5.5 Claims Amount" means the sum of (A) the Class
            7 Claims Calculation Amount and (B) the LYONS Calculation Claims Amount.

                  (y) "Section 5.5 Distribution Value" means the sum of the
            aggregate value, as determined by the Debtors and the Creditors' Committee or the Bankruptcy Court, of (A) an amount of Reorganized DZ Units which is equal to the product of (I) the Per Claim Distribution multiplied by (II) the Class 7 Calculation Claims Amount, and (B) one percent (1%) of the aggregate number of Reorganized DZ Units to be distributed under the Plan, and (C) the shares of New Common Stock, if any, distributed to holders of Class 7 Claims pursuant to Section 5.2(b) of the Plan.

                  (z) "Section 5.5 Ratio" shall be (A) ten (10) in the event that the Section 5.5 Distribution Value is less than $9 million, (B) eight (8) in the event that the Section 5.5 Distribution Value is equal to or greater than $9 million or equal to or less than $12 million, and (C) three (3) for any incremental Section 5.5 Distribution Value that is greater than $12 million.

            The first step in determining the number of the Reorganized DZ Units to be distributed to Classes 7 and 9 under Section 5.5 of the Plan shall be determined by solving for X in the following equation: the sum of (y) and (z) equals one (1). For the purposes of this equation, (y) shall equal the product of (A) the product of the Section 5.5 Ratio and X and (B) the Class 7 Calculation Claims Amount divided by the Section 5.5 Claims Amount. Furthermore, for the purposes of this equation, (z) shall mean the product of (A) the LYONS Calculation Claims Amount and (B) X divided by the Section 5.5 Claims Amount. In the event that the Section 5.5 Distribution Value is greater than $12 million, the foregoing calculation must be undertaken twice, first to determine the value of X where the Section 5.5 Distribution Value is $12 million and second to determine the value of X to the extent that the Section 5.5 Distribution Value exceeds $12 million.

            The second step in determining the number of Reorganized DZ Units to be distributed to Classes 7 and 9 under Section 5.5 of the Plan is to conduct the following calculations. First, determine the product of (x) the product of the Section 5.5 Ratio and X and (y) the fraction obtained by dividing the Class 7 Calculation Claims Amount by the Section 5.5 Claims Amount. Second, multiply this product by one hundred (100), and express the resulting number as a percentage which will be referred to as the "Class 7 Distribution Percentage." Third, determine the sum of one hundred (100) percent minus the Class 7 Distribution Percentage and express this sum as a percentage which will be referred to as the "Class 9 Distribution Percentage."

            The number of Reorganized DZ Units which will be distributed Pro Rata to holders of Class 7 Claims in satisfaction of such Claims will be determined by multiplying the Class 7 Distribution Percentage and the Section
5.5 Distribution Value and dividing by the value of one Reorganized DZ Unit. The number of the Reorganized DZ Units which will be distributed to holders of Class 9 Claims in satisfaction of such Claims will be determined by multiplying the Class 9 Distribution Percentage and the Section 5.5 Distribution Value and dividing by the value of one Reorganized DZ Unit.

            In the event that either (i) the Debtors and the Creditors' Committee do not consensually determine the Section 5.5 Distribution Value, or
(ii) any holders of Allowed Class 7 or 9 Claims dispute the Section 5.5 Distribution Value, as determined by the Debtors and the Creditors' Committee, the Bankruptcy Court shall determine the Section 5.5 Distribution Value. In the event the Bankruptcy Court does not make this determination on or before the Effective Date, all Reorganized DZ Units which comprise the Section 5.5 Distribution Value will be held in reserve pending the Bankruptcy Court's determination and, upon the Bankruptcy Court making such determination pursuant to a Final Order, will thereafter be distributed in accordance with Section 5.5 of the Plan. In the event the

Bankruptcy Court does not determine the Section 5.5 Distribution Value as of the three (3) month anniversary of the Effective Date, Reorganized Discovery Zone shall accept and adopt the Section 5.5 Distribution Value proposed by the Creditors' Committee.

            19.   Distribution of the Class 8 Insurance Fund to Class 8

            The purpose of the Class 8 Insurance Fund is to ensure that all Class 8 Creditors, regardless of when their Claims become Allowed, do not receive a different distribution in respect of Cash, if any, which the Lexington Insurance Company may be obligated to pay under the Lexington 1994-1995 Insurance Policy. The Debtors, based on information obtained to date, do not know and express no opinion as to whether the Lexington Insurance Company will be required to deposit Cash into the Class 8 Insurance Fund.

            On the Effective Date, the Reorganized Debtors shall establish a segregated interest-bearing account (the "Class 8 Insurance Fund"). All Cash paid by Lexington Insurance Company in respect of Allowed Class 8 Claims shall be deposited into the Class 8 Insurance Fund.

            Distributions of Cash from the Class 8 Insurance Fund shall be made, to the extent practicable, on each anniversary of the Effective Date (each, a "Class 8 Insurance Fund Payment Date") until all property in the Class 8 Insurance Fund has been distributed. Reorganized Discovery Zone shall not be required to make any distribution of Cash from the Class 8 Insurance Fund of less than $50,000 on any Class 8 Insurance Fund Payment Date other than on the final Class 8 Insurance Fund Payment Date. In the event Reorganized Discovery Zone does not make a distribution on a Class 8 Insurance Fund Payment Date in accordance with the preceding sentence, the Class 8 Insurance Fund Payment Date shall occur as soon thereafter as a Cash distribution of $50,000 may be made to holders of Class 8 Claims and Reorganized Discovery Zone. Notwithstanding any other provision of this Section 5.6(b), Reorganized Discovery Zone shall make a final distribution from the Class 8 Insurance Fund in the event the Cash to be distributed on the final Class 8 Insurance Fund Payment Date is of an amount not less than $2,000.

            Reorganized Discovery Zone shall determine, as of each Class 8 Insurance Fund Payment Date, the amount of Cash which shall be distributed to each holder of a Class 8 Claim and which shall be distributed to Reorganized Discovery Zone. Reorganized Discovery Zone shall first calculate the holder's Pro Rata portion of Cash then held in the Class 8 Insurance Fund, such portion determined, solely for the purpose of this calculation, as if all Disputed Class 8 Claims were Allowed Claims (such amount being the "Class 8 Initial Pro Rata Calculation Value"). Reorganized Discovery Zone shall also determine the sum of
(i) the amount of Cash, if any, previously distributed to such holder in respect of its Class 8 Claim from the Class 8 Insurance Fund, plus (ii) any sums previously distributed to

Reorganized Discovery Zone from the Class 8 Insurance Fund in respect of such holder's Claim, less (iii) the Cash or the value of Reorganized DZ Units (determined as of the Effective Date) previously distributed to such holder in respect of its Class 8 Claim other than from the Class 8 Insurance Fund (such sum being "Section 5.6 Calculation Sum").

            In the event the Section 5.6 Calculation Sum is a negative number, on the Class 8 Insurance Fund Payment Date: (i) Reorganized Discovery Zone shall receive Cash from the Class 8 Insurance Fund in an amount equal to the Section
5.6 Calculation Sum expressed as a positive number but, in any event, not exceeding the holder's Class 8 Initial Pro Rata Calculation Value, and (ii) the holder of the Class 8 Claim shall receive Cash from the Class 8 Insurance Fund in an amount equal to the positive sum, if any, of its Class 8 Initial Pro Rata Calculation Value and the Section 5.6 Calculation Sum. In the event the Section
5.6 Calculation Sum is a positive number, the holder of the Class 8 Claim shall receive Cash equal to the amount of its Class 8 Initial Pro Rata Calculation Value on the Class 8 Insurance Fund Payment Date.

            20.   Distribution of Fractional Reorganized DZ Units

            Fractional Reorganized DZ Units will not be distributed. Instead, each Creditor which would, except for the operation of the preceding sentence, be a holder of a fractional Reorganized DZ Unit shall receive a whole number of shares of New Common Stock determined in accordance with the calculations contained in Section 5.8(b) of the Plan and described below.

            The first step in determining the number of shares which a Creditor will receive pursuant to Section 5.7 of the Plan is to determine the product of
0.9 (there are 9 shares of Common Stock in each Reorganized DZ Unit) and the holder's fractional interest in a Reorganized DZ Unit, such fractional interest rounded to the first decimal place (rounding down in the case of 0.05 or less and rounding up in the case of more than 0.05). The holder shall receive a whole number of shares of New Common Stock equal to this product rounded to a single integer (rounding down in the case of 0.5 or less and rounding up in the case of more than 0.5). No fractional shares of New Common Stock will be issued.

            All Ten Year Reorganized DZ Warrants (there is one DZ Warrant in each Reorganized DZ Unit) not distributed due to the operation of Section 5.8(a) of the Plan shall be cancelled and no Person shall have any rights with respect to such Ten Year Reorganized DZ Warrants.

      D.    Exit Financing

            The effectiveness of the Plan is conditioned on the Debtors raising financing (the "Exit Financing") on terms acceptable to the Plan Proponents and in an amount necessary to make the payments required to be made under the Plan to satisfy Claims in Classes 1, 1A and 3 and for working capital purposes. The Plan Proponents estimate that Cash payments required to satisfy Claims in Classes 1, 1A and 3 will be approximately $40,900,000. The Plan Proponents presently estimate that the amount of financing required for working capital and capital expenditures and transaction costs will be approximately $30,000,000. Accordingly, the Plan Proponents presently anticipate that approximately $70,000,000 of Exit Financing proceeds will be sufficient to satisfy the condition to effectiveness of the Plan.

            In addition, the Debtors are seeking to raise additional funds to make the Cash distributions available to all Unsecured Creditors electing to receive Cash under the Plan. The Debtors' ability to make the Cash Distributions available with respect to the full amount of all Allowed Claims is dependent on both obtaining sufficient financing and successfully resolving Claims in Classes 7, 8 and 10 for $50 million or less.

            The Plan Proponents contemplate that the Exit Financing will be raised through the sale of debt securities of Reorganized Discovery Zone (the "Debt Securities"), a revolving credit or term loan facility for Reorganized Discovery Zone (the "Credit Facility") or the sale of preferred stock (the "Preferred Stock") of Reorganized Discovery Zone or any combination of the foregoing. The sale of Debt Securities or Preferred Stock would likely require the issuance of warrants to purchase New Common Stock (the "Exit Financing Warrants"). The final maturity of any Debt Securities and Preferred Stock which are issued as part of the Exit Financing is expected to be between five and ten years from the Effective Date, while the final maturity of any Credit Facility which may be entered into as part of the Exit Financing is expected to be between three to seven years from the Effective Date. Any Exit Financing Warrants would be exercisable within ten years of issuance. The Plan Proponents anticipate that collateral will not be necessary for the issuance of Debt Securities or Preferred Stock, and that collateral composed of substantially all of Reorganized Discovery Zone's assets would be required for any Credit Facility, subject to pre-existing liens.

            The weighted average of the interest rates and/or dividend rates of any Debt Securities, the Credit Facility and Preferred Stock which is issued as part of the Exit Financing is likely to be between 12% and 14%. Any Exit Financing Warrants which are issued as part of the Exit Financing are likely to represent the right, upon exercise thereof, to purchase between 10% and 20% of the New Common Stock on a fully diluted basis, subject to adjustment upon the occurrence of certain events, at a nominal exercise price. The specific terms of the Exit Financing are subject to market conditions and will be determined by the Debtors at the time of the closing of the Exit Financing.

            The net proceeds to the Reorganized Debtors from the Exit Financing will be used to (i) satisfy all Class 1 Administrative Expense Claims, including any Claims held by Perry with respect to the Replacement Credit Agreement, as amended by the First Replacement Amendment, as well as Class 1A and Class 3 Claims, (ii) finance a major capital improvement program, (iii) provide additional availability for working capital purposes and (iv) satisfy fees and expenses associated with the Exit Financing. If sufficient financing is obtained, the net proceeds of the Exit Financing will also be used to satisfy Class 7, 8 and 10 Claims in Cash, to the extent that holders of such Claims elect to receive Cash under the Plan, as described in more detail above in "DESCRIPTION OF PLAN AND REORGANIZATION--Classification and Treatment of Claims and Interests."

      E.    Conditions to Confirmation and the Effective Date

            1.    Condition to Confirmation

            The Bankruptcy Court shall not begin a hearing on confirmation of the Plan and thereafter enter the Confirmation Order unless the Debtors' investment bankers have provided the Debtors and the Creditors' Committee with reasonable assurance that they have obtained commitments from investors, conditioned upon confirmation of this Plan, sufficient to consummate the Exit Financing within 14 days of the Confirmation Date.

            2.    Conditions to the Effective Date

            The occurrence of the Effective Date is subject to the following conditions precedent:

            (a) The Debtors shall have consummated the Exit Financing on terms acceptable to the Plan Proponents in an amount necessary to make the cash payments required to be made under this Plan on the Effective Date and for working capital purposes.

            (b) The Confirmation Order, in form and substance satisfactory to the Plan Proponents, shall have become a Final Order.

            (c) The Bankruptcy Court shall have entered a substantive consolidation order, in form and substance satisfactory to the Plan Proponents, which shall have become a Final Order.

            (d) All documents contemplated to be executed or implemented in connection with the Plan, including, without limitation, Exhibit 1 annexed to this Disclosure Statement and Exhibits A through H to the Plan, shall be executed or implemented in a form satisfactory to the Plan Proponents.

            The Plan Proponents expressly reserve the right to waive any of the conditions to the occurrence of the Effective Date set forth above.

      F.    Legal Effect of Plan Confirmation

            1.    Discharge

            The treatment of, and consideration to be received by, holders of Allowed Claims and Allowed Interests pursuant to the Plan will be in full satisfaction, release and discharge of their respective Claims against or Interests in the Debtors. The Confirmation Order shall discharge each Debtor from any debt and liability that arose before Confirmation, as provided in sections 524 and 1141 of the Bankruptcy Code, and any debt and liability of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not:

            (i) a proof of Claim based on such debt or liability is filed or deemed filed under section 501 of the Bankruptcy Code;

            (ii)  a Claim based on such debt or liability is Allowed; or

            (iii) the holder of a Claim based on such debt or liability has accepted the Plan.

            2.    Revesting, Operation of Business

            All property of each Estate shall revest in the applicable Reorganized Debtor on the Effective Date free and clear of all Claims, liens, charges, encumbrances and Interests, except as otherwise provided in the Plan. However, any liens on or security interests in property of each Estate which secure postpetition Claims shall attach to such property on and after the Effective Date until such postpetition Claims have been satisfied in full.

            Liabilities incurred in Debtors' purchase, lease or use of goods and services in the ordinary course of their business, including Administrative Expense Claims for amounts due on account of services rendered to the Debtors, including, without limitation, fees and expenses of professionals, after the Confirmation Date shall be paid by the Reorganized Debtors pursuant to the terms and conditions of the particular transaction giving rise to such Claims, without any further action by the holders of such Claims.

            3.    Exculpation

            None of the directors, officers, agents, representatives, accountants, financial advisors, attorneys or employees of (i) any Debtor during the Chapter 11 Case, (ii) any Reorganized Debtor, (iii) the Creditors' Committee, (iv) any member of the Creditors' Committee during the Chapter 11 Case, (v) Birch, (vi) any member of Birch, or (vii) Viacom, and neither the Debtors, the Reorganized Debtors, the Creditors' Committee, any member of the Creditors' Committee, Birch nor any member of Birch shall have any liability for actions taken or omitted to be taken in good faith under or in connection with the Plan or in connection with the Chapter 11 Case or the operation of the Debtors during the pendency of the Chapter 11 Case.

            4.    Creditors' Committee

            The Creditors' Committee shall continue to have all the rights, powers and duties conferred upon it pursuant to section 1103 of the Bankruptcy Code until the Effective Date, subject to the following sentence. On the Effective Date, the Creditors' Committee will be disbanded and terminate; provided, however, that if the Bankruptcy Court is required to determine the
Section 5.5 Distribution Value, and has not done so on or before the Effective Date, the Creditors' Committee shall continue solely for the purpose of, and in connection with, the Bankruptcy Court's determination of such value, until the earlier of (i) such date that the Bankruptcy Court has made such determination pursuant to a Final Order or (ii) the three (3) month anniversary of the Effective Date. The Creditors' Committee's fees and expenses, including all professional fees, which may be reimbursed pursuant to Section 5.18 of the Plan during such post-Effective Date period shall not exceed $10,000 per month.

            5.    Injunction

            Except as otherwise expressly provided in the Plan, the Confirmation Order will provide, among other things, that all Persons who have held, hold or may hold Claims or who have held, hold or may hold any Interest are permanently enjoined from and after the Effective Date from (i) commencing or continuing in any manner any action or other proceedings of any kind with respect to any such Claim or Interest against any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, or against the property of any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Birch or any member of Birch with respect to any such Claim, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, or against the property of any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, or Birch with respect to any such Claim, except that holders of security interests in or liens, charges or other encumbrances on property may perfect such security interests, liens, charges or other encumbrances, (iv) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or against the property of any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, with respect to any such Claim, (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claim as to which such Person shall be deemed to have covenanted not to sue as provided in Section 11.3 of the Plan and (vi) commencing any action, collecting or recovering by any manner or means any judgment, award, decree or order against the immediate or any mediate transferee of any property distributed pursuant to the Plan or the securities issued hereunder based upon a Claim that the transferor's receipt of such property constituted a fraudulent conveyance, preference, violation of a bulk sales law or based upon any other Claim that receipt and or distribution of property by transfer pursuant to the Plan is wrongful. The injunction provided for by the Confirmation Order will not, however, prevent any person from taking any action to enforce any rights under the Plan or from taking the actions described in (i) through (vi) above against the following former officers and directors of Discovery Zone: Donald Flynn, Robert Mitchum, Victor Casini, Gerard Seegers and John McCarthy. These persons are the five remaining defendants in a securities fraud class action pending in the Northern District of Illinois entitled In re Discovery Zone Securities Litigation. Furthermore, notwithstanding anything contained herein, the injunction to be provided by the Confirmation Order, as described above, shall not prevent any lessor of nonresidential real property from exercising its rights under any lease or guaranty against Viacom.

            The term "Indemnified Person" means (i) each Person serving as an officer or director of any of the Debtors on or after the Petition Date and up to and including the Effective Date, and each employee indemnified by a Debtor as of the Confirmation Date pursuant to the applicable Debtor's articles of incorporation, by-laws, applicable state law or specific agreement, and (ii) professionals retained in these Cases and having an indemnity from the Debtors. The term "Indemnified Person" does not include the following former officers and directors of Discovery Zone: Donald Flynn, Robert Mitchum, Victor Casini, Gerard Seegers and John McCarthy.

      G.    Certain Other Provisions of the Plan

            1.    Executory Contracts and Unexpired Leases

            Each executory contract or unexpired lease shall be deemed rejected as of the Effective Date, except those executory contracts or unexpired leases listed in Schedule 2 to the Plan, which the Debtors will assume on the Confirmation Date; provided, however, that the Debtors or the Reorganized Debtors shall have the right, at any time prior to sixty (60) days after the Effective Date, to amend Schedule 2; any executory contract or unexpired lease which is added to or deleted from Schedule 2 will be assumed or rejected, respectively, as of the date of such amendment.

            All cure and other payments required by section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease which is assumed or assumed and assigned under the Plan shall be made by the Reorganized Debtors. In the event of a dispute regarding the amount of any cure or other payment, the ability of any Reorganized Debtor or an assignee to provide adequate assurance of future performance, or any other matter pertaining to assumption or assignment, the Reorganized Debtors shall make such cure or other payments required by section 365(b)(1) of the Bankruptcy Code following the entry of a Final Order resolving such dispute. The Reorganized Debtors shall cure all other defaults existing under any executory contract or unexpired lease which is assumed under the Plan.

            Each Person who is a party to an executory contract or unexpired lease rejected pursuant to Section 7.1 of the Plan shall be entitled to file, not later than thirty (30) days after such rejection, a proof of Claim for damages alleged to arise from the rejection of such executory contract or unexpired lease to which such Person is a party. Objections to any such proof of Claim shall be filed not later than sixty (60) days after such proof of Claim is filed, and the Bankruptcy Court shall determine any such objections. Payment of such Claim shall be made on the later of (i) ten Business Days after the expiration of the sixty-day period for filing an objection in respect of any proof of Claim filed in respect of a rejected executory contract or unexpired lease and (ii) ten Business Days after the Claim has been Allowed by a Final Order, provided that no such payments shall be made before the Effective Date.

            Allowed Claims arising out of the rejection of executory contracts or unexpired leases shall be Class 7 Claims.

            2.    Substantive Consolidation

            The Plan is predicated upon the Bankruptcy Court entering an order granting the Debtors' motion for substantive consolidation of the Chapter 11 Case. The Debtors' motion for an order directing the substantive consolidation of the Chapter 11 case and a memorandum of law in support thereof will be filed shortly with the Bankruptcy Court and will be returnable at or shortly before the Plan Confirmation hearing. Notice of the motion will be provided to all entities receiving ballots, and copies of the motion and memorandum of law will be made available upon request at the Debtors' expense.

            Substantive consolidation is an equitable remedy which a bankruptcy court may be asked to apply in those Chapter 11 cases involving affiliated debtors. As contrasted with procedural consolidation (which has already been accomplished pursuant to the Bankruptcy Court's Joint Administration Order),(1) substantive consolidation may affect the substantive rights and obligations of creditors and debtors. Substantive consolidation involves the pooling of the assets and liabilities of the affected debtors (to be substantively consolidated). All the debtors in the substantively consolidated group are treated as if they were a single corporate/economic entity.

            Consequently, a creditor of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. Substantive consolidation, however, does not affect the debtors' separate corporate existence or independent ownership of property for any purpose other than for making distributions of property under a plan of reorganization or otherwise as necessary to implement such plan. Pursuant to the Plan, however, the Merger Subsidiaries will be merged with and into the U.S. Holding Company. See "DESCRIPTION OF PLAN OF REORGANIZATION--Certain Other Provisions of the Plan--Merger of Reorganized Debtors."

            The granting of substantive consolidation by the Bankruptcy Court turns on two primary factors: (i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit; or (ii) whether the affairs of the Debtors are so entangled that consolidation would benefit creditors. The Bankruptcy Court will review the record to determine whether substantive consolidation results in fairness to the Debtors' creditors.

            As mentioned above, the Plan contemplates and is predicated upon the substantive consolidation of the estates of all the Debtors into a single entity solely for the purpose of the Plan and all actions with respect to confirmation and consummation of the Plan. On the Effective Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all intercompany

--------
(1) Procedural consolidation or joint administration has no effect on the substantive rights of debtors and their respective creditors, interest holders or other parties. Rather, it is simply an administrative process under Bankruptcy Rule 1015(b) whereby the affiliated debtors remain separate entities while there is a joint handling of purely administrative matters to expedite the cases.

Claims by and among the Debtors will be released; (ii) all assets and all proceeds thereof and all liabilities of the Debtors will be deemed merged or treated as though they were merged; (iii) any obligation of any Debtor and all guarantees thereof executed by any of the Debtors will be deemed to be one obligation of the Debtors; (iv) any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one Claim against the Debtors; (v) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors will be deemed one Claim filed against the Debtors; (vi) all duplicative Claims filed against more than one of the Debtors will be automatically expunged so that only one Claim survives against the Debtors;
(vii) all Equity Interests of any Debtor in any other Debtor shall be deemed automatically cancelled and retired by operation of law and shall cease to exist; and (viii) the Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against Claims against such Debtor or another Debtor.

            On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other person shall be discharged, released and of no further force and effect. Absent substantive consolidation, the allowance of these multiple Claims has the effect of diluting the amounts payable to holders of General Unsecured Claims generally, as a consequence of such unsecured creditors having to share their distributions with additional creditors holding large Claims.

            The Debtors believe that the substantive consolidation contemplated herein is proper and shall not affect any intercompany Claims and equity interests between any of the Debtors and any of the non-Debtor subsidiaries of Discovery Zone, which shall remain outstanding. Additionally, the Debtors believe that they will be successful on their motion for substantive consolidation (to be filed shortly as discussed above) for a number of reasons (not limited to the following). First, the Debtors' creditors did not deal with each Debtor as a single economic unit, but rather, the Debtors were dealt with together as a single "Discovery Zone" entity. Second, with only few exceptions, the Debtors shared overhead, management, accounting and related expenses. Finally, the Claims against and the other affairs of the Debtors are so intermingled that the denial of substantive consolidation would result in a costly, time-consuming administrative burden.

            3.    Merger of Reorganized Debtors

            Simultaneously with the commencement of the Effective Date, Reorganized Discovery Zone, the U.S. Holding Company and the Merger Subsidiaries(1) will take all such actions as may be necessary or appropriate to effect the Merger Transactions on the terms and subject to the conditions set forth in the Merger Agreement. Without limiting the generality of the foregoing sentence, promptly upon the satisfaction or waiver of each of the conditions set forth in the Merger Agreement, the U.S. Holding Company and the Merger Subsidiaries will cause the Merger Agreement, a certificate of merger or other appropriate documentation conforming to the applicable provisions of the laws of its jurisdiction of organization to be appropriately filed in such jurisdiction pursuant to applicable provisions of such laws and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by such laws or other applicable laws in connection with the Merger Transactions.

            4.    Securities Law Matters

            In reliance upon an exemption from the registration requirements of the Securities Act and state and local securities laws afforded by section 1145 of the Bankruptcy Code, the New Common Stock and the Ten Year Reorganized DZ Warrants to be issued on the Effective Date to holders of Allowed Class 6, 7, 8, 9 and 10 Claims as provided in the Plan, as well as the shares of common stock of Reorganized Discovery Zone (the "Warrant Shares") issuable upon the exercise of the Ten Year Reorganized DZ Warrants, will not need to be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or local securities law. Section 1145, generally, exempts from such registration requirements the offer or sale of (A) a debtor's securities under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or interest in, or an administration expense claim against such debtor, or if such securities are offered or sold principally in such exchange and partly for Cash and (B) a security through or upon the exercise of any warrant, option, right to subscribe or conversion privilege offered or sold in the manner specified in clause (A).

--------
(1) The Merger Subsidiaries are Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Leaps & Bounds, Inc., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P., Tumble for Fun Limited Partnership, Metrozone, Inc. and Enchanted Castle II, Inc. Metrozone, Inc. and Enchanted Castle II, Inc., which are not Debtors, are each a Delaware corporation and a wholly owned subsidiary of Discovery Zone, Inc. and have neither assets nor creditors.

            The shares of New Common Stock and the Ten Year Reorganized DZ Warrants issued to holders of Allowed Class 6, 7, 8, 9 and 10 Claims pursuant to the Plan on the Effective Date and the Warrant Shares generally may be resold by any holder without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by Section 4(1) of the Securities Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code (a "statutory underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration on the state level pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to the availability thereof.

            Section 1145(b) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (i) purchases a claim or interest with a view to distribution of any security to be received in exchange for such claim or interest, or (ii) offers to sell securities issued under a plan for the holders of such securities, or (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (iv) is a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the issuer of the securities (in this case, Reorganized Discovery
Zone).

            Holders of New Common Stock, Ten Year Reorganized DZ Warrants or Warrant Shares who are deemed to be statutory underwriters may not reoffer or resell such securities except pursuant to an effective registration or an exemption from registration under the Securities Act and state securities or blue laws. Such holders who believe they may be statutory underwriters under the definition contained in section 1145 of the Bankruptcy Code are advised to consult their own counsel with respect to the availability of such an exemption.

            THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE PLAN PROPONENTS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF NEW SECURITIES MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(b)(1) OF THE BANKRUPTCY CODE AND/OR AN "AFFILIATE" UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, AND THE UNCERTAINTY CONCERNING THE AVAILABILITY OF THE EXEMPTIONS FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS FOR OFFERS AND RESALES OF NEW COMMON STOCK, TEN YEAR REORGANIZED DZ WARRANTS AND WARRANT SHARES, THE PLAN PROPONENTS ENCOURAGE POTENTIAL RECIPIENTS OF NEW COMMON STOCK AND TEN YEAR REORGANIZED DZ WARRANTS TO CONSIDER CAREFULLY AND CONSULT WITH THEIR OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREWITH.

            5.    Stock Incentive Plan

            Subject to approval by the Board of Directors of Reorganized Discovery Zone (the "New Board"), subsequent to the Effective Date, Reorganized Discovery Zone shall implement a Stock Incentive Plan, substantially in the form annexed to the Plan as Exhibit F. The purposes of the Stock Incentive Plan are to give Reorganized Discovery Zone a competitive advantage in attracting, retaining and motivating officers and employees and to provide Reorganized Discovery Zone with a stock plan providing incentives more directly linked to the profitability of Reorganized Discovery Zone's businesses and increases in shareholder value. The general, material terms of the Stock Incentive Plan are as follows:

                  a. Anticipated Stock Option Grants

      Total Amount of Options Available (as % of New Common Stock on a fully diluted basis):

            Participants:
                 Chief Executive Officer                 5%
                 Other Key Employees                     5%
                                                         --
                      Total                              10%

            Pricing:

            Options will have a strike price based upon the fair market value of the New Common Stock as determined in good faith by the Compensation Committee (as defined below) of the New Board.

            The stock option component of the Stock Incentive Plan shall in no event result in a dilution of the amount of New Common Stock to be issued to holders of Allowed Claims pursuant to the Plan of greater than 10%.

            Section 5.10 of the Plan provides that, by voting to accept the Plan, all holders of Claims in Classes 6, 7, 8, 9 and 10 (who, immediately following the effectiveness of the Plan, shall comprise the stockholders of Reorganized Discovery Zone) shall be deemed to have ratified and approved the Stock Incentive Plan. In addition, after the Effective Date, for purposes of becoming exempt from the deduction limits set forth in Section 162(m) of the Internal Revenue Code, it is expected that holders of a majority of the then-outstanding New Common Stock will approve the material terms of the Stock Incentive Plan. In connection therewith, the following is a summary of the material terms of the Stock Incentive Plan.

                  b.    Administration and Eligible Participants

            The Stock Incentive Plan is to be administered by a committee (the "Compensation Committee") of the New Board which consists of two or more members of the New Board designated by the New Board to administer the plan, each of whom is intended to be a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934) and an "outside director" (within the meaning of Internal Revenue Code section 162(m)).

            Officers and employees of Reorganized Discovery Zone and its subsidiaries and affiliates shall be eligible to be granted awards under the Stock Incentive Plan.

            Reorganized Discovery Zone anticipates granting awards to its Chief Executive Officer and other as-yet unidentified key employees. The Compensation Committee has the authority to determine the participants to whom awards shall be granted under the Stock Incentive Plan; to determine whether and to what extent incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units or any combination thereof are to be granted; to determine the number of shares of New Common Stock to be covered by each award granted; to determine the terms and conditions of any award granted hereunder (including, but not limited to, the option price), any vesting condition, restriction or limitation and any vesting acceleration or forfeiture waiver regarding any award and the shares of New Common Stock relating thereto, based on such factors as the Compensation Committee shall determine; to modify, amend or adjust the terms and conditions of any award, at any time or from time to time, including but not limited to performance goals; provided, however, that the Compensation Committee may not adjust upwards the amount payable with respect to a qualified performance-based award or waive or alter the performance goals associated therewith; to determine to what extent and under what circumstances New Common Stock and other amounts payable with respect to an award shall be deferred; and to determine under what circumstances an award may be settled in Cash or New Common Stock.

                  c.    Number of Shares Authorized Under the Stock Incentive
                        Plan

            The Stock Incentive Plan authorizes the grant of awards to participants with respect to a maximum of 523,000 shares of the New Common Stock ("Shares"), which number represents 10% of the New Common Stock on a fully diluted basis; provided that the maximum number of Shares with respect to which stock options and stock appreciation rights may be granted to any participant in the Stock Incentive Plan in any fiscal year may not exceed 265,000 Shares. If any shares of restricted stock are forfeited, or if any stock option (and related stock appreciation right, if any) terminates without being exercised, or if any stock appreciation right is exercised for Cash, then the Shares covered by such award shall again be available for distribution in connection with awards under the Stock Incentive Plan.

            In the event of a change in corporate capitalization, a corporate transaction, another distribution of stock or property of Reorganized Discovery Zone, a reorganization or a partial or complete liquidation of Reorganized Discovery Zone, the Compensation Committee or New Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Stock Incentive Plan, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the Stock Incentive Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion.

                  d.    Stock Options

            Non-qualified and incentive stock options granted under the Stock Incentive Plan shall be subject to such terms, including option price, option term, exercisability and method of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement or thereafter.

            Payment in respect of the exercise of an option granted under the Stock Incentive Plan may be made in certified or bank check, or, if approved by the Compensation Committee, payment, in full or in part, may also be made in the form of unrestricted New Common Stock already owned by the optionee (based on the fair market value of the New Common Stock on the date the stock option is exercised); provided, however, that, in the case of an incentive stock option the right to make a payment in the form of already owned Shares may be authorized only at the time the stock option is granted and provided, further that such already owned shares have been held by the optionee for at least six months at the time of exercise. In the discretion of the Compensation Committee, payment for any shares subject to a stock option may also be made by (i) delivering a properly executed exercise notice to Reorganized Discovery Zone, together with a copy of irrevocable instructions to a broker to deliver promptly to Reorganized Discovery Zone the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes; or (ii) instructing the Compensation Committee to withhold a number of such shares of a fair market value on the date of exercise equal to the aggregate exercise price of such stock option.

            No stock option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a nonqualified stock option, as otherwise expressly permitted under the applicable option agreement including, if so permitted, pursuant to a gift to a member of such optionee's family, whether directly or indirectly or by means of a trust or partnership or otherwise.

            Unless otherwise determined by the Compensation Committee, if an optionee's employment terminates by reason of death, any stock option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, for a period of one year (or such other period as the Compensation Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such stock option, whichever period is the shorter.

            Unless otherwise determined by the Compensation Committee, if an optionee's employment terminates by reason of disability, any stock option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine, for a period of three years (or such shorter period as the Compensation Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such stock option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised stock option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such stock option, whichever period is the shorter. In the event of termination of employment by reason of disability, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Internal Revenue Code, such stock option will thereafter be treated as a nonqualified stock option.

            Unless otherwise determined by the Compensation Committee, if an optionee's employment terminates by reason of retirement, any stock option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such retirement, or on such accelerated basis as the Compensation Committee may determine, for a period of five years (or such shorter period as the Compensation Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such stock option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised stock option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such stock option, whichever period is the shorter. In the event of termination of employment by reason of retirement, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Internal Revenue Code, such stock option will thereafter be treated as a nonqualified stock option.

            Unless otherwise determined by the Compensation Committee: (A) if an optionee incurs a Termination of Employment (as defined in the Stock Incentive
Plan) for Cause (as defined in the Stock Incentive Plan), all stock options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, disability or retirement or for Cause, any stock option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such stock option's term; provided, however, that if the optionee dies within such three-month period, any unexercised stock option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such stock option, whichever period is the shorter. In the event of Termination of Employment, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Internal Revenue Code, such stock option will thereafter be treated as a nonqualified stock option.

            On receipt of written notice of exercise, the Compensation Committee may elect to Cash out all or part of the portion of the Shares for which a stock option is being exercised by paying the optionee an amount, in Cash or New Common Stock, equal to the excess of the fair market value of the New Common Stock over the option price times the number of Shares for which the option is being exercised on the effective date of such Cashout.

            Notwithstanding any other provision of the Stock Incentive Plan, during the 60-day period from and after a Change in Control (as defined in the Stock Incentive Plan) (the "Exercise Period"), unless the Compensation Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the stock option is fully exercisable and in lieu of the payment of the exercise price for the Shares being purchased under the stock option and by giving notice to Reorganized Discovery Zone, to elect (within the Exercise Period) to surrender all or part of the stock option to Reorganized Discovery Zone and to receive Cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price (as defined in the Stock Incentive Plan) per share of New Common Stock on the date of such election shall exceed the exercise price per share of

New Common Stock under the stock option multiplied by the number of Shares granted under the stock option as to which the right granted under this paragraph shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this paragraph would make a Change in Control transaction ineligible for pooling-of-interests accounting under Accounting Principles Bulletin No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Compensation Committee shall have the ability to substitute for the Cash payable pursuant to such right New Common Stock with a fair market value equal to the Cash that would otherwise be payable hereunder.

            The Compensation Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an option, receipt of all or a portion of the Shares subject to such option and/or to receive Cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Compensation Committee shall determine.

                  e.    Stock Appreciation Rights

            Stock Appreciation Rights (as defined in the Stock Incentive Plan) may be granted in conjunction with all or part of any stock option granted under the Stock Incentive Plan. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related stock option. A Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the related stock option in accordance with procedures established by the Compensation Committee. Stock options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

            Stock Appreciation Rights granted under the Stock Incentive Plan shall be subject to such terms and the conditions as shall be determined by the Compensation Committee and specified in the applicable award agreement or thereafter; provided that Stock Appreciation Rights may be exercisable only at such time or times and to the extent that the stock option to which they relate are exercisable. Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in Cash, Shares or both, in value equal to the excess of the fair market value of one Share over the option price per Share specified in the related stock option multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised, with the Compensation Committee having the right to determine the form of payment. Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying stock option.

            Upon the exercise of a Stock Appreciation Right, the stock option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth above on the number of Shares to be issued under the Stock Incentive Plan, but only to the extent of the number of Shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  f.    Restricted Stock

            Shares of restricted stock may be awarded either alone or in addition to other awards granted under the Stock Incentive Plan. The Compensation Committee shall determine the officers and employees to whom and the time or times at which grants of restricted stock will be awarded, the number of Shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth above), the conditions for vesting, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those described below.

            The Compensation Committee may, prior to or at the time of grant, designate an award of restricted stock as a qualified performance-based award, in which event it shall condition the grant or vesting, as applicable, of such restricted stock upon the attainment of performance goals, or it may condition the grant or vesting thereof upon the attainment of performance goals. The Compensation Committee may also condition the grant or vesting thereof upon the continued service of the participant. The Compensation Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of restricted stock that is a qualified performance-based award, the applicable performance goals have been satisfied.

            During the restriction period, if any, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock; provided that the foregoing shall not prevent a participant from pledging restricted stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for stock options.

            Except as otherwise provided, the participant shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of Reorganized Discovery Zone holding New Common Stock that is the subject of the restricted stock award, including, if applicable, the right to vote the Shares and the right to receive any Cash dividends. If so determined by the Compensation Committee in the applicable restricted stock agreement, (A) Cash dividends on the New Common Stock that is the subject of the restricted stock award shall be automatically deferred and reinvested in additional restricted stock, held subject to the vesting of the underlying restricted stock, or held subject to meeting performance goals applicable only to dividends, and (B) dividends payable in New Common Stock shall be paid in the form of restricted stock held subject to the vesting of the underlying restricted stock, or held subject to meeting performance goals applicable only to dividends.

            Except to the extent otherwise provided, upon a participant's Termination of Employment for any reason during the restriction period or before the applicable performance goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

            Except to the extent otherwise provided in the event of a Change in Control, in the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of restricted stock with respect to which a participant is a Covered Employee (as defined in the employee incentive plan), satisfaction of the applicable performance goals unless the participant's employment is terminated by reason of death or disability) with respect to any or all of such participant's shares of restricted stock.

                  g.    Performance Units

            Performance units may be awarded either alone or in addition to other awards granted under the Plan. The Compensation Committee shall determine the officers and employees to whom and the time or times at which performance units shall be awarded, the number of performance units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth above), the duration of the award cycle and any other terms and conditions of the award.

            The Compensation Committee may, prior to or at the time of the grant, designate performance units as qualified performance-based awards, in which event it shall condition the settlement thereof upon the attainment of performance goals, or it may condition the settlement thereof upon the attainment of performance goals. The Compensation Committee may also condition the settlement thereof upon the continued service of the participant. Except as otherwise provided, performance units may not be sold, assigned, transferred, pledged or otherwise encumbered during the award cycle.

            Except to the extent otherwise provided, upon a participant's Termination of Employment for any reason during the award cycle or before any applicable performance goals are satisfied, all rights to receive Cash or stock in settlement of the performance units shall be forfeited by the participant. Except to the extent otherwise provided in the event of a Change in Control, in the event that a participant's employment is terminated (other than for Cause), or in the event a participant retires, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of performance units that are qualified performance-based awards, satisfaction of the applicable performance goals unless the participant's employment is terminated by reason of death or disability) with respect to any or all of such participant's performance units.

            A participant may elect to further defer receipt of Cash or shares in settlement of performance units for a specified period or until a specified event, subject in each case to the Compensation Committee's approval and to such terms as are determined by the Compensation Committee.

            At the expiration of the award cycle, the Compensation Committee shall evaluate Reorganized Discovery Zone's performance in light of any performance goals for such award, and shall determine the number of performance units granted to the participant which have been earned, and the Compensation Committee shall then cause to be delivered (A) a number of Shares equal to the number of performance units determined by the Compensation Committee to have been earned, or (B) Cash equal to the fair market value of such number of Shares to the participant, as the Compensation Committee shall elect (subject to any deferral).

                  h.    Tax Offset Bonuses

            At the time an award is made hereunder or at any time thereafter, the Compensation Committee may grant to the participant receiving such award the right to receive a Cash payment in an amount specified by the Compensation Committee, to be paid at such time or times (if ever) as the award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes.

                  i.    Term and Amendment to Stock Incentive Plan

            The Stock Incentive Plan will terminate 10 years after the effective date of the Stock Incentive Plan. Under the Stock Incentive Plan, awards outstanding as of such date shall not be affected or impaired by such termination.

            The New Board may amend, alter, or discontinue the Stock Incentive Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a stock option or a recipient of a stock appreciation right, restricted stock award or performance unit award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Stock Incentive Plan to qualify for any exemption provided by Rule 16b-3 of the Exchange Act. In addition, no such amendment shall be made without the approval of the stockholders to the extent such approval is required by law or agreement.

            The Compensation Committee may amend the terms of any stock option or other award theretofore granted, prospectively or retroactively, but no such amendment shall cause a qualified performance-based award to cease to qualify for the exemption under Section 162(m) of the Internal Revenue Code or impair the rights of any holder without the holder's consent except such an amendment made to cause the Stock Incentive Plan or award to qualify for any exemption provided by Rule 16b-3 of the Exchange Act.

                  j.    Federal Income Tax Consequences Relating to Stock
                        Options

            The following summary of the federal income tax consequences of the grant and exercise of nonqualified and incentive stock options awarded under the Stock Incentive Plan, and the disposition of Shares purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Internal Revenue Code and the regulations promulgated thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Each recipient of an award is urged to consult his or her own tax advisor as to the specific tax consequences regarding the grant of an award.

            No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by Reorganized Discovery Zone for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Internal Revenue Code of compensation paid to executives covered by those sections. The optionee's tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

            Notwithstanding the foregoing, pursuant to applicable rules under section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act (a "Section 16 Person") may begin a six-month holding period that (absent a written election (pursuant to Internal Revenue Code Section 83(b)) filed with the Internal Revenue Service within 30 days after the date of transfer of Shares to include the Spread in income) defers the timing of income recognition until the end of the filing period (the "Deferral Period"). There will be no Deferral Period if the option grant is (a) approved in advance by the New Board (or a committee composed solely of two or more "non-employee directors" as defined under applicable law) or (b) approved in advance, or subsequently ratified by Reorganized Discovery Zone's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option granted in conformance with the requirements described in clause (a) or (b) above will be the date of exercise.

            The payment by an optionee of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired Shares to Reorganized Discovery Zone, and Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to Reorganized Discovery Zone and will have a holding period that includes the holding period of the Shares surrendered. The value of Shares received by the optionee in excess of the number of Shares surrendered to Reorganized Discovery Zone will be taxable to the optionee. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

            The Internal Revenue Code generally requires that, for incentive stock option treatment: (i) shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise, and (ii) at all times during the period beginning on the date of grant of the option and ending on the day three months before the date of exercise, the optionee was an employee of either the issuer or its subsidiaries. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an item of adjustment which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionee does not dispose of the Shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to Reorganized Discovery Zone for federal income tax purposes in connection with the grant or exercise of the option or disposition of the Shares. If, within two years of the date of grant or within one year from the date of exercise, the holder of Shares acquired through the exercise of an incentive stock option disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by Reorganized Discovery Zone for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Internal Revenue Code for compensation paid to executives covered by those sections.

            6.    Public Listing of New Common Stock

            In the event the Debtors make the Complete Cash Distribution and Deposit, Reorganized Discovery Zone will have no obligation under the Plan to obtain a Listing (as defined below) for the New Common Stock or the Ten Year Reorganized DZ Warrants. However, if the Debtors do not make the Complete Cash Distribution and Deposit and a

Listing has not been obtained, Reorganized Discovery Zone must use commercially reasonable efforts, beginning on the first anniversary of the Effective Date, to obtain by no later than fifteen (15) months after the Effective Date (i) a continuing listing of the New Common Stock and Ten Year Reorganized DZ Warrants on a national stock exchange or (ii) a continuous quotation of the aforementioned securities quoted through any tier of the Nasdaq Stock Market (in either case, a "Listing"). If the application for a Listing is denied, Reorganized Discovery Zone shall use commercially reasonable efforts to cure the conditions which resulted in such denial, and Reorganized Discovery Zone shall reapply for Listing promptly after such conditions are cured.

            7.    Employee Retention Plan

            On the Effective Date and thereafter, Reorganized Discovery Zone will implement and make those payments required under the Employee Retention Plan which, in the aggregate, will not exceed $500,000 (not including any possible severance payments). The following Employee Retention Program, which is attached as Exhibit C to the Plan, will be implemented by Reorganized Discovery Zone pursuant to section 5.11 of the Plan. Under the Employee Retention Plan, employees are divided into four levels, and employees at each level are entitled to different benefits. Neither Ms. Donna Moore, Mr. Scott Bernstein, Ms. Sharon Rothstein nor Mr. Robert Rooney are included in the Employee Retention Plan. All employment contracts will be rejected pursuant to section 365(a) of the Bankruptcy Code.

                  a.    Level I Employees

            Level I employees are the Vice Presidents and the Controller. Each Level I employee will receive a 1996 Annual Bonus Payment equalling twenty percent (20%) of such Level I employee's salary. As approved by the Bankruptcy Court on November 14, 1996, one-third of the 1996 Annual Bonus Payment, not to exceed $5,000, will be paid on or before November 30, 1996 as an Interim Stay Bonus. The remaining portion of the 1996 Annual Bonus Payment will be paid on the earlier of March 30, 1997 and the Effective Date. The terms and conditions of the 1997 Annual Bonus Payment for Level I employees will be established by Reorganized Discovery Zone's Chief Executive Officer after the Effective Date.

            Level I employees are also eligible to receive a Bonus Payment For Emergence From Chapter 11 in recognition of the additional time and effort required in assisting Discovery Zone to confirm the Plan. A Level I employee's Bonus Payment For Emergence From Chapter 11 will be equal to the amount of that employee's Annual Bonus Payment (including the Interim Bonus Payment) as of the date the Plan is confirmed, provided that such employee is either (i) in good standing at that time or (ii) entitled to receive such payment under "Severance" below. Bonus Payments For Emergence From Chapter 11 will be made on the Effective Date. In order to provide assurance to employees, Discovery Zone's current Severance Plan is incorporated in the Employee Retention Program and will be approved under the Plan. In the event a Level I employee or an employee who serves as an officer is terminated without cause, such employee shall receive as severance (i) six (6) months of severance pay, or, if greater, severance pay equal to 1.7 weeks per year of continuous service, (ii) a pro rata portion of his or her annual bonus for the year such termination occurs, based on the number of days such employee was employed during such year, and (iii) if the employee is terminated without cause during the period beginning 90 days prior to the date a plan of reorganization is confirmed, the Bonus Payment For Emergence From Chapter 11.

                  b.    Level II Employees

            Level II employees are the Corporate Directors and Regional Directors of Operations. Each Level II employee will receive a 1996 Annual Bonus Payment equal to ten percent (10%) of a Level II employee's annual salary. As approved by the Bankruptcy Court on November 14, 1996, one-third of the 1996 Annual Bonus Payment will be paid on or before November 30, 1996 as an Interim Stay Bonus. The remaining portion of the 1996 Annual Bonus Payment will be paid on the earlier of March 30, 1997 and the Effective Date. The terms and conditions of the 1997 Annual Bonus Payment for Level II employees will be established by Reorganized Discovery Zone's Chief Executive Officer after the Effective Date.

            If a Level II employee is terminated without cause, such employee shall receive as severance a pro rata portion of the annual bonus for the year such termination occurs, based on the number of days such employee was employed during such year. As provided in the Severance Plan, Level II employees are entitled to a minimum of 3 months of severance pay, or, if greater, 1.7 weeks per year of continuous service.

                  c.    Level III Employees

            Level III employees are the Corporate Managers and Field Managers. Each Level III employee will receive a 1996 Annual Bonus Payment equal to seven and one-half percent (7.5%) of such Level III employee's annual salary. As approved by the Bankruptcy Court on November 14, 1996, one-third of the 1996 Annual Bonus Payment will be paid on or before November 30, 1996 as an Interim Stay Bonus. The remaining portion of the 1996 Annual Bonus Payment will be paid on the earlier of March 30, 1997 and the Effective Date. The terms and conditions of the 1997 Annual Bonus Payment for Level III employees will be established by Reorganized Discovery Zone's Chief Executive Officer after the Effective Date.

            As provided in the Severance Plan, Level III employees are entitled to a minimum of four weeks of severance pay, or, if longer, 1.7 weeks per year of continuous service.

                  d.    Level IV Employees

            Level IV employees are non-management personnel. As provided in the Severance Plan, Level IV employees are entitled to a minimum of two weeks of severance pay, or, if longer, 1.7 weeks per year of continuous service.

                  e.    Discretionary Pool

            To receive a distribution from the discretionary pool, an employee who is not a Level I employee must have clearly demonstrated a specific contribution to Discovery Zone or the reorganization process as determined by an officer of Discovery Zone. All payments from the discretionary pool must be approved by the Chief Executive Officer and the Board of Directors of Discovery Zone on or before the Effective Date. All payments from the Discretionary Pool will be made on the Effective Date. The maximum amount which may be distributed from the discretionary pool is $150,000.

            8.    Subordination

            In consideration of the distributions to be made to the holders of Class 6 Allowed Claims under the Plan, such holders shall each be deemed as of the Effective Date to have agreed to limit the enforcement of any contractual or statutory subordination of which they may be the beneficiaries to their right to receive the consideration to be provided to them under the Plan and to have agreed to allow the holders of Class 9 Allowed Claims to receive the consideration to be provided to them under the Plan, free of any subordination Claims that may otherwise be applicable. The subordination provisions under the LYONS shall be enforced without exception and the holders of Allowed Class 9 Claims shall not receive any distribution under the Plan if, however, Class 9 rejects the Plan and one or more of the following occur: (i) any holder of an Allowed Class 9 Claim files, or causes to be filed, an objection to confirmation of the Plan in respect of its treatment of Class 9 Claims which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date, (ii) the Indenture Trustee files, or causes to be filed, any objection to confirmation of the Plan (other than an objection relating solely to the payment of the Indenture Trustees' fees and expenses), or (iii) the holder of Class 9 Claims and Class 1 Claims files any objection to confirmation of the Plan (other than an objection described in the following paragraph).

            Notwithstanding the preceding paragraph, if the holder of both Class 9 Claims and Class 1 Claims files an objection to those aspects of the Plan reasonably calculated to protect that holder's Class 1 Claims, the filing of such objection shall in no way affect the distribution of Reorganized DZ Units to the holders of Allowed Class 9 Claims under the Plan.

            9.    Disputed Claims

            No property shall be distributed under the Plan on account of any Disputed Claim. Reorganized Discovery Zone shall establish, and hold in trust, reserves (each being a "Disputed Claims Reserve") with respect to each Class of Claims in which there exists a Disputed Claim and place in each Disputed Claims Reserve property to be distributed on the later of the Effective Date and the date such Claim becomes Allowed on account of such Claims to the extent such Claims become Allowed.

            Cash held in any Disputed Claims Reserve shall be held in a segregated interest-bearing trust account. To the extent practicable, Reorganized Discovery Zone may invest the Cash in any Disputed Claims Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment.

            On or prior to the Confirmation Date, either (i) the Plan Proponents and the Committee shall have jointly determined, and such determination shall have been approved by the Bankruptcy Court, or (ii) the Bankruptcy Court shall have determined, for each Class of Claims, other than Class 1A, the amount of Cash and the number of Reorganized DZ Units sufficient to fund the Disputed Claims Reserve with respect to each such Class. In accordance with the preceding sentence, the Bankruptcy Court may estimate the maximum amount of Disputed Claims in each Class for the purpose of funding each Disputed Claims Reserve in accordance with Section 5.16 of the Plan.

            In the event that the Cash or Reorganized DZ Units which are held in a Disputed Claims Reserve with respect to a Class are insufficient to satisfy the Allowed Claims of such Class, Reorganized Discovery Zone shall deposit into the applicable Disputed Claims Reserve Reorganized DZ Units necessary to satisfy such Allowed Claims as such Claims become Allowed by Final Order, the number of such Reorganized DZ Units determined as if the Disputed Claim became an Allowed Claim on the Effective Date. Notwithstanding any other provision of this Plan, any Electing Holder whose Claim becomes Allowed after all Cash in the applicable Disputed Claims Reserve has been distributed shall receive its Pro Rata portion of Reorganized DZ Units.

            The property in each Disputed Claims Reserve, including the allocable portion of the net return yielded from the investment of any Cash in such Disputed Claims Reserve, if any, and all regular and special dividends, if any, that would have been received by the holder of shares of New Common Stock that were held in each Disputed Claims Reserve, will be distributed by Reorganized Discovery Zone to the holders of the Disputed Claims as such Claims become Allowed by Final Order.

            To the extent that Claims ultimately Allowed in any Class exceed prior estimates of the Claims in that Class, Reorganized Discovery Zone shall distribute additional Reorganized DZ Units and Cash, if any, held in the applicable Disputed Claims Reserve to the holders of such Claims so that the final allocation of Reorganized DZ Units to such holders and to all holders in Classes 6, 7, 8, and 10 represent the same Per Claim Distribution.

            In the event there shall be, with respect to the Disputed Claims Reserve for any Class, (i) an amount of Cash in excess of that required to pay all Disputed Claims in such Class a twenty percent (20%) Cash distribution pursuant to the Plan (assuming that all such Disputed Claims became Allowed), or
(ii) any Cash remaining in such Disputed Claims Reserve after all disputes relating to Disputed Claims in such reserve have been resolved and all distributions in respect of such Claims have been made, Reorganized Discovery Zone shall distribute such Cash pro rata to all other Disputed Claims Reserves. Any property remaining in any Disputed Claims Reserve (x) in excess of the amount of Cash required to satisfy all Disputed Claims in Cash pursuant to the Plan (assuming that all such Disputed Claims became Allowed Claims), or (y) after the resolution of all disputes relating to Disputed Claims in such reserve, shall become the property of Reorganized Discovery Zone.

            10.   Method of Resolution for Personal Injury Disputed Claims

            Within thirty (30) days after the Effective Date, Reorganized Discovery Zone shall mail to each holder of a Disputed Claim relating to a personal injury (a "Personal Injury Disputed Claim") a form prepared by Reorganized Discovery Zone, requesting such information as it believes is necessary to evaluate such Personal Injury Disputed Claim.

            No later than sixty (60) days after Reorganized Discovery Zone mails such form to a holder of such a Personal Injury Disputed Claim, the holder must return the completed form to Reorganized Discovery Zone and any Insurer on such Personal Injury Disputed Claim which is entitled to participate in the settlement process pursuant to agreement or applicable law. The completed form must be signed, under penalty of perjury, by the holder and the holder's counsel, if any, and the signature of the holder must be notarized.

            Each form must include documentation which sets forth (i) the cause of the injury, (ii) the nature and extent of the injury and (iii) a detailed description of the compensation sought by the holder of the Personal Injury Disputed Claim. This documentation may include: (i) copies of all medical bills;
(ii) copies of all medical reports; (iii) copies of all expert reports; (iv) copies of all tax returns for the time periods for which the holder of the Personal Injury Disputed Claim is seeking compensation for lost wages; (v) copies of all x-rays; (vi) copies of all MRIs; (vii) copies of all wage statements, W-2 forms, W-4 forms, and 1099 forms for the time periods for which the holder of the Personal Injury Disputed Claim is seeking compensation for lost wages; (viii) copies of all pictures of any accident scene; and (ix) in the case of wrongful death Claims, copies of all autopsy reports. If the form is not returned in accordance with the provisions of the Plan within the required sixty-day period, the Personal Injury Disputed Claim shall be deemed disallowed.

            Within ninety (90) days from the date on which Reorganized Discovery Zone and the Insurer, if any, receive the form described above, Reorganized Discovery Zone or, if there is an Insurer, Reorganized Discovery Zone and/or the Insurer shall do one of the following:

            (i)   offer to settle the Personal Injury Disputed Claim;

            (ii)  deny the Personal Injury Disputed Claim; or

            (iii) request additional information from the holder of the Personal Injury Disputed Claim, including, without limitation, submission to an independent medical examination.

            If an offer of settlement is made, the holder must notify Reorganized Discovery Zone of its decision to accept or reject the offer of settlement in a writing received by Reorganized Discovery Zone within thirty
(30) days after the offer of settlement is made. If the holder accepts the offer of settlement, the Personal Injury Disputed Claim shall be deemed to be Allowed on the date on which Reorganized Discovery Zone and/or the Insurer, as the case may be, receives notice of such acceptance. If the offer of settlement is not accepted or rejected within such thirty-day period, the offer of settlement shall be deemed accepted.

            If additional information is requested, the holder must provide such additional information to Reorganized Discovery Zone within sixty (60) days of the request. If Reorganized Discovery Zone does not receive such additional information within such sixty-day period, the Personal Injury Disputed Claim shall be deemed disallowed. If the requested additional information is provided within such sixty-day time period, Reorganized Discovery Zone or, if there is an Insurer, Reorganized Discovery Zone and/or the Insurer must make an offer of settlement or deny the Personal Injury Disputed Claim within ninety (90) days after it receives such additional information. If Reorganized Discovery Zone and/or the Insurer does not make an offer of settlement or deny the Personal Injury Disputed Claim within such ninety-day period, the Personal Injury Disputed Claim will be submitted to mediation pursuant to Section 6.3 of the Plan, described below.

            If a holder of a Personal Injury Disputed Claim rejects an offer of settlement within thirty (30) days after the offer of settlement is made or the Personal Injury Disputed Claim is denied, the Personal Injury Disputed Claim shall be submitted to mediation pursuant to Section 6.3 of the Plan, described below.

            Each Personal Injury Disputed Claim which is referred to mediation shall be submitted to mediation by a mediator approved by Reorganized Discovery Zone and/or the Insurer, on the one hand, and the holder of the Personal Injury Disputed Claim, on the other, or, if these Persons cannot agree, by a mediator assigned by the Bankruptcy Court. Such mediator shall work with all Persons involved, including, without limitation, any Insurer, to negotiate a mutually satisfactory resolution with respect to the Personal Injury Disputed Claim.

            Within thirty (30) days of the date on which a mediator is appointed, the mediator shall schedule a mediation conference in a place agreed to by each of the Persons involved, or, if such Persons cannot agree, at a place selected by the mediator at which all Persons involved shall either (i) appear personally or (ii) be represented by a Person authorized to enter into a binding settlement agreement on behalf of such involved Person. The mediator shall give each such involved Person at least twenty (20) days' prior written notice of the date, the time and the place of the conference.

            If any Person which has received notice of such mediation (or his, her or its designated representative) fails to appear at such mediation conference, any other Person may petition the Bankruptcy Court for an award of costs, including, without limitation, reasonable attorneys' fees, against the non-attending Person. In addition, if the holder or the holder's designated representative, if any, fails to attend, the Personal Injury Disputed Claim shall be deemed disallowed.

            At the conclusion of the mediation conference, each Person (or its designated representative) shall sign before the mediator a statement to the effect that (i) the Personal Injury Disputed Claim has been resolved by mutual agreement (subject to approval of the Bankruptcy Court) and the basis of such resolution, (ii) the Personal Injury Disputed Claim shall be submitted to binding arbitration or (iii) the Personal Injury Disputed Claim shall proceed before the district court for the district in which the Personal Injury Disputed Claim arose.

            If a Personal Injury Disputed Claim is submitted to binding arbitration, the Personal Injury Disputed Claim shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. This binding arbitration shall be conducted in a place agreed to by each of the Persons involved, including, without limitation, any Insurer, or, if such Persons cannot agree, Reorganized Discovery Zone's corporate headquarters. No Person involved in such arbitration shall be permitted to appeal any award except as expressly permitted by Section 10 of the Federal Arbitration Act, as amended, and there shall be no right to a de novo trial subsequent to the arbitration.

            Upon compliance with the procedures set forth in Article VI of the Plan, the holder of a Personal Injury Disputed Claim subject to Article VI of the Plan shall have the right to pursue such Personal Injury Disputed Claim in a federal district court in accordance with 28 U.S.C. ss. 157(b)(5) and the Federal Rules of Civil Procedure. Any case filed prior to the Petition Date shall be transferred from the forum in which it is pending to the federal district court for the district in which the Disputed Claim arose. The Personal Injury Disputed Claim shall be prosecuted in that federal district court.

            11.   Unclaimed Distributions

            Notwithstanding section 1143 of the Bankruptcy Code, any Person who fails to claim any Cash, New Common Stock, Ten Year Reorganized DZ Warrants or Rent Deferral Secured Notes within one (1) year from the Effective Date or from such later date as a Claim becomes an Allowed Claim shall forfeit all rights to any distribution under the Plan. Persons who fail to claim Cash, New Common Stock, Ten Year Reorganized DZ Warrants or Rent Deferral Secured Notes forfeit their rights thereto and shall have no Claim whatsoever against the Debtors or Reorganized Debtors or any holder of an Allowed Claim to whom distributions are made.

            12.   Corporate Governance of Reorganized Discovery Zone

                  a.    Amended Certificate of Incorporation and By-Laws

            Reorganized Discovery Zone will amend and restate its existing Certificate of Incorporation and By-Laws, in substantially the forms attached as Exhibits A and B to the Plan, respectively. The amended and restated Certificate of Incorporation and By-Laws will include, among other things (i) authorization to issue 10,000,000 shares of common stock of Reorganized Discovery Zone, of which 4,000,000 shares of New Common Stock will be issued pursuant to the Plan, approximately 523,000 shares will be reserved for issuance pursuant to the Stock Incentive Plan and approximately 445,000 shares will be reserved for issuance upon exercise of the Ten Year Reorganized DZ Warrants, and 4,000,000 shares of preferred stock of Reorganized Discovery Zone, (ii) provision for restrictions on the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code, and (iii) such other provisions as may be consistent with the terms of the Plan.

                  b.    New Board of Directors

            The Reorganized Discovery Zone Board of Directors shall consist of at least five members (the "New Board"). The Class 6 Creditors have nominated four of the New Directors and the Creditors' Committee has nominated one of the New Directors. The names, affiliations and backgrounds of the New Directors are set forth in Exhibit 2 to this Disclosure Statement. The term in office of the New Directors will commence on the Effective Date. Such directors may remain in office unless and until their successors are duly elected or qualified or they are removed by the stockholders of Reorganized Discovery Zone, in either case in accordance with the Certificate of Incorporation and By-Laws of Reorganized Discovery Zone; provided, however, that the New Director nominated by the Creditors' Committee shall serve for a term of at least three (3) years, beginning on the Effective Date. Such Creditors' Committee New Director shall serve such three (3) year term notwithstanding any assignment by Birch or its affiliates of any ownership interest in Reorganized Discovery Zone.

            13.   Modification of the Plan; Revocation or Withdrawal of the Plan

            Subject to the restrictions and modifications set forth in section 1127 of the Bankruptcy Code, the Plan Proponents reserve the right to alter, amend or modify the Plan before its substantial consummation; provided, however, that any such alteration, amendment or modification shall not alter, amend or modify any provision hereof that directly or indirectly affects the treatment of a holder of an Unsecured Claim without the prior written consent of the Creditors' Committee.

            The Plan Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and any Plan Proponent may separately exercise this right. If a Plan Proponent revokes or withdraws the Plan, or if Confirmation does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or (ii) prejudice in any manner the rights of the Debtors.

            14.   Retention of Jurisdiction

            Notwithstanding the entry of the Confirmation Order or the Effective Date having occurred, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or relating to the Chapter 11 Case, including, but not limited to, the following matters:

            (a) to determine the allowance or classification of Claims or Interests and to determine any objections thereto;

            (b) to construe and take any action to enforce the Plan and to issue such orders as may be necessary for the implementation, execution and consummation of the Plan;

            (c) to determine any and all applications for allowance of compensation or reimbursement of expenses;

            (d) to determine any other requests for payment of Priority Claims;

            (e) to determine any other request for payment of Administrative Expense Claims;

            (f) to resolve any dispute regarding the implementation of the Plan;

            (g) to determine any and all applications pending on the Confirmation Date for the rejection, assumption or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            (h) to determine all applications, motions, adversary proceedings, contested matters and other litigated matters that may be pending in the Court on or initiated after the Effective Date in connection with the Chapter 11 Case;

            (i) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (j) to modify the Plan pursuant to section 1127 of the Bankruptcy Code, or to remedy any apparent non-material defect or omission in the Plan, or to reconcile any non-material inconsistency in the Plan so as to carry out its intent and purposes;

            (k) to enter an order or final decree closing the Chapter 11 Case;

            (l) to determine matters under section 505 of the Bankruptcy Code relating to any tax, fine, penalty or addition to tax for which any Debtor or the Estates may be liable, directly or indirectly, or any refund to which any Debtor may be entitled;

            (m) to consider and act on the compromise and settlement or payment of any Claim against any Debtor or Estate;

            (n) to determine all questions and disputes regarding title to the assets of any Debtor or Estate;

            (o) to construe, enforce and resolve all questions and disputes relating to employment agreements existing or approved by the Bankruptcy Court at or prior to the Confirmation Date;

            (p) to approve the surrender and abandonment of property of any Debtor or Estate pursuant to the Bankruptcy Code;

            (q) to issue injunctions, enter and implement other orders or to take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

            (r) to remedy any breach or default occurring under the Plan; and

            (s) to resolve and finally determine all disputes that may relate to, impact on, or arise in connection with, the Plan.

            15.   Plan Settlement Agreement

            The Plan Proponents and the Creditors' Committee have entered into a settlement agreement with respect to the provisions of the Plan (the "Plan Settlement Agreement"), a true and correct copy of which is attached as Exhibit H to the Plan. To the extent that the terms of the Plan and the Plan Settlement Agreement conflict, the terms of the Plan Settlement Agreement shall control.

            16.   Rules of Construction

            The rules of construction used in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. Any provision of the Plan other than Section 5.5(b)(iv) of the Plan with respect to the estimation or determination by any party, other than the Bankruptcy Court, of either (i) the number or amount of any Claims, whether Allowed, Disputed, or Disputed which will become Allowed (each, a "Claims Estimation"), or (ii) the value of any property, including, but not limited to Cash, Reorganized DZ Units, New Common Stock, Ten Year Reorganized DZ Warrants (each, a "Valuation Estimation"), shall be deemed to require that the Plan Proponents and the Creditors' Committee jointly make the Claims Estimation or the Valuation Estimation, and that such estimation be approved by the Bankruptcy Court. In the event the Plan Proponents and Creditors' Committee do not consensually make any Claim Estimation or Valuation Estimation, the Bankruptcy Court shall make such estimation.

                            VI. LIQUIDATION ANALYSIS

            A plan of reorganization cannot be confirmed unless the Bankruptcy Court finds that the plan is in the "best interests" of holders of claims against, and interests in, the debtors subject to such plan. The "best interests" test is satisfied if a plan provides to each dissenting or non-voting member of each impaired class a recovery not less than the recovery such member would receive if all the debtors' assets were sold and the debtors were liquidated in a hypothetical case under chapter 7 of the Bankruptcy Code by a chapter 7 trustee. The Debtors believe that the holders of impaired Claims and Interests will receive not less than they would receive under a chapter 7 liquidation.

            In applying the "best interests" test of section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court would ascertain the hypothetical recoveries in a chapter 7 proceeding to secured creditors, priority claimants (including administrative expense claims and tax claims), general unsecured creditors and equity interest holders. These hypothetical chapter 7 recoveries would then be compared with the distribution offered to each Class of Claims or Interests under the Plan to determine if the Plan satisfied the "best interests" test set forth in section 1129(a)(7) of the Bankruptcy Code. A Liquidation Analysis is attached as Exhibit 6 to the Disclosure Statement.

                            COMPARISON OF RECOVERIES

===================================================================================================================================
                      Class                     Estimated Total Claims    Maximum Chapter 7                   Plan's
                                                                             Recovery as                    Recovery as
                                                                             a Percentage                  a Percentage(1)
-----------------------------------------------------------------------------------------------------------------------------------
Class 1 Administrative Expense Claims                $40,000,000                 100%                          100%
-----------------------------------------------------------------------------------------------------------------------------------
Class 1A Small Claims                                 $1,100,000                  3%                            70%
-----------------------------------------------------------------------------------------------------------------------------------
Class 2 Tax Claims                                    $5,000,000                 100%              100% over six years from date
                                                                                                    of assessment with interest
                                                                                                   accruing after the Effective
                                                                                                             Date at 10%
-----------------------------------------------------------------------------------------------------------------------------------
Class 3 Priority Claims                                   $0                Not Applicable                Not Applicable
-----------------------------------------------------------------------------------------------------------------------------------
Class 4A McDonald's Secured Claim                     $4,666,000                 100%                   100% over six years
-----------------------------------------------------------------------------------------------------------------------------------
Class 4B McDonald's Secured Rent Deferral              $133,000                  100%              100% at the expiration of the
Claim                                                                                                  applicable lease term
-----------------------------------------------------------------------------------------------------------------------------------
Class 5 Miscellaneous Secured Claims                   $150,000                  100%                100% over time or on the
                                                                                                   Effective Date, depending on
                                                                                                   the treatment elected by the
                                                                                                           Plan Proponents
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
                      Class                     Estimated Total Claims    Maximum Chapter 7                   Plan's
                                                                             Recovery as                    Recovery as
                                                                             a Percentage                  a Percentage(1)
-----------------------------------------------------------------------------------------------------------------------------------
Class 6 Credit Agreement Claims                      $101,900,000                 5%                            43%
-----------------------------------------------------------------------------------------------------------------------------------
Class 7 General Unsecured Claims                     $34,750,000                  3%             If the holder receives a Class 7
                                                                                                  Cash Distribution, 20% on the
                                                                                                  Effective Date, to the extent
                                                                                                    the Claim is so satisfied

                                                                                                     If the holder receives
                                                                                                   Reorganized DZ Units, 15.2%
                                                                                                      on the Effective Date
-----------------------------------------------------------------------------------------------------------------------------------
Class 8 Certain Unsecured Personal Injury             $8,850,000                  3%             If the holder receives a Class 8
Claims                                                                                             Cash Distribution, 20% on the
                                                                                                   Effective Date, to the extent
                                                                                                     the Claim is so satisfied

                                                                                                      If the holder receives
                                                                                                    Reorganized DZ Units, 19.2%
                                                                                                       on the Effective Date
-----------------------------------------------------------------------------------------------------------------------------------
Class 9 LYONS Claims                                 $129,700,000                 0%                1.5% on the Effective Date

                                                                                                 If the subordination provisions
                                                                                                       under the LYONS are
                                                                                                   enforced, holders will not
                                                                                                    receive any distribution
-----------------------------------------------------------------------------------------------------------------------------------
Class 10 Other Unsecured Claims                      $18,400,000                  3%              If the holder receives a Class
                                                                                                   10 Cash Distribution, 20% on
                                                                                                    the Effective Date, to the
                                                                                                 extent the Claim is so satisfied

                                                                                                      If the holder receives
                                                                                                    Reorganized DZ Units, 19.2%
                                                                                                       on the Effective Date
-----------------------------------------------------------------------------------------------------------------------------------
Class 11 Insured Claims                              $155,334,000                100%                          100%
-----------------------------------------------------------------------------------------------------------------------------------
Class 12 Other Subordinated Unsecured                $37,800,000                  0%                            0%
Claims
-----------------------------------------------------------------------------------------------------------------------------------
Class 13 Intercompany Claims                         $289,000,000                 0%                            0%
-----------------------------------------------------------------------------------------------------------------------------------
Class 14 Common Stock and Partnership               Not Applicable                0%                            0%
Interests
===================================================================================================================================

(1) It is assumed, with respect to recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

                   VII. CERTAIN RISK FACTORS TO BE CONSIDERED

            The risk factors discussed below assume confirmation and consummation of the Plan and the transactions contemplated by the Plan, and do not include matters, other than risks pertaining to the ability of the Debtors to fund the Plan and to pay creditors, that could prevent confirmation or consummation. Prior to voting on the Plan, each Creditor of the Debtors should carefully consider the risk factors enumerated or referred to below as well as all of the information contained in this Disclosure Statement, the Plan and the exhibits hereto and thereto.

            The financial projections included as Exhibit 4 to this Disclosure Statement are dependent upon the successful reorganization of the Debtors and continued implementation of their business plan and the reliability of the assumptions contained in the projections. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized Discovery Zone, industry performance, general business and economic conditions and other matters, most of which are beyond the control of Reorganized Discovery Zone and some of which may well not materialize. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Reorganized Discovery Zone. Therefore, the actual results achieved throughout the periods covered by the projections will vary from the projected results.

            Following consummation of the Plan and issuance of the New Common Stock, none of the New Common Stock or the Ten Year Reorganized DZ Warrants will be listed on a securities exchange or quoted through the Nasdaq Stock Market. There can be no assurance that such securities will be so listed or quoted in the future or that any trading market will develop therefor, or, if developed, that it will continue. In addition, there can be no assurance as to the degree of price volatility in any market for such securities that does develop. Accordingly, no assurance can be given that a holder of New Common Stock or Ten Year Reorganized DZ Warrants will be able to sell such securities in the future or as to the price at which any sale may occur. If such markets were to exist, such securities could trade at prices higher or lower than the value ascribed to such securities hereunder, depending upon many factors, including prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, Reorganized Discovery Zone.


                  VIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following discussion summarizes certain federal income tax consequences of the Plan to holders of Claims and Interests (the "Holders") and to the Debtors/Reorganized Discovery Zone, based upon the Internal Revenue Code of 1986, as amended (the "Tax Code"), the Treasury Regulations promulgated thereunder (the "Treasury Regulations"), judicial authority and current administrative rulings and practice now in effect, all of which are subject to change at any time by legislative, judicial or administrative action, and any such change which could be retroactively applied in a manner that could adversely affect the Holders, the Debtors and/or Reorganized Discovery Zone. The federal income tax consequences to any particular Holder may be affected by matters not discussed below. For example, certain types of Holders (including foreign persons, financial institutions, life insurance companies, tax exempt organizations and taxpayers who may be subject to the alternative minimum tax) may be subject to special rules not addressed herein. There also may be state, local or foreign tax considerations applicable to each Holder. The Debtors have not sought, nor do they intend to seek, any tax rulings from the Internal Revenue Service (the "IRS"). Consequently, there can be no assurance that the treatment set forth in the following discussion will be accepted by the IRS. THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE PLAN TO SUCH HOLDER UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

      A.    Income Tax Consequences to Creditors

            The tax consequences that implementation of the Plan will have to a Holder will depend in part on (i) whether the obligation from which the Holder's Claim arose (the "Original Obligation") is satisfied solely with Cash on the Effective Date, or if not, (ii) whether the Original Obligation constitutes a "security", as the term is used for federal income tax purposes, and if so, whether the consideration received in exchange for such Original Obligation will include, at least in part, a "security" as the term is used for federal income tax purposes. Generally, stock in a corporation constitutes a security, and thus the stock portion of the Reorganized DZ Units would be treated as securities for these purposes. Whether the Original Obligation or a debt obligation received in exchange therefor (a "New Obligation") constitutes a security will depend on the facts and circumstances surrounding the origin and nature of the obligations. Generally, corporate debt obligations evidenced by written instruments with maturities, when issued, of five years or less, or arising out of the extension of trade credit, do not constitute "securities," whereas corporate debt obligations evidenced by written instruments with original maturities of ten years or more constitute "securities." It is unclear whether corporate debt obligations with original maturities between five and ten years constitute "securities." The Debtors/Reorganized Discovery Zone express no views with respect to whether the Original Obligations arising from the Holder's Claims or any New Obligations exchanged therefor constitute "securities" for tax purposes. Each Holder is urged to consult such Holder's own tax advisor in this regard.

            Under current law, if the terms of an obligation are significantly modified, the modified obligation may be treated for federal income tax purposes as a new obligation issued in exchange for the original obligation. Thus, modifications to certain Holders' Claims under the Plan, if treated as significant, could cause such Holders to be treated for federal income tax purposes as receiving New Obligations in exchange for such Debtors' Original Obligations. However, the Debtors/Reorganized Discovery Zone express no view with respect to whether any particular Holder or Holders will be so treated. Each Holder is urged to consult such Holder's own tax advisor in this regard. The discussions below with respect to "New Obligations" apply to Holders who are treated as receiving new obligations for tax purposes as a result of modifications to the Original Obligations as well as to Holders who actually receive new obligations (if any) in exchange for the Original Obligations.

            1. Creditors Whose Original Obligations Do Not Constitute "Securities" and Creditors Who on the Effective Date Receive Solely Cash or Cash and Other Consideration That Does Not Include "Securities"

            If the Original Obligation does not constitute a security (as defined for federal income tax purposes) or if it does constitute a security but the Holder does not receive, at least as part of the consideration exchanged therefor, a security, then such exchange will be treated as a fully taxable transaction. Such Holder will recognize gain or loss, as the case may be, equal to the difference between (i) the amount realized by the Holder on the discharge of its Claim (other than any Claim for accrued interest) and (ii) the Holder's tax basis in its Claim (other than any Claim for accrued interest).

            For tax purposes, the amount realized by a Holder will be equal to the amount of any Cash received, the fair market value of any property received (including for instance the fair market value of the Reorganized DZ Units received pursuant to the Plan) and generally, the "issue price" of any New Obligations received. If a Holder receives a New Obligation, and if neither the Old Obligation nor the New Obligation is publicly traded and the yield to maturity of the New Obligation is at least equal to the "applicable federal rate" (see the discussion in section 4 below), then the issue price of any such New Obligation that has at least one payment due more than six months after the Effective Date will generally equal its stated principal amount. The issue price of any such New Obligation with a maturity of six months or less, although it should be viewed to be equal to the stated principal amount for this purpose, could, under the tax law, be interpreted to be equal to all payments (including interest) due under such obligation. Under the foregoing rules, a Holder could have an amount realized with respect to a New Obligation which exceeds the fair market value of such New Obligation. As a general rule, if the New Obligations are publicly traded, then the issue price of the New Obligations will be the trading price of the New Obligations on the issue date of such New Obligations or if the New Obligations are not publicly traded but the Original Obligations are publicly traded then the issue price of the New Obligations will be the trading price of the Original Obligations on the issue date of such New Obligations. The tax basis of any New Obligation received in the exchange will equal the amount realized with respect to such New Obligation. The installment method may apply to a Holder who realizes a gain on the receipt of a New Obligation, unless such Holder elects out of such method.

            Where gain or loss is recognized by a Holder, the character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, whether the obligation from which a claim arose constitutes a capital asset in the hands of the Holder, whether such obligation was acquired with original issue discount or market discount, and whether and to what extent the Holder has previously claimed a bad debt deduction. Any capital gain or loss recognized by a Holder will be long-term capital gain or loss with respect to those claims for which the Holder's holding period is more than one year.

            2. Creditors Whose Original Obligations Constitute "Securities" and Who Receive Securities or Consideration that In Part Includes "Securities"

            Exchanges by Holders of Original Obligations that constitute "securities" for either (A) New Obligations that constitute "securities" or (B) Reorganized DZ Units will qualify as a "recapitalization" under the Tax Code. Accordingly, gain, if any, will be recognized only to the extent of the sum of
(i) the amount of any Cash received in the exchange; (ii) the fair market value of any property received (for example, the warrants received that are part of the Reorganized DZ Units) other than either the New Obligations constituting "securities" or the stock portion of the Reorganized DZ Units; and (iii) the fair market value of the excess, if any, of the principal amount of the New Obligations constituting "securities" received over the principal amount of "securities" surrendered. It is possible that the IRS could take the position that the excess principal amount for these purposes is determined by reference to the New Obligations' issue price and by reference to the Original Obligations' "adjusted issue price" (defined in 4. below). In no case will a loss be recognized upon such an exchange. A Holder's tax basis in the stock portion of the Reorganized DZ Units and any New Obligation constituting a "security" received in such an exchange will be the same as that of the Claim exchanged therefor, decreased by the amounts, if any, described above in clauses
(i), (ii) or (iii) and increased by the amount of gain, if any, recognized in the exchange.

            The IRS recently issued proposed regulations that provide that a right to acquire stock of the issuing corporation is treated as a security with no principal amount. Therefore, if these regulations are adopted in final form and are effective prior to the consummation of the Plan, the receipt of the warrants that are part of the Reorganized DZ Units will be treated as a nontaxable receipt of securities and no gain would be recognized. (These regulations are proposed to be effective 60 days after the decision to finalize these rules is filed with the Federal Register).

            3.    Distributions in Discharge of Accrued Interest

            Notwithstanding the discussion in the foregoing sections 1 and 2, to the extent any amount received by a Holder is received in discharge of interest accrued on its Claim during its holding period, such amount will be taxable to the Holder as interest income (if not previously included in the Holder's gross income). However, it is not clear whether interest received by a Holder that is in excess of the interest to which such Holder is legally entitled under state law would be taxable as interest income or, alternatively, either as part of such Holder's amount realized or as ordinary income other than interest.

            4.    New Obligations

            In general, stated interest on a New Obligation (unless such stated interest is not "qualified stated interest," as defined below) will be taxable to a Holder as ordinary interest income at the time it is accrued or received, in accordance with the Holder's method of tax accounting. Special timing rules may apply if the New Obligation provides for interest that is contingent upon future events.

            Holders should be aware that certain New Obligations may be issued with original issue discount, which generally would be included in a Holder's income over the term of a New Obligation on the basis of a constant yield to maturity. Original issue discount is defined as the excess of the stated redemption price at maturity of a debt instrument (generally, its stated principal amount plus interest payments that are not "qualified stated interest") over its issue price, subject to a de minimis exception. A Holder would include original issue discount in income before the receipt of Cash attributable to such income. A Holder's basis in a New Obligation (its "adjusted issue price") would equal such obligation's issue price (defined below) increased by the amount of any original issue discount included in such Holder's income and reduced by payments of stated interest (other than "qualified stated interest") and principal.

            Under current law, stated interest on a New Obligation would be included in the stated redemption price at maturity, and thus would be reportable as original issue discount, unless such interest were "qualified stated interest." In general, qualified stated interest means stated interest unconditionally payable in Cash at least annually at a single fixed rate or, as noted below, at certain variable rates. Whether the stated interest on a particular New Obligation constitutes qualified stated interest will depend upon the specific terms of such obligation.

            In general, if an instrument bears stated interest at certain variable rates, including floating rates where variations can reasonably be expected to measure contemporaneous variations in the costs of newly borrowed funds, and certain other conditions are met, then (i) if stated interest is unconditionally payable at least annually, the stated interest is qualified stated interest; (ii) original issue discount accrues at a rate determined by substituting an equivalent fixed rate for the variable rate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

            The issue price of a New Obligation that is not publicly traded, that has at least one payment due more than six months after the Effective Date and that is received in exchange for an Original Obligation that was not publicly traded, generally will equal its stated principal amount if such amount does not exceed the present value of the payments that will be made pursuant to the terms of such New Obligation, discounted at the appropriate IRS-published "applicable federal rate" in effect on the date on which there is a binding contract in writing for the acquisition of the New Obligation (which is the lowest of the appropriate monthly applicable federal rates for the month in which such date occurs and the two preceding months). If the stated principal amount of such New Obligation exceeds the present value of the payments thereunder, discounted as described above, then the issue price of such New Obligation will equal such present value (the "imputed principal amount") rather than the stated principal amount. A New Obligation whose issue price is equal to the imputed principal amount will have original issue discount equal to the excess of the stated redemption price at maturity over such imputed principal amount.

            Certain New Obligations may be prepaid for fixed amounts at the option of the Reorganized Discovery Zone. This ability to prepay would be treated as an "option" under Treasury Regulations. The Reorganized Discovery Zone would be presumed to exercise this option with respect to a New Obligation if, by using the date of exercise (the "Presumed Prepayment Date") as the maturity date of such New Obligation, the imputed principal amount of such obligation were less than the imputed principal amount computed using the stated maturity date. If such an option were presumed exercised, the Holder generally would compute and report original issue discount as if the New Obligation matured on the Presumed Prepayment Date, for an amount equal to the presumed prepayment. If the New Obligation were not in fact prepaid on the Presumed Prepayment Date, the Holder would be treated, solely for purposes of the original issue discount rules, as if the New Obligation were reissued on such date at an issue price equal to its adjusted issue price on such date.

            Holders should be aware that positions other than those described above with respect to original issue discount on the New Obligations may be supportable under current law. EACH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE TREATMENT OF THE NEW OBLIGATIONS UNDER THE ORIGINAL ISSUE DISCOUNT RULES.

            Each Holder receiving a New Obligation should be aware that the tax treatment of the New Obligations also may be affected by the provisions of the Tax Code concerning market discount, acquisition premium and amortizable bond premium and should consult such Holder's own tax advisor about these provisions.

            Upon the sale, exchange or redemption of a New Obligation, a Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the Holder's adjusted tax basis in the New Obligation. Any gain not treated as ordinary income in accordance with the market discount rules will be classified as capital gain or loss if the New Obligation constitutes a capital asset in the hands of the Holder.

      B.    Federal Income Tax Consequences to Stockholders

            Holders of common stock of the Debtors generally will recognize a loss equal to their tax basis in such stock. Such loss would be a long-term capital loss if such Holder held such stock as a capital asset for more than one year and a short-term capital loss if such Holder held such stock as a capital asset for one year or less.

      C.    Federal Income Tax Consequences to The Debtors/Reorganized Discovery
            Zone

            1.    Discharge of Indebtedness

            In general, the Tax Code, with certain exceptions, provides that taxpayers such as the Debtors that realize a "discharge of indebtedness" must include the amount of discharged indebtedness in gross income to the extent that the indebtedness discharged exceeds any consideration given for such discharge. The Debtors expect to realize a material amount of discharge of indebtedness income as a result of the Plan.

            The Tax Code further provides, however, that where, as here, the taxpayer is in a Chapter 11 case and the discharge of indebtedness is pursuant to a plan approved by the bankruptcy court, such discharge of indebtedness will not be included in gross income, but the taxpayer must generally reduce tax attributes, in a specified order. Tax attributes must be reduced in the order specified as follows: (i) net operating losses ("NOLs"), (ii) business credits,
(iii) minimum tax credits, (iv) capital loss carryovers, (v) tax basis in assets, (vi) passive activity losses and credits, and (vii) foreign tax credit carryovers. In lieu of this order, however, the Debtors may elect to apply any portion of the reduction to reduce the basis of its assets first. This election would be beneficial for instance, if the Debtors could use NOLs faster than it could claim its depreciation deductions. Thus, the Debtors will determine whether or not this election should be made.

            2.    Net Operating Loss Carryforwards and Other Tax Attributes

            The total consolidated NOL carryforward available to the Debtors as of December 31, 1996, is presently estimated to be approximately $344 million, of which approximately $25.4 million will expire in 2008, approximately $55.2 million will expire in 2009, approximately $120.9 million will expire in 2010, and the remainder will expire in 2011. The Debtors anticipate that they will recognize additional losses for the period January 1, 1997 through the effective date of the Plan. The foregoing NOL amounts are only estimates and may be subject to adjustment as a result of future IRS audits of the Debtors' tax returns, which may not take place for several years. Such losses are also subject to reduction as discussed in 1. above. In addition, a corporation may be subject to the "alternative minimum tax" even if its regular taxable income is entirely offset by NOL carryforwards.

            Section 382 (in conjunction with Section 383) of the Tax Code imposes limitations upon the utilization of a corporation's NOL and credit carryforwards and certain other tax attributes following significant changes in the corporation's stock ownership (an "ownership change"). Since the Debtors'/Reorganized Discovery Zone will experience an ownership change, its unused NOL carryforwards will be subject to limitation under Section 382.

            Section 382 also imposes limitations upon the utilization of a corporation's net unrealized built-in loss following an ownership change. A corporation's net unrealized built-in loss is the amount by which the aggregate adjusted basis of its assets exceeds the fair market value of such assets immediately before the ownership change. Generally, if a corporation has a net unrealized built-in loss, then, subject to a de minimis exception, any such loss recognized within the five-year period beginning on the change date and ending at the close of the fifth post-change year (the so-called "recognition period") is treated as a prechange loss and is subject to the Section 382 limitation. If a deduction for any portion of a recognized built-in loss is disallowed, such portion is carried forward and is subject to rules similar to the rules for the carryforward of NOLs. For these purposes, any depreciation, amortization or depletion that is deductible during the recognition period and attributable to the built-in loss existing on the change date is treated as a recognized built-in loss subject to these rules. The Debtors/Reorganized Discovery Zone anticipates that it will have a net unrealized built-in loss that will be subject to these rules. Accordingly, the utilization of any portion of the Debtors'/Reorganized Discovery Zone's built-in loss (including depreciation deductions attributable thereto) that is recognized during the recognition period will be subject to limitation under Section 382.

            Subject to certain exceptions applicable to chapter 11 proceedings, as discussed below, Section 382 provides, in general, that following an ownership change, the amount of a corporation's income that can be offset each taxable year by its NOLs and by its recognized built-in losses (including depreciation) cannot exceed an amount equal to the value of such corporation's stock immediately before the ownership change (excluding certain capital contributions) multiplied by the Section 382 federal rate, published monthly by the IRS. (For the month of March 1997 this rate is 5.50%.) If the exchange of stock occurs pursuant to a title 11 or similar case and Section 382(l)(5), discussed below, does not apply, then for purposes of calculating the limitation the value of the corporation is calculated taking into account the debt forgiven pursuant to the Plan. Moveover, if immediately after an ownership change, one third or more of the assets of a corporation and its subsidiaries consist of "assets held for investment," then, in computing the Section 382 limitation, the value of such corporation's stock is reduced by an amount that, generally, approximates the value of the corporation's equity in such investment assets.

            Section 382(l)(5) of the Tax Code and the regulations thereunder provide that the foregoing limitations on the utilization of NOLs after an ownership change do not apply if (i) immediately before the ownership change, the loss corporation is under the jurisdiction of a court in a title 11 or similar case, (ii) the transaction resulting in such ownership change is ordered by the court or is pursuant to a plan approved by the court, and (iii) the prechange shareholders and "qualified creditors" of the loss corporation determined immediately before the ownership change own in the aggregate 50% or more of the value and voting power of the reorganized corporation after the ownership change. Qualified creditors are creditors who held their indebtedness for at least 18 months before the date of the filing of the title 11 case or who hold debt that arose in the ordinary course of the trade or business if such latter creditors have, at all times, been the beneficial holders thereof. A taxpayer may elect not to have Section 382(1)(5) apply.

            If Section 382(l)(5) applies, then the NOLs must be computed as if no deduction had been allowed for interest paid by the corporation on any obligations that were exchanged for stock pursuant to the Plan during any taxable year ending during the three-year period preceding the taxable year in which the ownership change occurs. However, if an ownership change to which
Section 382(l)(5) applied were to occur pursuant to the Plan, the NOLs and other tax attributes of the Debtors/Reorganized Discovery Zone would be eliminated in their entirety if there were a second ownership change during the two-year period following the date of the ownership change pursuant to the Plan.

            The Debtors are aware that there have been recent significant changes in the ownership of the Claims and thus the Debtors will determine whether the requirements of Section 382(1)(5) have been satisfied and, if so, whether to elect to have Section 382(1)(5) not apply.

CAVEAT. AS IS APPARENT FROM THE FOREGOING DISCUSSION, THE TAX CONSEQUENCES OF THE PLAN FOR THE DEBTORS/REORGANIZED DISCOVERY ZONE AND THEIR CREDITORS INVOLVE A NUMBER OF ISSUES AS TO WHICH THE LAW IS HIGHLY UNCERTAIN. THE FOREGOING DISCUSSION, MOREOVER, IS MERELY A BRIEF OVERVIEW OF SOME OF THE MORE IMPORTANT TAX CONSEQUENCES. WITH THESE CONSIDERATIONS IN MIND, EACH HOLDER IS AGAIN URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE PLAN TO SUCH HOLDER UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

            IX. ACCEPTANCE AND CONFIRMATION OF THE PLAN

      A.    Confirmation Hearing

            The Bankruptcy Court has scheduled a hearing on Confirmation of the Plan to commence on April 28, 1997 at 9:30 a.m. That hearing will be held at the Bankruptcy Court for the District of Delaware, 824 Market Street, 6th floor, Wilmington, Delaware 19801, before the Honorable Helen S. Balick, Chief United States Bankruptcy Judge. At that hearing, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of the Bankruptcy Code, including whether it is feasible, and whether it is in the best interests of the Creditors and Interest holders of the Debtors. At that time, the Debtors will submit a report to the Bankruptcy Court concerning the votes for acceptance or rejection of the Plan by the parties entitled to vote thereon.

            The hearing on confirmation may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement made at the hearing or any adjournment thereof.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan. Any objections to confirmation of the Plan must be made in writing and filed with the Bankruptcy Court and served so as to be received by the following persons no later than April 21, 1997 at 4:00 p.m., Prevailing Eastern Time:

                               SHEARMAN & STERLING
                              599 Lexington Avenue
                            New York, New York 10022
                         Attn: Douglas P. Bartner, Esq.

                        YOUNG, CONAWAY, STARGATT & TAYLOR
                               Rodney Square North
                         Wilmington, Delaware 19899-0391
                          Attn: Laura Davis Jones, Esq.

                              DISCOVERY ZONE, INC.
                           110 East Broward Boulevard
                          Ft. Lauderdale, Florida 33301
                               Attn: Robert Rooney

                           WEIL, GOTSHAL & MANGES, LLP
                                767 Fifth Avenue
                            New York, New York 10153
                        Attn: Martin J. Bienenstock, Esq.

                           BAYARD, HANDLEMAN & MURDOCH
                          1300 Delaware Trust Building
                             902 North Market Street
                           Wilmington, Delaware 19801
                            Attn: Neil Glassman, Esq.

                         WACHTELL, LIPTON, ROSEN & KATZ
                               51 West 52nd Street
                            New York, New York 10019
                          Attn: Chaim J. Fortgang, Esq.

                            DUANE, MORRIS & HECKSHER
                         1201 Market Street, Suite 1500
                                  P.O. Box 195
                           Wilmington, Delaware 19899
                            Attn: Teresa K.D. Currier

                       OFFICE OF THE UNITED STATES TRUSTEE
                                601 Walnut Street
                          Curtis Center, Suite 950 West
                        Philadelphia, Pennsylvania 19106
                         Attn: John D. McLaughlin, Esq.

       Objections to confirmation of the Plan are governed by Rule 9014 of the Federal Rules of Bankruptcy Procedure. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

      B.    Requirements for Confirmation

            At the hearing on confirmation, the Bankruptcy Court will determine whether the provisions of section 1129 of the Bankruptcy Code have been satisfied. If all of the provisions of section 1129 are met, the Bankruptcy Court may enter an order confirming the Plan. The Debtors believe that all the requirements of section 1129 will be satisfied.

            Section 1129, as applicable here, provides as follows:

                  1. The plan must comply with the applicable provisions of the Bankruptcy Code (section 1129(a)(1)).

                  2. The proponent of the plan must comply with the applicable provisions of the Bankruptcy Code (section 1129(a)(2)).

                  3. The plan must have been proposed in good faith and not by any means forbidden by law (section 1129 (a)(3)).

                  4. Any payment made or to be made by the debtor or its successor for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, must be disclosed to the court and approved or subject to the approval of the court as reasonable (section 1129(a)(4)).

                  5. The proponent of the plan must disclose the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer or voting trustee of the debtor, of an affiliate of the debtor participating in the plan with the debtor, or of a successor to the debtor under the plan. The appointment to, or continuance in, such office of such individual must be consistent with the interests of the debtor's creditors, equity holders, and with public policy. The debtor must also disclose the identity of any insider that will be employed or retained by the debtor or its successor under the plan and the nature of any compensation for such insider (section 1129(a)(5)).

                  6. The plan must meet the "best interests of creditors" test. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Plan Meets Requirements for Confirmation--Best Interest of Creditors--Liquidation Alternative."

                  7. Each class of claims or interests must either accept the plan or not be impaired under the plan (section 1129(a)(8)). Alternatively, as discussed hereafter, the requirements of section 1129(a)(8) need not be met, and the plan may be confirmed over the dissent of a class of claims or interests, if the "cramdown" requirements of section 1129(b) of the Bankruptcy Code are fulfilled.

                  8. Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan must provide that holders of administrative expense claims will be paid in full in Cash on the effective date of the plan, that the holders of other priority claims (other than tax claims) be paid in Cash in full on the effective date of the plan or, if the class to which such claim belongs consents, receive deferred Cash payments of a present value equal to the allowed amount of such claim, and that holders of priority tax claims will receive on account of such claims deferred Cash payments, over a period not exceeding six years after the date of assessment of such tax, of a value, as of the effective date of the plan, equal to the allowed amount of such claim (section 1129(a)(9)).

                  9. If a class of claims is impaired under the plan, at least one impaired class of claims must accept the plan, determined without including the acceptance of the plan by any insider holding a claim in such class (section 1129(a)(10)).

                  10. The plan must be "feasible." In other words, it cannot be likely that confirmation of a plan will be followed by the liquidation, or the need for further financial reorganization, of the debtor or of any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan (section 1129(a)(11)).

                  11. All fees required to be paid under the Bankruptcy Code have been paid or the plan provides for such payment on its effective date (section 1129(a)(12)).

                  12. The plan provides for the continuation after the effective date of all retiree benefits for the period the debtor has obligated itself to provide such benefits (section 1129(a)(13)).

            The Debtors believe that the Plan satisfies all the statutory requirements of chapter 11 of the Bankruptcy Code, that they have complied or will have complied with all of the requirements of chapter 11, and that the Plan has been proposed and is made in good faith.

      C.    Cramdown

            A court may confirm a plan, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims and the plan meets the "cramdown" requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) requires that the court find that a plan is "fair and equitable" and "does not discriminate unfairly" with respect to each nonaccepting impaired class of claims or interests.

            A court may find that the plan is "fair and equitable" with respect to a class of secured claims only if the plan provides (a) that the secured creditors within such class retain under the plan the liens securing their claims and that each holder of a claim of such class receive deferred cash payments totaling at least the allowed amount of its secured claim of a value, as of the effective date of the plan, of at least the value of secured creditor's interest in the estate's interest in the secured property, (b) for the sale of the property securing the claim pursuant to section 363(k) of the Bankruptcy Code, with the secured creditor's lien attached to the proceeds of such sale and with such lien treated as in clause (a) above, or (c) for the realization by the secured creditor of the indubitable equivalent of its claim.

            A court may find that a plan is "fair and equitable" with respect to a class of nonaccepting impaired unsecured claims only if (a) each impaired unsecured creditor in such class receives or retains under the plan property of a value as of the effective date of such plan equal to the allowed amount of its claim, or (b) the holder of any claim or interest that is junior to the claims of such dissenting class does not receive or retain any property under the plan on account of their claims.

            In the event that any impaired Class of Claims shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Plan Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or modify the Plan in accordance with Section 11.4 of the Plan. The Plan Proponents will request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code because the holders of Allowed Class 12 and 13 Claims and Allowed Class 14 Interests will receive no distribution under the Plan in respect of such Allowed Claims and Interests and the holders of such Allowed Claims and Interests are deemed to reject the Plan.

            The "fair and equitable" test will be satisfied based on the fact that, under the Plan, holders of Allowed Claims in Classes 1A, 2, 3, 4A, 4B, 5, 6, 7, 8, 9 and 10, should they vote to reject the Plan and the Plan is confirmed over such vote, shall receive the distributions discussed under "DESCRIPTION OF PLAN OF REORGANIZATION--Classification and Treatment of Claims and Interests" while holders of Allowed Claims in Classes 12 and 13 and holders of Allowed Interests in Class 14 do not receive any property under the Plan on account of their Claims and Interests.

      D.    Plan Meets Requirements for Confirmation

            1.    Best Interests of Creditors--Liquidation Alternative

            Notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan the Bankruptcy Court must determine that the Plan meets the requirements of Section 1129(a)(7); that is, that the Plan is in the best interests of each holder of a Claim or Interest in an impaired class that has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each holder of a Claim or Interest in such impaired class a recovery on account of the holder's Claim or Interest that has a value at least equal to the value of the distribution that each such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

            In the opinion of the Debtors, confirmation of the Plan is in the best interests of the holders of Claims and Interests because it provides to holders of impaired Claims distributions having a present value as of the Effective Date of not less than the value such holders would likely receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. See "LIQUIDATION ANALYSIS" above.

            To estimate what members of each impaired Class of Claims or Interests would receive if the Debtors were liquidated pursuant to chapter 7 of the Bankruptcy Code, the Debtors must first determine the aggregate dollar amount that would be available if the Chapter 11 Case were converted to a chapter 7 case and the Debtors' assets were liquidated by a chapter 7 trustee (the "Liquidation Value"). The Liquidation Value of the Debtors would consist of the net proceeds from the disposition of assets of the Debtors, augmented by any Cash held by the Debtors.

            The Liquidation Value available to creditors in Classes 1A, 2, 6, 7, 8, 9, 10, 11, 12, 13 and 14 would be reduced by, among other things, (i) the Secured Claims of Classes 4A, 4B and 5 to the extent of the value of the collateral securing such Claims, (ii) the costs, fees, and expenses of the liquidation, as well as other administrative expenses of the Debtors' chapter 7 cases, (iii) the Class 1 Administrative Expense Claims, and (iv) the Class 3 Priority Claims. The Debtors' cost of liquidation in a chapter 7 case would also include the compensation of a chapter 7 trustee, as well as counsel and of other professionals retained by such trustee, asset disposition expenses, applicable taxes, potential litigation costs, and Claims arising from the operation of the Debtors during the pendency of the chapter 7 case. The liquidation would likely accelerate the payment of other priority Claims, such as certain deferred income tax obligations that would otherwise be payable in the ordinary course of the Debtors' business. These priority Claims would be paid in full out of the net liquidation proceeds, before any balance would be made available to pay Claims and Interests in respect of Classes 1A, 2, 6, 7, 8, 9, 10, 11, 12, 13 and 14.

            In summary, the Debtors believe that chapter 7 liquidation would result in a diminution in the value to be realized by holders of Claims and Interests due to, among other factors, (i) the failure to realize the maximum going concern value of the Debtors' assets, (ii) the incurrence of additional tax liabilities in the event of a liquidation, (iii) additional costs and expenses involved in the appointment of a chapter 7 trustee, attorneys, accountants, and other professionals to assist such trustee in the chapter 7 case, (iv) additional expenses and Claims, some of which would be entitled to priority in payment, which would arise by reason of the liquidation, including Claims resulting from the rejection of unexpired real estate leases and other leases and executory contracts in connection with a cessation of the Debtors' real estate operations and (v) the substantial time that would elapse before creditors would receive any distribution in respect of their Claims. Consequently, the Debtors believe that the Plan, which provides for the continuation of the Debtors' business, will provide a greater ultimate return to holders of Claims and Interests than would a chapter 7 liquidation.

            At the Confirmation hearing, the Bankruptcy Court will determine whether the holders of impaired Claims and Interests receive a distribution under the Plan that is at least as great as the distribution that such holders would receive upon a liquidation of the Debtors pursuant to chapter 7 of the Bankruptcy Code.

            2.    Feasibility of the Plan

            The Plan Proponents believe that confirmation of the Plan is not likely to be followed by a liquidation of the Reorganized Debtors or a need for a further financial reorganization of the Reorganized Debtors. The projections of the Debtors' post-confirmation business, attached hereto in Exhibit 4, show a sufficient financing facility, earnings and Cash flow from operations to support and meet the ongoing financial needs of Reorganized Discovery Zone. The projections and pro forma financial statements indicate that the Plan as proposed by the Debtors and Birch is feasible and that Reorganized Discovery Zone will be financially viable after Confirmation of the Plan.

      E.    Alternatives to Confirmation of the Plan

            If the Plan is not confirmed, the Debtors or, subject to further determination by the Bankruptcy Court as to extensions of the Exclusive Period and the Solicitation Period, any other party in interest in the Chapter 11 Case, could attempt to formulate and propose a different plan or plans of reorganization. Such plans might involve a reorganization and continuation of the Debtors' business, a sale of the Debtors' business as a going concern, an orderly liquidation of the Debtors' assets, or any combination thereof. If no plan of reorganization is determined by the Bankruptcy Court to be confirmable, the Chapter 11 Case may be converted to liquidation proceedings under chapter 7 of the Bankruptcy Code.

            In a liquidation, a trustee would be appointed or elected with the single purpose of liquidating the assets of the Debtors. Typically, in a liquidation, assets are sold for less than their going concern value and, accordingly, the return to creditors and interest holders is less than the return in a reorganization, which derives value to be distributed in a plan from the business as a going concern. Proceeds from liquidation would be distributed to the creditors and interest holders of the Debtors in accordance with the priorities set forth in the Bankruptcy Code.

            In a liquidation, the proceeds received from the sale of the Debtors' assets would be used to first satisfy Claims in Classes 4A, 4B and 5 to the extent of the collateral securing such Claims, and then the Administrative Claims, Priority Claims, Tax Claims. Thereafter, such proceeds would be used to satisfy Claims in Classes 4A, 4B and 5 (to the extent of any deficiency in the value of the collateral securing such Claims) and Classes 1A, 6, 7, 8, 9, 10, 11, 12 and 13. Any remaining value would go to holders of Class 14 Interests. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Best Interests of Creditors--Liquidation Alternative."

            The Debtors believe that there is no currently available alternative that would offer holders of Claims against and Interests in the Debtors greater value than the Plan and urge all parties entitled to vote on the Plan to vote to accept the Plan.

            If you are an impaired creditor you are entitled to vote on the Plan; your vote is most important. See "VOTING PROCEDURES AND REQUIREMENTS" for descriptions of ballots and related procedures and deadlines, the parties entitled to vote on the Plan and the vote required for acceptance of the Plan.

                             DEBTORS' RECOMMENDATION

            THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THAT THE PLAN SHOULD BE CONFIRMED. THE DEBTORS STRONGLY RECOMMEND THAT ALL CREDITORS WHO ARE ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

            THE PLAN INCORPORATES A PROPOSED SETTLEMENT DEVELOPED BY THE STATUTORY COMMITTEE OF UNSECURED CREDITORS, WHICH PROVIDES A PROTOCOL FOR DISTRIBUTION OF (i) COMMON STOCK OF REORGANIZED DISCOVERY ZONE AND (ii) WARRANTS TO PURCHASE COMMON STOCK OF REORGANIZED DISCOVERY ZONE TO UNSECURED CREDITORS IN CLASSES 7 AND 9 (THE "DISTRIBUTION PROTOCOL").

            THE PLAN PROPONENTS WERE NOT INVOLVED IN THE CREATION AND NEGOTIATION OF THE DISTRIBUTION PROTOCOL AND THEREFORE EXPRESS NO OPINION AS TO ITS MERITS. THE PLAN PROVIDES THAT THE DISTRIBUTION PROTOCOL WILL NOT BE IMPLEMENTED IF CERTAIN EVENTS, DESCRIBED HEREIN, OCCUR. THE PLAN PROPONENTS BELIEVE THAT THE PLAN MAY BE CONFIRMED REGARDLESS OF WHETHER THE DISTRIBUTION PROTOCOL IS IMPLEMENTED.

                      CREDITORS' COMMITTEE'S RECOMMENDATION

            BEFORE AND DURING ITS CHAPTER 11 CASE, DISCOVERY ZONE HAS INCURRED MILLIONS OF DOLLARS OF LOSSES. SEVERAL BUSINESS PLANS HAVE BEEN IMPLEMENTED BY PREVIOUS MANAGEMENT. BUT NONE HAS BEEN SUCCESSFUL.

            DURING THE CHAPTER 11 CASE, THE COMMITTEE RETAINED FINANCIAL EXPERTS IN THE ENTERTAINMENT INDUSTRY TO TRY TO FIND THE RIGHT INVESTORS WITH THE RIGHT BUSINESS PLAN TO MAKE DISCOVERY ZONE SUCCESSFUL. THUS FAR NO FIRM OFFER HAS BEEN MADE. IN THIS CONTEXT, THE CURRENT PLAN OFFERS CREDITORS A SUPERIOR RESULT THAN THE ONLY CURRENT ALTERNATIVE, WHICH IS LIQUIDATION. IF THE CURRENT PLAN BECOMES EFFECTIVE, UNSUBORDINATED CREDITORS MAY RECEIVE UP TO 20 CENTS CASH ON THE DOLLAR OR STOCK AND WARRANTS WHOSE VALUES ARE VERY DIFFICULT TO DETERMINE, BUT WHICH MAY ULTIMATELY TRADE FOR MATERIAL VALUE IF DISCOVERY ZONE'S NEW BUSINESS PLAN PROVES SUCCESSFUL. FOR THESE REASONS, THE COMMITTEE SUPPORTS THE PLAN.

            BASED ON THE FOREGOING AND TO AVOID COSTLY LITIGATION, THE COMMITTEE ENTERED INTO THE CHAPTER 11 PLAN AGREEMENT AMONG DEBTORS, BIRCH HOLDINGS LLC, AND STATUTORY CREDITORS' COMMITTEE (THE "PLAN SETTLEMENT AGREEMENT"), A TRUE AND COMPLETE COPY OF WHICH IS ANNEXED TO THE PLAN AS EXHIBIT H.

            PURSUANT TO THE PLAN SETTLEMENT AGREEMENT, AND SUBJECT TO THE COMMITTEE'S FIDUCIARY DUTIES, THE COMMITTEE WILL NOT OBJECT TO CONFIRMATION OF THE PLAN. THE COMMITTEE HAS, HOWEVER, RESERVED THE RIGHT TO RECOMMEND TO CREDITORS THAT THEY SUPPORT AN ALTERNATIVE CHAPTER 11 PLAN IF ONE MATERIALIZES AND AFFORDS CREDITORS SUPERIOR TREATMENT.

            THIS DISCLOSURE STATEMENT CONTAINS ENTERPRISE AND LIQUIDATION VALUATIONS WHICH WERE PREPARED BY THE DEBTORS. ALTHOUGH THE COMMITTEE'S JOINT FINANCIAL ADVISORS, ROTHSCHILD, INC. AND SBC WARBURG, INC., AND THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS, ERNST & YOUNG LLP, WERE PROVIDED WITH A COPY OF A BUSINESS PLAN PREPARED BY THE PLAN PROPONENTS, NEITHER THE COMMITTEE'S FINANCIAL ADVISORS NOR THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS TOOK PART IN THE PREPARATION OF EITHER THE BUSINESS PLAN OR THE VALUATIONS CONTAINED IN THIS DISCLOSURE STATEMENT BASED ON THAT BUSINESS PLAN. MOREOVER, THE COMMITTEE AND ITS PROFESSIONALS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY OF THE FINANCIAL PROJECTIONS AND BUSINESS FORECASTS CONTAINED IN THIS DISCLOSURE STATEMENT, OR THE ACCURACY OF ANY OF THE HISTORICAL DISCUSSION/NARRATIVE CONTAINED HEREIN.

            FINALLY, THE COMMITTEE FIRMLY SUPPORTS IMPLEMENTATION OF THE DISTRIBUTION PROTOCOL PROVIDED FOR IN ARTICLE 5 OF THE PLAN AMONG CLASSES 6, 7 AND 9. THE COMMITTEE BELIEVES THAT ABSENT CREDITOR APPROVAL OF THE DISTRIBUTION PROTOCOL, THERE IS A SIGNIFICANT LIKELIHOOD THAT PROTRACTED LITIGATION AMONG THE HOLDERS OF THE ALLOWED CLASSES 6, 7 AND 9 CLAIMS COULD ENSUE WHICH COULD SIGNIFICANTLY DELAY -- AND POTENTIALLY DIMINISH MATERIALLY -- THE DISTRIBUTIONS CONTEMPLATED UNDER THE PLAN.

                                   Respectfully submitted,

                                    DISCOVERY ZONE, INC.

                                    Debtor and
                                    Debtor in possession


                                    By  /s/ Scott Bernstein
                                        -----------------------
                                        Scott Bernstein
                                        Chief Executive Officer and President


                                    BEAVERTON FUN FITNESS, INC.
                                    DJM MANAGEMENT, INC.
                                    DZ OF CONNECTICUT, INC.
                                    DZ OF GEORGIA, INC.
                                    DZ OF MASSACHUSETTS, INC.
                                    DZ OF MISSOURI, INC.
                                    DZ OF NEW YORK, INC.
                                    DZ PARTY, INC.
                                    DZ OF PENNSYLVANIA, INC.
                                    DZ OF WISCONSIN, INC.
                                    PORTLAND FUN FITNESS, INC.
                                    VANCOUVER FUN FITNESS, INC.
                                    DISCOVERY ZONE (PUERTO RICO), INC.
                                    LEAPS & BOUNDS, INC.
                                    SEMBORG CORP.
                                    DZGP, INC.
                                    DISCOVERY ZONE CHILDREN'S
                                        AMUSEMENT CORPORATION

                                    Debtors and
                                    Debtors in possession


                                    By  /s/ Scott Bernstein
                                        -----------------------
                                        Scott Bernstein
                                        President

                                    DISCOVERY ZONE L.P.

                                    Debtor and
                                    Debtor in possession

                                    By: DZGP, Inc., its general partner


                                    By  /s/ Scott Bernstein
                                        -----------------------
                                        Scott Bernstein
                                        President


                                    TUMBLE FOR FUN LIMITED
                                        PARTNERSHIP

                                    Debtor and
                                    Debtor in possession

                                    By  Discovery Zone Children's
                                        Amusement Corporation, its
                                        general partner


                                    By  /s/ Scott Bernstein
                                        -----------------------
                                        Scott Bernstein
                                        President

                                    Exhibit 1

                   First Amended Joint Plan of Reorganization

                                    Exhibit 2

                  Reorganized Discovery Zone Board of Directors

                                    EXHIBIT 3
                   REORGANIZED DISCOVERY ZONE MANAGEMENT TEAM

                                (To be provided)

                                    EXHIBIT 4
                              FINANCIAL PROJECTIONS

                                    EXHIBIT 5
                DESCRIPTION OF OPERATION OF DISTRIBUTION PROTOCOL

                                    EXHIBIT 6
                              LIQUIDATION ANALYSIS